Filed pursuant to Rule 424(b)(5)
SEC File No. 333-146701-05

Prospectus Supplement

(To Prospectus dated November 7, 2007)

$600,000,000 Automobile Receivables Backed Notes

AmeriCredit Automobile Receivables Trust 2010-1

Issuing Entity

AFS SenSub Corp.

Depositor

Sponsor and Servicer

You should
carefully review the

risk factors
beginning on
page S-14 of this
prospectus
supplement and
page 11 of the
accompanying
prospectus.

The notes represent
obligations of the
issuing entity only
and do not represent
obligations of or
interests in
AmeriCredit
Financial Services,
Inc., AFS SenSub
Corp. or any of
their affiliates.

The issuing entity will issue -

•       three classes of senior notes that are offered by this prospectus supplement; and

•       three classes of subordinated notes that are also offered by this prospectus supplement.

The notes -

•       are backed by a pledge of assets of the issuing entity. The assets of the issuing entity securing the notes will include a pool of sub-prime automobile loan contracts secured by new and used automobiles, light duty trucks and vans. Sub-prime automobile loan contracts are contracts made to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700;

•       receive monthly distributions on the fifteenth day of each month, or, if not a business day, then on the next business day, beginning on March 15, 2010; and

•       currently have no trading market.

On the closing date, the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes will constitute “eligible collateral” under the Term Asset-Backed Securities Loan Facility, or TALF, provided by the Federal Reserve Bank of New York, or the FRBNY, and are subject to those considerations discussed under “Risk Factors—The requirements of TALF could adversely affect the market value of your Class A Notes and/or limit your ability to resell your Class A Notes” in this prospectus supplement. If you want to obtain a loan under TALF, you should consult your financial and legal advisors regarding the requirements of, and related legal and economic risks in connection with, TALF and whether you are an “eligible borrower” under TALF.

Credit enhancement for the notes offered by this prospectus supplement will consist of -

•       excess cashflow collected on the pool of automobile loan contracts;

•       overcollateralization resulting from the excess of the principal amount of the automobile loan contracts over the aggregate principal amount of the notes;

•       the subordination of each class of notes to those classes senior to it; and

•       a reserve account that can be used to cover payments of timely interest, parity payments and ultimate principal on the notes.

	Principal Amount	Interest Rate	Final Scheduled Distribution Date	Price to Public(1)	Underwriting Discounts	Proceeds to Seller (2)
Class A-1 Notes	$132,600,000	0.29642%	February 15, 2011	100.00000%	0.250%	99.75000%
Class A-2 Notes	$147,540,000	0.97%	January 15, 2013	99.99996%	0.350%	99.64996%
Class A-3 Notes	$123,300,000	1.66%	March 17, 2014	99.99412%	0.450%	99.54412%
Class B Notes	$75,864,000	3.72%	November 17, 2014	99.99726%	0.650%	99.34726%
Class C Notes	$79,308,000	5.19%	August 17, 2015	99.98863%	0.750%	99.23863%
Class D Notes	$41,388,000	6.65%	July 17, 2017	99.97619%	0.950%	99.02619%

	$600,000,000			$599,971,740	$2,883,852	$597,087,888

(1)	Plus accrued interest, if any, from February 12, 2010.

(2)	Before deducting expenses, estimated to be $700,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

Barclays Capital	Deutsche Bank Securities

Co-Managers solely with respect to the Class A Notes

Credit Suisse	UBS Investment Bank	Wells Fargo Securities

Prospectus Supplement dated February 4, 2010.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the notes, may be required to deliver a prospectus, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

S-ii

Important Notice about the Information Presented in this Prospectus Supplement and the

Accompanying Prospectus

•

We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information and (2) this prospectus supplement, which describes the specific terms of your series of notes.

•

This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

•	You should rely only on information provided or referenced in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

•

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Where You Can Find More Information

The depositor, AFS SenSub Corp., as registrant, filed with the Securities and Exchange Commission, or the Commission, under the Commission file number 333-146701, a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

As the issuing entity is required to report under the Securities Exchange Act of 1934, the servicer will file for the issuing entity, annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the Commission under the file number 333-146701-05. A copy of any reports may be obtained by any noteholder by request to the trustee.

A number of items are incorporated by reference into this prospectus supplement. See “Incorporation by Reference” in the accompanying prospectus for a description of incorporation by reference.

You can read and copy the registration statement and the reports referenced above at the public reference room at the Commission at 100 F Street N.E., Washington, DC 20549. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000.

Summary of Transaction Parties (1)

(1)	This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationship between the key parties.

Flow of Funds(1)

(1)	This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to this prospectus supplement and the accompanying prospectus for a further description.

Summary

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Issuing Entity

AmeriCredit Automobile Receivables Trust 2010-1, or the issuing entity, is a Delaware statutory trust. The issuing entity will issue the notes and be liable for their payment. The issuing entity’s principal asset will be a pool of sub-prime automobile loan contracts secured by new and used vehicles, light duty trucks and vans.

The Depositor

AFS SenSub Corp., or the depositor, is a Nevada corporation which is a wholly-owned special-purpose subsidiary of AmeriCredit. The depositor will sell the pool of sub-prime automobile loan contracts to the issuing entity.

The Sponsor and the Servicer

AmeriCredit Financial Services, Inc., or AmeriCredit, or the sponsor, or the servicer, is a Delaware corporation. AmeriCredit or an originating affiliate of AmeriCredit either purchased the automobile loan contracts without recourse from automobile dealers and other third-party lenders or directly originated the automobile loan contracts with consumers. AmeriCredit will sell the automobile loan contracts to the depositor and AmeriCredit will service the automobile loan contracts on behalf of the issuing entity.

The Trustee, Trust Collateral Agent and Backup Servicer

Wells Fargo Bank, National Association, or the trustee or the trust collateral agent or the backup servicer, is a national banking association. The trustee will serve as trustee and trust collateral agent pursuant to the indenture and as trust collateral agent and backup servicer pursuant to the sale and servicing agreement. The backup servicer will receive monthly pool data, confirm certain data on the monthly servicer reports and become successor servicer if AmeriCredit is terminated as servicer for any reason.

The Owner Trustee

Wilmington Trust Company, or the owner trustee, is a Delaware banking corporation. Wilmington Trust Company serves not in its individual capacity but solely as owner trustee of the issuing entity, pursuant to the trust agreement.

Cutoff Date

February 2, 2010. The issuing entity will receive amounts collected on the automobile loan contracts after this date.

Closing Date

On or about February 12, 2010.

Description of the Securities

The issuing entity will issue six classes of asset backed notes pursuant to the indenture. The notes are designated as the “Class A-1 Notes,” the “Class A-2 Notes,” the “Class A-3 Notes,” the “Class B Notes,” the “Class C Notes,” and the “Class D Notes“. The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes are the “Class A Notes.”

A residual certificate representing the residual interest in the issuing entity will also be issued pursuant to the trust agreement, but the residual certificate will be retained by the depositor or an affiliate of the depositor and is not being offered pursuant to this prospectus supplement.

Each class of notes will have the initial note principal balance, interest rate and final scheduled distribution date listed in the following table:

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
A-1	$132,600,000	0.29642%	February 15, 2011
A-2	$147,540,000	0.97%	January 15, 2013
A-3	$123,300,000	1.66%	March 17, 2014
B	$75,864,000	3.72%	November 17, 2014
C	$79,308,000	5.19%	August 17, 2015
D	$41,388,000	6.65%	July 17, 2017

Interest on each class of notes will accrue during each interest period at the applicable interest rate.

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your notes through DTC in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe.

The notes will be secured solely by the pool of automobile loan contracts and the other assets of the issuing entity which are described under the section of this summary entitled “The Trust Property.”

Distribution Dates

•

For as long as AmeriCredit is the servicer, the distribution date will be the fifteenth day of each month, subject to the business day rule set forth below, commencing on March 15, 2010. If AmeriCredit is no longer acting as servicer, the distribution date may be a different day of the month, subject to the business day rule set forth below.

•	Business day rule:

If any distribution date is not a business day, then the distribution due on that date will be made on the next business day.

•	Record dates:

The record date for each distribution date is the close of business on the business day immediately preceding that distribution date.

•	Collection periods:

The collection period for each distribution date will be the calendar month immediately preceding the calendar month in which that distribution date occurs or, for the first distribution date, the period after the cutoff date to the close of business on February 28, 2010.

Payments

As further described under the section of this prospectus supplement entitled “Description of the Transaction Documents — Distributions—Distribution Date Payments,” the servicer will instruct the trust collateral agent to make the distributions from available funds on each distribution date in the following order of priority (except in those circumstances when the priority of payments set forth in “Events of Default” below is applicable):

1.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month, any reimbursements for mistaken deposits and other related amounts and certain other amounts due on the automobile loan contracts that the servicer is entitled to retain; to AmeriCredit, amounts deposited into the lockbox account but not related to interest, principal or extension fees due on the automobile loan contracts; and to any successor servicer, transition fees not to exceed the specified cap;

2.	to the trustee, the owner trustee, the backup servicer, the trust collateral agent, the lockbox bank and the lockbox processor, any accrued and unpaid fees,

expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), in each case subject to a maximum specified annual limit;

3.	to pay interest due on the Class A Notes;

4.	to pay principal to the extent necessary to reduce the Class A Note principal balance to the pool balance, which amount will be paid out as described below under “Principal”;

5.	to pay the remaining principal balance of any Class A Notes on their respective final scheduled distribution dates;

6.	to pay interest due on the Class B Notes;

7.	to pay principal to the extent necessary, after giving effect to any payments made under clause 4 above, to reduce the combined Class A and Class B Note principal balance to the pool balance, which amount will be paid out as described below under “Principal”;

8.	to pay the remaining principal balance of the Class B Notes on their final scheduled distribution date;

9.	to pay interest due on the Class C Notes;

10.	to pay principal to the extent necessary, after giving effect to any payments made under clauses 4 and 7 above, to reduce the combined Class A, Class B and Class C Note principal balance to the pool balance, which amount will be paid out as described below under “Principal”;

11.	to pay the remaining principal balance of the Class C Notes on their final scheduled distribution date;

12.	to pay interest due on the Class D Notes;

13.	to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 7 and 10 above, to reduce the combined Class A, Class B, Class C and Class D Note principal balance to the pool balance, which amount will be paid out as described below under “Principal”;

14.	to pay the remaining principal balance of the Class D Notes on their final scheduled distribution date;

15.	to pay the Noteholders’ Principal Distributable Amount, which amount will be paid out as described below under “Principal”;

16.	to the reserve account, the amount necessary to achieve the specified reserve account amount;

17.	to pay principal to achieve the specified amount of overcollateralization, which amount will be paid out as described below under “Principal”;

18.	to pay each of the trustee, the lockbox bank, the lockbox processor, the owner trustee, the trust collateral agent, the backup servicer and any successor servicer any fees and expenses then due to such party that are in excess of the related cap or annual limitation specified in the sale and servicing agreement; and

19.	to pay all remaining amounts to the certificateholder.

Interest

Interest on the notes will be payable on each distribution date. The interest period relating to each distribution date will be the period from and including the most recently preceding distribution date—or, in the case of the first distribution date, from and including the closing date—to but excluding the related distribution date. Interest on the notes of each class will accrue at the interest rate for that class during each interest period. Interest payable on the Class A Notes will be paid pari passu to the holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

Interest on the Class A-1 Notes will be calculated on an “actual/360” basis. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes will be calculated on a “30/360” basis.

Principal

•	Principal of the notes will be payable on each distribution date in an amount generally equal to:

(1)	100% of the principal amortization which occurred in the automobile loan contract pool during the prior calendar month, but not to exceed the amount necessary to build and maintain the required overcollateralization, plus

(2)	certain amounts of interest collected on the automobile loan contracts during the prior calendar month, which will be used to pay principal on the notes on that distribution date, but only as necessary to prevent undercollateralization or to cause the remaining principal balance of a class of notes to be repaid on its final scheduled distribution date, plus

(3)	certain amounts of excess cashflow collected on the automobile loan contracts during the prior calendar month, which would otherwise be distributed to the certificateholder, which will be used to pay principal on the notes on that distribution date, but only as necessary to build or maintain overcollateralization at its required amount.

•	The outstanding principal balance of any class of notes, if not previously paid, will be payable on the final scheduled distribution date for that class.

•

The classes of notes are “sequential pay” classes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 5, 7, 8, 10, 11, 13, 14, 15 and 17 of “Payments” above will be aggregated and will be paid out in the following order (except in those circumstances when the priority of payments set forth in “Events of Default” below is applicable):

•	first, the Class A–1 Notes will amortize, until they are paid off;

•	once the Class A–1 Notes are paid off, the Class A–2 Notes will begin to amortize, until they are paid off;

•	once the Class A–2 Notes are paid off, the Class A–3 Notes will begin to amortize, until they are paid off;

•	once the Class A–3 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off;

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize, until they are paid off; and

•	once the Class C Notes are paid off, the Class D Notes will begin to amortize, until they are paid off.

•

Because the notes are “sequential pay”, if, due to losses, insufficient liquidation proceeds or otherwise, the trust property proves to be insufficient to repay the principal on the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes. In that case, losses would be borne in reverse order of payment priority (i.e. beginning with the most junior class then outstanding).

The Trust Property

The issuing entity’s assets will principally include:

•	a pool consisting of primarily sub-prime automobile loan contracts, which are secured by new and used automobiles, light duty trucks and vans;

•	collections on the automobile loan contracts received after February 2, 2010;

•	the security interests in the vehicles securing the automobile loan contracts;

•	the automobile loan contract files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loan contracts;

•	an assignment of the depositor’s rights against dealers under agreements between AmeriCredit or an originating affiliate and the dealers;

•	an assignment of the depositor’s rights against third-party lenders under agreements between AmeriCredit or an originating affiliate and third-party lenders;

•	amounts held in the collection account, the lockbox account, the note distribution account and the reserve account;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The Automobile Loan Contract Pool

•

The automobile loan contracts consist of motor vehicle retail installment sale contracts originated by dealers or by third-party lenders for assignment to AmeriCredit or an originating affiliate of AmeriCredit and automobile loan contracts originated directly by AmeriCredit or an originating affiliate of AmeriCredit. The automobile loan contracts were originated in accordance with AmeriCredit’s credit policies. The automobile loan contracts are contracts made primarily to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

•

Upon discovery of a breach by the depositor of any of the representations and warranties with respect to the automobile loan contracts under the sale and servicing agreement, the depositor shall have the obligation to repurchase from the issuing entity any automobile loan contract in which the interests of any noteholder are materially and adversely affected by the breach.

•	Upon the discovery of a breach by AmeriCredit of any of the representations and warranties with respect to the automobile loan contracts under the purchase agreement in which the interests of any noteholder are materially and adversely affected by the breach, or of any other event which requires the repurchase of an automobile loan contract by the depositor under the sale and servicing agreement, AmeriCredit shall have the obligation to repurchase from the depositor any related automobile loan contract affected by the breach.

•

Upon discovery of a breach by AmeriCredit of certain covenants with respect to the automobile loan contracts under the sale and servicing agreement and/or the custodian agreement, AmeriCredit shall purchase from the issuing entity the automobile loan contracts affected by such breach in which the interests of any noteholder are materially and adversely affected by such breach.

Servicing Fee

The servicer will be paid on each distribution date from available funds prior to any payments on the notes. The servicer will receive the following fees as payment for its services on each distribution date:

•	For so long as AmeriCredit or the backup servicer is the servicer:

•

A servicing fee, equal to 2.25% times the aggregate principal balance of the automobile loan contracts as of the beginning of the calendar month preceding the calendar month in which the distribution date occurs (or, in the case of the first distribution date, as of February 3, 2010) times one-twelfth (or, in the case of the first distribution date, a fraction equal to the number of days from and including February 3, 2010 through and including February 28, 2010 over 360); and

•	A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the automobile loan contracts during the preceding calendar month (but excluding any fees or expenses related to extensions).

•

If any entity other than AmeriCredit or the backup servicer becomes the servicer, the servicing fee may be adjusted as agreed upon by the majority noteholders and the successor servicer as set forth in the sale and servicing agreement.

Pool Information

•	The pool information in this prospectus supplement is based on the automobile loan contracts in the pool as of February 2, 2010.

•	As of February 2, 2010 the automobile loan contracts in the pool had:

•	an aggregate principal balance of $689,658,295.00;

•	a weighted average annual percentage rate of approximately 18.09%;

•	a weighted average original term to maturity of approximately 68 months;

•	a weighted average remaining term to maturity of approximately 60 months;

•	an individual remaining term to maturity of not more than 72 months and not less than 3 months; and

•	a weighted average AmeriCredit score of 249 and a weighted average credit bureau score of 589.

Credit Enhancement

Credit enhancement for the notes will consist of excess cashflow, overcollateralization, subordination and a reserve account.

If available funds together with amounts available under any credit enhancement are insufficient to make required payments of principal on the notes, it is possible that certain earlier maturing Class A Notes will be paid in full and that the losses will be fully borne in reverse order of payment priority (i.e. starting with the most junior class then outstanding). In addition, the Class B Notes, the Class C Notes and the Class D Notes will only receive principal payments after each class of notes senior to that class of notes has been paid in full exposing those noteholders to losses.

Excess Cashflow

It is anticipated that more interest will be paid by the obligors on the automobile loan contracts each month than is necessary to pay the interest earned on the notes each month and the issuing entity’s monthly fees and expenses, resulting in excess cashflow. In any month, excess cashflow, if any, will be available to build and/or maintain the reserve account at its target amount and to make accelerated principal payments on the notes to build and maintain a target level of overcollateralization. See “Description of the Transaction Documents—Credit Enhancement—Application of Excess Cashflow” in this prospectus supplement for more information regarding the application of excess cashflow.

Overcollateralization

The overcollateralization amount represents the amount by which the aggregate principal balance of the automobile loan contracts exceeds the principal balance of the notes. On the closing date, the initial amount of overcollateralization will be approximately 13.00% of the aggregate principal balance of the automobile loan contracts as of the cutoff date.

On each distribution date, excess cashflow, if any, will be available after any required deposit to the reserve account to build and maintain a target level of overcollateralization and as described in the section of this prospectus supplement entitled “Description of the Transaction Documents—Credit Enhancement—Overcollateralization”.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the trust property does not generate enough cash to satisfy the issuing entity’s obligations, payments of excess cashflow will be made in accordance with “Description of the Transaction Documents—Credit Enhancement—Application of Excess Cashflow” in this prospectus supplement, and any additional losses will then be absorbed as follows:

•	first, by the holders of the Class D Notes, until reduced to zero;

•	second, by the holders of the Class C Notes, until reduced to zero;

•	third, by the holders of the Class B Notes, until reduced to zero; and

•	fourth, by the holders of the Class A Notes in reverse order of payment priority (except as described below under “Events of Default”).

Reserve Account

On the closing date, $13,793,165.90 will be deposited into the reserve account, which is 2.0% of the initial pool balance.

If, on any distribution date, collections on the automobile loan contracts are insufficient to cover the payments of certain fees and expenses of the issuing entity, interest on the notes, principal payments on the notes that are necessary to maintain parity, or principal payments on each class of notes that are necessary to pay off each class of notes on its final scheduled distribution date, amounts on deposit in the reserve account will be withdrawn to cover such shortfalls.

On each distribution date, any excess cashflow will be deposited to the reserve account to maintain the amount on deposit at 2.0% of the initial pool balance ($13,793,165.90); provided that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to the payments described in clauses 1 through 15 under “— Payments” above.

Redemption

Optional Redemption

On any distribution date on which the aggregate principal balance of the automobile loan contracts declines to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, which is $68,965,829.50, the notes then outstanding may be redeemed in whole, but not in part, if the servicer or the depositor exercises its “clean-up call” option to purchase the automobile loan contract pool. The redemption price paid for the automobile loan contracts by the servicer or the depositor, as the case may be, will equal the unpaid principal amount of the notes of each class then outstanding, plus accrued and unpaid interest.

Events of Default

The following are events of default under the indenture:

•

default in the payment of any interest outstanding when it becomes due and payable on (i) the Class A Notes, (ii) if no Class A Notes are outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes are outstanding, the Class C Notes or (iv) if no Class A Notes, Class B Notes or Class C Notes are outstanding, the Class D Notes, (subject to a specified number of days cure period);

•	default in the payment of the principal of any note on its final scheduled distribution date;

•	certain breaches of representations, warranties and covenants by the issuing entity (subject to any applicable cure period);

•	certain events of bankruptcy relating to the issuing entity or the issuing entity’s property; and

•	certain events relating to the characterization of the issuing entity for federal or state income tax purposes.

Upon declaration of an event of default under the indenture, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. If an event of default under the indenture has occurred and is continuing and the notes are accelerated, the trust collateral agent may be directed to sell the trust property, or any portion of the trust property, at one or more private or public sales. This liquidation may occur only subject to certain provisions that are set forth under “Description of the Notes — Events of Default” in this prospectus supplement.

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following the acceleration of the notes or (iii) upon liquidation of the trust assets will not be distributed in accordance with the priorities set forth above under “Payments” but will instead be distributed in accordance with the following priorities:

1. to the servicer, the lockbox bank and lockbox processor, the owner trustee, the trustee, the backup servicer and the trust collateral agent, certain amounts due and owing to such entities, pursuant to the priorities in clauses 1 and 2, and without regard to the caps set forth at clauses 1 and 2 under “— Payments,” above;

2. to the Class A noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

3. to the Class A noteholders, for amounts due and unpaid on the notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2 Notes and the Class A-3 Notes, ratably, without preference or priority, until they are paid off;

4. to the Class B noteholders, for amounts due and unpaid on the notes for interest;

5. to the Class B noteholders, for amounts due and unpaid on the notes for principal, until the Class B Notes are paid off;

6. to the Class C noteholders, for amounts due and unpaid on the notes for interest;

7. to the Class C noteholders, for amounts due and unpaid on the notes for principal, until the Class C Notes are paid off;

8. to the Class D noteholders, for amounts due and unpaid on the notes for interest;

9. to the Class D noteholders, for amounts due and unpaid on the notes for principal, until the Class D Notes are paid off; and

10. to pay all remaining amounts to the certificateholder.

Sale of Automobile Loan Contracts

The servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sponsor, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of automobile loan contracts in the pool be sold by the issuing entity in this manner.

Federal Income Tax Consequences

For federal income tax purposes:

•	Dewey & LeBoeuf LLP, tax counsel, is of the opinion that the notes will be characterized as indebtedness and the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

•	Interest on the notes will be taxable as ordinary income:

•	when received by a holder using the cash method of accounting, and

•	when accrued by a holder using the accrual method of accounting.

•

Dewey & LeBoeuf LLP has prepared the discussion under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus and is of the opinion that such discussions as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, accurately state all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Rating of the Notes

The notes must receive at least the following ratings from Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or S&P, and Moody’s Investors Service, Inc., or Moody’s, in order to be issued:

Rating
Class	S&P	Moody’s
A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
B	AA	Aa1
C	A	A2
D	BBB	Baa3

Each rating agency assigned to rate the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes. See “Ratings” in this prospectus supplement for more information regarding the ratings assigned to the notes.

TALF Eligibility

On the closing date, the Class A Notes will constitute “eligible collateral” under the Term Asset-Backed Securities Loan Facility, or TALF, provided by the Federal Reserve Bank of New York, or FRBNY. The issuing entity and the sponsor will have certified to the FRBNY that they have satisfied, or have undertaken to satisfy, all applicable requirements under TALF, as set forth in the “Certification of TALF Eligibility” attached as Annex C.

If you want to obtain a loan under TALF, you should consult your financial and legal advisors regarding the requirements of TALF and whether you are an “eligible borrower” under TALF. You should also refer to “Risk Factors—The requirements of TALF could adversely affect the market value of your Class A Notes and/or limit your ability to resell your Class A Notes” in this prospectus supplement.

For more information on the requirements for TALF eligibility, you should read “TALF Considerations” attached as Annex B.

Static Pool Information

Static pool information for AmeriCredit’s securitized asset pools is available at www.americredit.com/investors/staticpooldata.asp. This website has unrestricted access, is free of charge and does not require user registration for immediate access.

Risk Factors

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

We cannot predict the rate at which the notes will amortize.	Your notes may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile loan contracts. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing the automobile loan contracts without the servicer’s consent may also influence the rate of prepayments.

Second, under certain circumstances, the depositor and AmeriCredit are obligated to purchase automobile loan contracts as a result of breaches of representations and/or covenants. As a result, the outstanding principal balance of the affected automobile loan contracts would be paid by the depositor and subsequently by AmeriCredit, and the automobile loan contracts would be removed from the automobile loan contract pool.

Third, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, which would cause faster amortization of the notes than of the automobile loan contract pool.

Fourth, the servicer has the right to direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to an unaffiliated third party at a certain minimum sale price as set forth in the sale and servicing agreement. No more than 20% of the initial number of automobile loan contracts in the automobile loan contract pool may be sold in this manner.

Finally, the servicer or the depositor has the right to purchase the automobile loan contracts remaining in the automobile loan contract pool when the outstanding principal balance of the automobile loan contract pool is 10% or less of the aggregate principal balance of the automobile loan contract pool as of the cutoff date. If this right is exercised by the servicer or the depositor, you may be paid principal on the notes earlier than you expected.

In any of these cases, you may be repaid principal on the notes at a different rate than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

Geographic concentrations of automobile loan contracts may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loan contracts originated in that state or region. As of February 2, 2010, obligors with respect to approximately 18.48%, 10.31% and 5.53% of the automobile loan contracts, based on the automobile loan contracts’ principal balance as of such date, were located in the states of Texas, California and Florida, respectively. No other state accounts for more than 5.00% of the automobile loan contracts as of February 2, 2010.

You may suffer a loss if the final maturity date of the notes is accelerated.	If a default occurs under the indenture and the maturity dates of the outstanding notes are accelerated, the trustee may sell the automobile loan contracts and prepay those notes in advance of their maturity dates. The proceeds from such a sale of the automobile loan contracts may be insufficient to pay the aggregate principal amount of the outstanding notes and accrued interest on those notes in full. If this occurs, you may suffer a loss due to such an acceleration.

The notes are asset-backed debt and the issuing entity has only limited assets.	The sole sources for repayment of the notes are payments on the trust property (which will principally consist of payments on the automobile loan contracts) and amounts (if any) on deposit in the cash accounts held by the trust collateral agent. You may suffer a loss if these amounts are insufficient to pay amounts due on the notes.

There may be a conflict of interest among classes of notes.	As described elsewhere in this prospectus supplement, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes in the event of a default under the indenture and certain other matters. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Because the Class B Notes, the Class C Notes and the Class D Notes are subordinated to the Class A Notes, payments on those classes are more sensitive to losses on the automobile loan contracts.	Certain notes are subordinated, which means that principal paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of principal have been made in full to all classes of notes senior to those classes and interest paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of interest have been made in full to all classes of notes senior to those classes. The Class A Notes have the highest priority of payment, followed in descending order of priority of payment by the Class B Notes, the Class C Notes and the Class D Notes. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any distribution date or following acceleration, delays in payment or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

Principal may be paid on certain classes of notes before interest is paid on other classes.	If on any distribution date the outstanding principal amount of the notes exceeds the principal balance of the pool of automobile loan contracts, a payment of principal, to the extent available, will be made to the holders of the most senior outstanding class or classes of notes to eliminate that undercollateralization. Furthermore, if any class of notes has an outstanding principal amount on its final scheduled distribution date, a payment of principal, to the extent available, will be made to the holders of that class of notes on that distribution date to reduce their outstanding principal amount to zero. Certain of these principal payments will be made before interest payments are made on certain subordinated classes of notes on that distribution date. As a result, there may not be enough cash available to pay the interest on certain subordinated classes of notes on that distribution date.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.	The secondary market for asset-backed securities may experience reduced liquidity. Any period of illiquidity may continue, and even worsen, and may adversely affect the market value of your notes. As a result you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

During periods of economic downturn, losses may increase and loans used to finance vehicles may incur greater losses.	Recently, the United States has experienced a period of economic slowdown or recession that may adversely affect the performance and market value of your notes. Rising unemployment and continued lack of available credit has generally led to increased delinquencies, defaults, repossessions and losses on automobile loans. This period also has been accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during this period of economic slowdown or recession has also depressed the prices at which repossessed automobiles may be sold.

Additionally, higher gasoline prices, unstable real estate values, reset of adjustable rate mortgages to higher interest rates, and other factors have impacted consumer confidence and disposable income. These conditions have increased loss frequency, decreased consumer demand for automobiles and weakened collateral values on certain types of vehicles. Because AmeriCredit focuses predominately on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts are higher than those experienced in the general automobile finance industry and have been dramatically affected by the recent economic downturn.

Delinquencies and loan losses with respect to the automobile loan contracts generally have increased in recent months and may continue to increase. These increases in delinquencies, defaults, losses and repossessions may be related to the increase in unemployment levels. See “Delinquency and Loan Loss Information”, “Delinquency Experience” and “Loan Loss Experience” in this prospectus supplement for delinquency, default, loan loss and repossession information regarding certain automobile loan contracts originated and serviced by AmeriCredit.

In addition to the current economic slowdown or recession, the asset-backed securities market, along with credit markets in general, have been experiencing unprecedented disruptions. Due to the tightening of the credit markets, the general availability of financing has decreased significantly, slowing the expected rate of prepayment of automobile loan contracts. If losses on the automobile loan contracts securing your notes continue to increase, recovery rates on repossessed automobile loan contracts remain low and the expected rate of prepayment decreases, the yields on the notes will be relatively more sensitive to losses on the automobile loan contracts. If the actual rate and amount of losses exceed your expectations, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

If the ratings on the notes are withdrawn or revised, the value of your notes may be adversely affected.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes. A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s Investors Service, Inc., or its successors, and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successors, respectively, of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled distribution date. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice from the issuing entity or the depositor. The ratings do not consider to what extent the notes will be subject to prepayment or that the outstanding principal amount of any class of notes will be paid prior to the final scheduled distribution date for that class of notes.

Any reduction, withdrawal or qualification of the ratings of the Class A Notes will cause the notes to no longer constitute “eligible collateral” for new borrowings under TALF and may adversely affect the market value of your notes and/or limit your ability to resell the notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the automobile loan contracts and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Manufacturer bankruptcy and liquidation of dealer inventory could result in losses on your notes.	General Motors and Chrysler both filed for Chapter 11 bankruptcy protection and have both emerged from bankruptcy through the sale of certain preferred assets to newly formed companies. As part of their restructuring, General Motors and Chrysler announced that they will be terminating certain dealerships across the United States. Chrysler has largely completed its termination of nearly 800 dealerships. General Motors announced that it would terminate approximately 2,000 dealerships over the next several years. Even though General Motors has indicated that it plans to buy existing inventory from its terminated dealers, the dealers could nonetheless be forced to liquidate their vehicle inventory at auction. This could significantly increase the supply of vehicles sold at auction, which could cause auction prices to decline for those particular models. A decrease in demand for used vehicles may adversely impact the resale value for repossessed vehicles, which could result in increased losses on the related automobile loan contracts and could result in losses on your notes.

The requirements of TALF could adversely affect the market value of your Class A Notes and/or limit your ability to resell your Class A Notes.	On the closing date, the Class A Notes will constitute “eligible collateral” under TALF. If you are an “eligible borrower” under TALF and satisfy the other requirements of TALF you may request a nonrecourse loan from the FRBNY with a maturity of up to three years to be secured by your Class A Notes. The FRBNY should provide financing on a loan application if the Class A Notes are “eligible collateral”, the investor is an “eligible borrower,” and the Class A Notes and the automobile loan contracts have satisfied the FRBNY’s risk assessment. You should note that the FRBNY has publicly stated that an indication by the FRBNY that the Class A Notes and the automobile loan contracts are acceptable collateral is not investment advice, a recommendation to purchase the Class A Notes or a guarantee of credit quality. The FRBNY has also reserved the right to change the terms and conditions of TALF from time to time. If a TALF loan is provided, the loan may be assigned only with the consent of the FRBNY, and no consents will be given after March 31, 2010 except in certain limited circumstances. In addition, there can be no assurance that the Class A Notes will qualify as “eligible collateral” under TALF on any date other than the closing date. Neither the sponsor nor the issuing entity is obligated to monitor the continuing accuracy of the characteristics of the automobile loan contracts or to recalculate the weighted average life of each class of the Class A Notes based on actual prepayment experience after the closing date. As a result, liquidity in the secondary market for the Class A Notes could be limited, which could adversely affect the market value of your Class A Notes and/or limit your ability to resell your Class A Notes. If you pledge your Class A Notes as collateral to secure a TALF loan, and the outstanding balance of the loan is not repaid on or prior to its three-year maturity date, you must repay the outstanding balance on such date or surrender the Class A Notes to the FRBNY. Because the rate of principal payments on each class of Class A Notes depends primarily on the rate of payment on the automobile loan contracts, the final payment on your Class A Notes could occur later than the maturity date of the TALF loan. If your Class A Notes remain outstanding on the maturity date of the TALF loan and you are unable to repay the outstanding balance of the loan, you may suffer a loss on your investment in your Class A Notes. This prospectus supplement does not describe all of the requirements of TALF or the associated risks of obtaining loans under TALF. If you want to obtain a loan under TALF, you should consult your financial and legal advisors regarding the advisability of obtaining a loan under TALF and the requirements of TALF, including whether you are an “eligible borrower” under TALF.

For more information about the requirements for “eligible collateral” under TALF, you should read “TALF Considerations” attached as Annex B to this prospectus supplement. For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors— You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.” in this prospectus supplement.

Use of Proceeds

The issuing entity will use the proceeds from issuing the notes to:

•	pay the depositor the purchase price for the automobile loan contracts (and the depositor will, in turn, pay AmeriCredit the purchase price for the automobile loan contracts); and

•	fund the initial deposit to the reserve account.

The depositor or its affiliates may use the net proceeds to pay their debt, including “warehouse” debt secured by the automobile loan contracts prior to their sale to the issuing entity. This “warehouse” debt may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates. No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid for from the offering proceeds.

The Sponsor and the Servicer

AmeriCredit Financial Services, Inc., the sponsor and the servicer, is a wholly-owned, and the primary operating, subsidiary of AmeriCredit Corp., a Texas corporation, the common shares of which are listed on the New York Stock Exchange. AmeriCredit was incorporated in Delaware on July 22, 1992. AmeriCredit’s executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000.

AmeriCredit or an originating affiliate is the originator of 100% of the automobile loan contracts included in this transaction. AmeriCredit or an originating affiliate purchases automobile loan contracts that are originated and assigned to it by automobile dealers and, to a lesser extent, third-party lenders and also originates automobile loan contracts with consumers.

AmeriCredit services all automobile loan contracts that it purchases or originates though some servicing functions are performed by affiliates of AmeriCredit according to AmeriCredit’s servicing policies as described below. As of December 31, 2009, AmeriCredit serviced a portfolio of approximately 800,000 automobile loan contracts with an aggregate outstanding balance of approximately $9 billion. See “AmeriCredit’s Automobile Financing Program” in the accompanying prospectus for more information regarding the sponsor’s business and “AmeriCredit’s Securitization Program” below in this prospectus supplement and “The Sponsor’s Securitization Program” in the accompanying prospectus for information regarding the sponsor’s securitization program.

AmeriCredit will sell and assign the pool of automobile loan contracts to the depositor pursuant to a purchase agreement. If it is discovered that AmeriCredit has breached a representation or warranty under the purchase agreement with respect to an automobile loan contract, AmeriCredit will be obligated to repurchase the affected automobile loan contract from the depositor to the extent the interests of any noteholder therein are materially and adversely affected by such breach.

Under the sale and servicing agreement, AmeriCredit will service the automobile loan contracts and will be compensated for acting as the servicer. The servicer’s activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the financed vehicles and arranging for the repossession of the financed vehicles, liquidation of collateral and pursuit of deficiencies when necessary. See “AmeriCredit’s Automobile Financing Program—Servicing and Collections Procedures” in the accompanying prospectus for more information regarding AmeriCredit’s general servicing procedures. See “Description of the Transaction Documents—Servicing Compensation” below, in this prospectus supplement for more information regarding the servicer’s duties under the sale and servicing agreement.

In its capacity as servicer, AmeriCredit will hold (or, with respect to any automobile loan contracts that are electronic chattel paper, maintain in electronic format) the automobile loan contracts, as a custodian. The custodian shall hold (or, with respect to any automobile loan contracts that are electronic chattel paper, maintain in electronic format) the automobile loan contracts on behalf of the trust collateral agent and will clearly identify the automobile loan contracts as being separate from all other records maintained by the custodian at the same location. See “AmeriCredit’s Automobile Financing Program—Underwriting and Purchasing Automobile Loan Contracts—Loan Approval Process” in the accompanying prospectus.

As long as AmeriCredit is the servicer, the certificates of title of the financed vehicles will not be amended or reissued to note their sale by AmeriCredit to the depositor or their sale by the depositor to the issuing entity or the grant of a security interest in the vehicles to the trustee by the issuing entity. Because the certificates of title are not amended, the issuing entity may not have a perfected security interest in financed vehicles originated in some states. See “Material Legal Aspects of the Automobile Loan Contracts” in the accompanying prospectus.

AmeriCredit Financial Services of Canada Ltd., or AFS of Canada, is a subsidiary of AmeriCredit Corp. and is an affiliated servicer. AFS of Canada was incorporated in the province of Ontario on May 25, 1998. AFS of Canada has been servicing sub-prime automobile loan contracts since 2001 through its wholly-owned subsidiary, AmeriCredit Service Center Ltd., which merged with AFS of Canada on December 31, 2003.

AFS of Canada will service a portion of automobile loan contracts in the United States on behalf of the issuing entity through its service center in Peterborough, Ontario. AFS of Canada will service the automobile loan contracts pursuant to the Amended and Restated Servicing Agreement between AFS of Canada, as successor in merger to AmeriCredit Service Center Ltd. and AmeriCredit, as amended as of January 1, 2006, in accordance with the sale and servicing agreement and in accordance with AmeriCredit’s customary servicing policies and procedures, using the degree of skill and attention that AmeriCredit exercises with respect to all comparable automobile loan contracts that it services for itself or others. AFS of Canada’s servicing policies and procedures are the same as AmeriCredit’s policies and procedures, which are described in the accompanying prospectus under “AmeriCredit’s Automobile Financing Program —Servicing and Collection Procedures.” No delegation or sub-contracting by AmeriCredit of its duties under the sale and servicing agreement to AFS of Canada shall relieve AmeriCredit of its responsibility with respect to such duties.

See “Description of the Transaction Documents—Servicer Termination Event” and “— Rights Upon Servicer Termination Event” in this prospectus supplement for more information regarding the servicer’s removal and the transfer of servicing duties to the backup servicer or other successor servicer.

AmeriCredit is a leading independent automobile finance company providing financing solutions indirectly through dealers. Loan origination volume may be adjusted based upon economic and competitive conditions. In 2008, due to the weak consumer credit environment and the challenging capital markets, AmeriCredit implemented a revised operating plan in an effort to preserve and strengthen its capital and liquidity position, and to maintain sufficient capacity on its warehouse lines to fund new loan originations. Under this plan, AmeriCredit increased the minimum credit score requirements for new loan originations, decreased its originations infrastructure by closing and consolidating branch underwriting locations, selectively decreased the number of dealers from whom it purchases loans and reduced operating and overhead headcounts. AmeriCredit also discontinued new originations in its direct lending and leasing platforms as well as certain partner relationships. Beginning in the third quarter of 2009, AmeriCredit began to gradually increase loan origination volume within its core platform. For the quarter ended December 2009, loan originations totaled $379 million and loan originations are expected to grow at a modest pace throughout 2010.

The Depositor

AFS SenSub Corp., AmeriCredit’s wholly-owned subsidiary, is a Nevada corporation, incorporated in October 2000. The depositor’s address is 2265B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119; telephone (702) 932-4914.

The depositor was formed for the limited purpose of purchasing automobile loan contracts from AmeriCredit and transferring the automobile loan contracts to third parties and any activities incidental or necessary for this purpose.

The depositor will purchase the pool of automobile loan contracts from AmeriCredit pursuant to a purchase agreement and will sell the automobile loan contracts to the issuing entity pursuant to the sale and servicing agreement. If it is discovered that the depositor has breached a representation or warranty with respect to an automobile loan contract under the sale and servicing agreement, the depositor will be required to repurchase the affected automobile loan contract from the issuing entity if the interests of any noteholder therein are materially and adversely affected by the breach. In this case, AmeriCredit will be obligated to repurchase the affected automobile loan contract from the depositor pursuant to the purchase agreement.

The sponsor and the depositor have structured this transaction so that the bankruptcy of the sponsor is not expected to result in the consolidation of the depositor’s assets and liabilities with those of the sponsor. The depositor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor’s assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor’s assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

The Backup Servicer

Wells Fargo Bank, National Association is the backup servicer under the sale and servicing agreement. The backup servicer is a national banking association and its principal offices are located at Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479.

In the event that AmeriCredit is terminated or resigns as servicer pursuant to the terms of the sale and servicing agreement, the backup servicer will be the successor in all respects, except as expressly set forth in the sale and servicing agreement, to AmeriCredit in its capacity as servicer under the sale and servicing agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the servicer by the terms and provisions of the sale and servicing agreement.

Under the sale and servicing agreement, the backup servicer will perform backup servicing duties including receiving the monthly tape and confirming the pool balance. The backup servicer will conduct periodic on-site visits, receive monthly pool data, confirm certain data on the monthly servicer reports and become successor servicer if AmeriCredit is terminated as servicer for any reason. In addition, Wells Fargo has already completed the process for data mapping to the servicing systems used by AmeriCredit.

For information regarding the transfer of servicing duties to the backup servicer see “Description of the Transaction Documents—Rights Upon Servicer Termination Event” below in this prospectus supplement. For information regarding the expenses associated with a servicing transfer and any additional fees charged by a successor servicer see “Description of the Transaction Documents—Rights Upon Servicer Termination Event” below in this prospectus supplement. For information regarding the backup servicer’s resignation, removal and replacement see “Description of the Transaction Documents—Replacement of Owner Trustee, Trustee and Backup Servicer —Replacement of Backup Servicer” below, in this prospectus supplement.

The Issuing Entity

AmeriCredit Automobile Receivables Trust 2010-1, the issuing entity, is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuing entity’s principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed under “The Owner Trustee” below.

The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1,000 as initial capitalization of the trust. In addition, the depositor shall pay organizational expenses of the trust as they may arise.

The issuing entity will not engage in any activity other than:

•	acquiring, holding and managing the automobile loan contracts and its other assets and proceeds from its assets;

•	selling automobile loan contracts from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

•	issuing the notes and the certificate which represents the residual interest in the trust;

•	making payments on the notes and the certificate, which represents the residual interest in the trust;

•

at the direction of the depositor and subject to the requirements of the trust agreement and the priority of payments set forth herein, entering into derivative contracts for the benefit of the certificateholder; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these activities.

Modifications to the trust agreement, including the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice to the rating agencies and with the consent of, in certain cases, the holder of the residual certificate and holders of a majority of the then-Outstanding principal balance of the notes, in all cases subject to the limitations set forth in the trust agreement.

The issuing entity will use the proceeds from the initial sale of the notes to purchase the automobile loan contracts from the depositor and to fund the deposit to the reserve account. In addition to the automobile loan contracts, the issuing entity will own the trust property, described in “The Trust Property” below in this prospectus supplement.

The sale of the automobile loan contracts by the depositor to the issuing entity will be treated as a financing rather than as a sale for accounting purposes. The depositor will represent and warrant that the trust collateral agent, acting on behalf of the noteholders, will have a first priority perfected security interest in the automobile loan contracts by reason of the indenture and the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent. The issuing entity will be required to maintain such perfected security interest.

The issuing entity may not, without the prior written consent of the owner trustee, (a) institute any proceedings to be adjudicated as bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property, (e) make any assignment for the benefit of the issuing entity’s creditors, (f) admit in writing its inability to pay its debts generally as they become due; or (g) take any action in furtherance of any of the foregoing (any of the foregoing, a bankruptcy action). In considering whether to give or withhold written consent to any of these actions by the issuing entity, the owner trustee, with the consent of the certificateholders, shall consider the interest of the noteholders in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The owner trustee shall have no duty to give written consent to any of these actions by the issuing entity if the owner trustee shall not have been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent.

The owner trustee (as such and in its individual capacity) shall not be personally liable to any person on account of the owner trustee’s good faith reliance on the provisions of the trust agreement regarding a bankruptcy action or in connection with the owner trustee’s giving prior written consent to a bankruptcy action by the issuing entity in accordance with the trust agreement, or withholding such consent, in good faith, and neither the issuing entity nor any certificateholder shall have any claim for breach of fiduciary duty or otherwise against the owner trustee (as such and in its individual capacity) for giving or withholding its consent to any such bankruptcy action. No certificateholder of the issuing entity has power to commence any bankruptcy actions on behalf of the issuing entity or to direct the owner trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the trust collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor is not expected to result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Principal Balance of the Automobile Loan Contracts	$689,658,295.00
Reserve Account	$13,793,165.90

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$132,600,000
Class A-2 Asset Backed Notes	$147,540,000
Class A-3 Asset Backed Notes	$123,300,000
Class B Asset Backed Notes	$75,864,000
Class C Asset Backed Notes	$79,308,000
Class D Asset Backed Notes	$41,388,000

Total	$600,000,000

The issuing entity’s fiscal year ends on December 31.

The Owner Trustee

Wilmington Trust Company, the owner trustee, is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving automobile loan contracts.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Pursuant to the trust agreement, the owner trustee will perform limited administrative functions of the issuing entity including the execution and delivery of the transaction documents and any related certificate or other document to which the issuing entity is a party. The owner trustee will also direct the trustee to authenticate and deliver the notes and will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the transaction documents.

The depositor will indemnify the owner trustee and its officers, directors, successors, assigns, agents and servants against any and all loss, liability or expense incurred by the owner trustee in connection with the performance of its duties under the transaction documents, except that the depositor shall not be liable for or required to indemnify the owner trustee from any loss, liability or expense that results from the owner trustee’s willful misconduct, bad faith or negligence. The owner trustee is obligated to perform only those duties that are specifically assigned to it in the trust agreement. The owner trustee will not be liable for any action taken at the direction of the servicer or the certificateholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured. The owner trustee is not liable for any error of judgment made by it in good faith. See “Description of the Transaction Documents—Replacement of Owner Trustee, Trustee and Backup Servicer—Replacement of Owner Trustee” below, in this prospectus supplement for information regarding the owner trustee’s resignation, removal and replacement.

The Trustee and Trust Collateral Agent

Wells Fargo Bank, National Association, will be the trustee and trust collateral agent under the indenture and the trust collateral agent under the sale and servicing agreement. Wells Fargo Bank, National Association is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Asset Backed Securities Department. A diversified financial services company with approximately $1.2 trillion in assets and 282,000 employees as of September 30, 2009, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with Wells Fargo Bank, National Association and its affiliates. The fees and expenses of the trustee and trust collateral agent will be paid by the servicer under the sale and servicing agreement.

Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of September 30, 2009, Wells Fargo Bank, National Association was acting as trustee on more than 120 series of automobile loan contracts backed securities with an original aggregate principal balance of approximately $60 billion.

The issuing entity will cause the servicer to indemnify the trustee, the trust collateral agent and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by each of them in connection with the acceptance or the administration of the issuing entity and the performance of its duties under the transaction documents. Neither the issuing entity nor the depositor will be required to indemnify against any loss, liability or expense incurred by the trustee or trust collateral agent through the trustee’s or the trust collateral agent’s own willful misfeasance, negligence or bad faith. The trustee is obligated to perform only those duties that are specifically assigned to it in the indenture and the sale and servicing agreement. The trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The trustee is not liable for any error of judgment made by it in good faith. The trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the noteholders in accordance with the indenture. See “Description of the Notes” below in this prospectus supplement for more information regarding the trustee’s duties under the indenture and the trust collateral agent’s duties under the sale and servicing agreement and see “Description of the Transaction Documents—Replacement of Owner Trustee, Trustee and Backup Servicer—Replacement of Trustee” below, in this prospectus supplement for information regarding the trustee’s resignation, removal and replacement.

AmeriCredit’s Automobile Financing Program

General

Through its branch offices and dealer relationship managers, AmeriCredit and its originating affiliates provide funding which allows manufacturer-franchised and independent automobile dealers to finance their customers’ purchases of new and used automobiles, light duty trucks and vans. AmeriCredit and its originating affiliates also purchase automobile loan contracts from other third-party lenders in connection with the sales of automobiles, light duty trucks and vans. The dealers and third-party lenders originate automobile loan contracts which conform to AmeriCredit’s credit policies, and AmeriCredit and its originating affiliates then purchase the automobile loan contracts, generally without recourse to the dealers and third-party lenders. AmeriCredit has at times originated automobile loan contracts with consumers, either directly or through an originating affiliate. AmeriCredit and its subsidiaries service the automobile loan contracts that AmeriCredit and its originating affiliates originate and purchase.

AmeriCredit’s lending programs are primarily designed to serve consumers who have limited access to traditional automobile financing. Many of these borrowers have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700. Because AmeriCredit serves consumers who are typically unable to meet the credit standards imposed by most traditional automobile financing sources, it charges higher interest rates than most traditional automobile financing sources. AmeriCredit also generally sustains a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources.

Of the automobile loan contracts AmeriCredit and its subsidiaries purchased during the quarter ended December 31, 2009:

•	manufacturer-franchised dealers with new and/or used automobile operations originated approximately 93% of the automobile loan contracts; and

•	independent dealers specializing in used automobile sales originated approximately 7% of the automobile loan contracts.

AmeriCredit and its subsidiaries operate regional credit centers throughout the United States. These regional credit centers solicit dealers for automobile loan contracts and maintain AmeriCredit’s relationship with the dealers in the regional credit center’s geographic vicinity. AmeriCredit also has dealer relationship managers covering markets where AmeriCredit does not have a regional credit center.

As a part of AmeriCredit’s origination strategy, it has established private label programs with regional and national banking institutions as application pass-through partnerships. All credit decisioning for automobile loan contracts originated under private label programs is conducted by AmeriCredit under its proprietary scoring system.

See “AmeriCredit’s Automobile Financing Program” in the accompanying prospectus for a description of the servicer’s automobile loan contract acquisition, servicing and collection practices.

AmeriCredit’s Securitization Program

Under the AmeriCredit Automobile Receivables Trust, or AMCAR, program, which primarily includes sub-prime automobile loans, it has previously sponsored 61 securitizations since 1994, 39 of which were credit enhanced by a policy issued by Financial Security Assurance Inc., seven of which were credit enhanced by a policy issued by MBIA Insurance Corporation, three of which were credit enhanced by a policy issued by XL Capital Assurance Inc., two of which were credit enhanced by a policy issued by Ambac Assurance Corporation, one of which was credit enhanced by a policy issued by Financial Guaranty Insurance Company and nine of which had senior-subordinate structures. Two additional senior-subordinate structured securitizations were sponsored by AmeriCredit’s Canadian affiliate, neither of which is still outstanding. Sixteen of the AMCAR securitizations are still outstanding.

AmeriCredit has completed three transactions under the AmeriCredit Prime Automobile Receivables Trust, or APART, program, which primarily includes prime and near-prime automobile loan contracts. Two of these APART securitizations had a senior-subordinate structure and are still outstanding, and one was credit enhanced by a policy issued by MBIA Insurance Corporation and is still outstanding.

If a securitization credit-enhanced by a policy issued by a bond insurer breaches a performance trigger, higher levels of credit enhancement may be required for that securitization. If this happens the securitization in which the breach occurred will not release cashflow distributions to AmeriCredit (and one or more securitizations that are cross-collateralized with that securitization, if any, may not release cashflow distributions to AmeriCredit) until either the required higher credit enhancement is achieved or the breach is cured.

Each of AmeriCredit’s previous securitizations had a similar legal structure to the current transaction. In each of those securitizations, AmeriCredit, or an originating affiliate, either purchased automobile loan contracts from automobile dealers and other third-party lenders or originated the automobile loan contracts directly with consumers and then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The depositor then resold the automobile loan contracts to a newly-created owner trust that issued asset-backed securities that were backed by the automobile loan contracts. AmeriCredit served and, with respect to the outstanding transactions, continues to serve as servicer on each transaction.

AmeriCredit’s Static Pool Information

Static pool information for the AMCAR program is located at www.americredit.com/investors/staticpooldata.asp. The characteristics of the automobile loan contracts included in prior securitizations may vary from the characteristics of the automobile loan contracts included in this pool. For additional details regarding this pool, please refer to “The Automobile Loan Contracts – Composition” in this prospectus supplement. These differences, along with the varying economic conditions applicable to the securitized pools, may make it unlikely that the automobile loan contracts described in this prospectus supplement will perform the same way that any of those securitized pools have performed. There can be no assurance that the performance of the prior securitization transactions in the AMCAR static pool data will correspond to or be an accurate predictor of the performance of this securitization transaction.

This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update. Static pool information available on the website includes, securitization and static pool definitions, summary information for original pool characteristics, the distribution of automobile loan contracts by geographic location of obligor, the distribution of the automobile loan contracts by APR, the credit bureau score distribution, the AmeriCredit custom score distribution, prepayment speeds, delinquency information and loss information.

The static pool information posted on this website that relates to securitizations sponsored by AmeriCredit prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus.

The Trust Property

The trust property will include, among other things:

•	a pool consisting of primarily sub-prime automobile loan contracts, which are secured by new and used automobiles, light duty trucks and vans;

•	moneys received for the automobile loan contracts, after the cutoff date;

•	amounts that are held in the lockbox account, the collection account, the note distribution account and the reserve account;

•	the security interests in the financed vehicles granted by obligors;

•	an assignment of the rights of the depositor against dealers under agreements between AmeriCredit or originating affiliates and dealers;

•	an assignment of the rights of the depositor against third-party lenders under agreements between AmeriCredit or originating affiliates and third-party lenders;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loan contracts;

•	the automobile loan contract files;

•	other rights under the transaction documents, including an assignment of the depositor’s rights against the servicer for breaches of representations and warranties under the purchase agreement; and

•	all proceeds from the items described above.

The automobile loan contracts will be purchased by the depositor under the purchase agreement, and will then be purchased by the issuing entity from the depositor under the sale and servicing agreement, on February 12, 2010. The automobile loan contracts were originated by AmeriCredit or its originating affiliates through dealers or third-party lenders or were originated directly with consumers by AmeriCredit or originating affiliates according to AmeriCredit’s credit policies. The automobile loan contracts originated by dealers, third-party lenders and originating affiliates have been assigned to AmeriCredit and evidence the indirect financing made to the obligor. AmeriCredit’s (including its originating affiliates) agreements with the dealers and third-party lenders who originate the automobile loan contracts may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

Under the indenture, the issuing entity will grant a security interest in the trust property to the trust collateral agent for the trustee’s benefit on the noteholders’ behalf. Any proceeds of the trust property will be distributed according to the indenture.

The Automobile Loan Contracts

Eligibility Criteria for Automobile Loan Contracts

The automobile loan contracts were selected according to several criteria, including those specified under “The Automobile Loan Contracts” in the accompanying prospectus. In addition, as of the cutoff date the automobile loan contracts were selected from AmeriCredit’s portfolio of sub-prime automobile loan contracts based on the following criteria:

(a)	each automobile loan contract had a remaining maturity of not more than 72 months;

(b)	each automobile loan contract had an original maturity of not more than 72 months;

(c)	each automobile loan contract had a remaining Principal Balance (as defined in the Glossary) of at least $250 and not more than $80,000;

(d)	each automobile loan contract has an annual percentage rate of at least 1% and not more than 33%;

(e)	no automobile loan contract was more than 30 days past due;

(f)	none of AmeriCredit, any originating affiliate, any dealer, any third-party lender or anyone acting in their behalf advanced funds to cause any automobile loan contract to qualify under clause (e) above;

(g)	each obligor had a billing address in the United States as of the date of origination of the automobile loan contract, is a natural person and is not an affiliate of any party to any of the transaction agreements;

(h)	each automobile loan contract is denominated in, and each automobile loan contract provides for payment in, United States dollars;

(i)	each automobile loan contract is identified on the servicer’s master servicing records as a retail automobile installment sales contract;

(j)	each automobile loan contract arose under a contract that is assignable without the consent of, or notice to, the obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the servicer to exercise its rights under the sale and servicing agreement, including, without limitation, its right to review the contract;

(k)	each automobile loan contract arose under a contract with respect to which AmeriCredit has performed all obligations required to be performed by it thereunder, and, in the event such contract is an installment sales contract, delivery of the financed vehicle to the related obligor has occurred;

(l)	no automobile related to an automobile loan contract was held in repossession;

(m)	no obligor was in bankruptcy; and

(n)	neither the sponsor nor the depositor has selected the automobile loan contracts in a manner that either of them believes is adverse to the interests of the noteholders.

Automobile loan contracts representing more than 10% of the aggregate Principal Balance of the automobile loan contracts as of February 2, 2010 were originated in the States of Texas and California. The performance of the automobile loan contracts in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid for from the offering proceeds.

Composition

The information presented in this prospectus supplement is based on a pool of automobile loan contracts as of the cutoff date, which is February 2, 2010.

•	As of the cutoff date, the automobile loan contracts had an aggregate Principal Balance of $689,658,295.00.

The automobile loan contract pool’s composition and distribution by score, APR, its geographic concentration, the wholesale loan-to-value ratio, manufacturer and vehicle segment as of the cutoff date and the automobile loan contract pool’s historical delinquency experience are detailed in the following tables:

Composition of the Automobile Loan Contracts

as of the Cutoff Date

	New	Used	Total
Aggregate Principal Balance(1)	$212,815,754.60	$476,842,540.40	$689,658,295.00
Number of Automobile Loan Contracts	12,676	34,427	47,103
Percent of Aggregate Principal Balance	30.86%	69.14%	100.00%
Average Principal Balance	$16,788.87	$13,850.83	$14,641.49
Range of Principal Balances	($308.56 to $76,048.32)	($257.88 to $58,113.98)	($257.88 to $76,048.32)
Weighted Average APR(1)	16.89%	18.62%	18.09%
Range of APRs	(2.90% to 26.95%)	(6.00% to 30.99%)	(2.90% to 30.99%)
Weighted Average Remaining Term	61 months	60 months	60 months
Range of Remaining Terms	(3 to 72 months)	(3 to 72 months)	(3 to 72 months)
Weighted Average Original Term	71 months	66 months	68 months
Range of Original Terms	(24 to 72 months)	(24 to 72 months)	(24 to 72 months)

(1)	Aggregate Principal Balance includes some portion of accrued interest. As a result, the Weighted Average APR of the automobile loan contracts may not be equivalent to the automobile loan contracts’ aggregate yield on the Aggregate Principal Balance.

Score Distribution of the Automobile Loan Contracts

as of the Cutoff Date

	AmeriCredit Score(1)	% of Aggregate Principal Balance(2)	Credit Bureau Score(3)	% of Aggregate Principal Balance(2)
	Less than 215	0.99%	Less than 540	14.87%
	215 – 224	8.13%	540 – 599	43.56%
	225 – 244	39.04%	600 – 659	34.99%
	245 – 259	25.34%	660 and greater	6.58%
	260 and greater	26.50%

Weighted Average Score	249		589

(1)	Proprietary credit score, scaled from 135 to 320, developed and utilized by AmeriCredit to support the credit approval and pricing process.

(2)	Percentages may not add to 100% because of rounding.

(3)	A statistically based score (sometimes referred to as FICO score) generated by credit reporting agencies. AmeriCredit utilizes TransUnion, Equifax or Experian credit reports depending on the location of the obligor. Credit Bureau Scores are unavailable for some accounts and those accounts are not included in the Credit Bureau Score table above. Since these accounts are not included in the percentages above, the Aggregate Principal Balance of the accounts based on Credit Bureau Score may be less than the total pool.

Distribution of the Automobile Loan Contracts by APR

as of the Cutoff Date

Distribution by APR	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
2.000% to 2.999%	$11,796.90	0.00%	3	0.01%
3.000% to 3.999%	54,178.34	0.01%	14	0.03%
4.000% to 4.999%	97,455.66	0.01%	24	0.05%
5.000% to 5.999%	102,138.39	0.01%	26	0.06%
6.000% to 6.999%	714,139.81	0.10%	80	0.17%
7.000% to 7.999%	569,606.87	0.08%	52	0.11%
8.000% to 8.999%	1,372,804.77	0.20%	158	0.34%
9.000% to 9.999%	3,467,759.51	0.50%	408	0.87%
10.000% to 10.999%	4,162,266.24	0.60%	462	0.98%
11.000% to 11.999%	6,795,316.34	0.99%	641	1.36%
12.000% to 12.999%	13,191,216.16	1.91%	1,176	2.50%
13.000% to 13.999%	19,525,993.46	2.83%	1,438	3.05%
14.000% to 14.999%	37,332,025.25	5.41%	2,484	5.27%
15.000% to 15.999%	58,953,535.57	8.55%	3,775	8.01%
16.000% to 16.999%	87,010,199.86	12.62%	5,564	11.81%
17.000% to 17.999%	97,672,782.95	14.16%	6,522	13.85%
18.000% to 18.999%	136,799,219.65	19.84%	8,722	18.52%
19.000% to 19.999%	64,414,883.15	9.34%	4,480	9.51%
20.000% to 20.999%	53,920,469.36	7.82%	3,736	7.93%
21.000% to 21.999%	45,709,667.10	6.63%	3,250	6.90%
22.000% to 22.999%	24,638,067.30	3.57%	1,682	3.57%
23.000% to 23.999%	19,182,131.00	2.78%	1,347	2.86%
24.000% to 24.999%	11,057,949.12	1.60%	828	1.76%
25.000% to 25.999%	2,305,068.54	0.33%	177	0.38%
26.000% to 26.999%	271,767.60	0.04%	24	0.05%
27.000% to 27.999%	177,840.75	0.03%	14	0.03%
28.000% to 28.999%	68,013.32	0.01%	6	0.01%
29.000% to 29.999%	65,081.86	0.01%	8	0.02%
30.000% to 39.999%	14,920.17	0.00%	2	0.00%

Total	$689,658,295.00	100.00%	47,103	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest. Indicated APRs represent APRs on principal balance net of such accrued interest.

(2)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Geographic Location

of Obligor as of the Cutoff Date

Geographic Location	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
Alabama	$9,579,265.23	1.39%	642	1.36%
Alaska	1,033,763.76	0.15%	61	0.13%
Arizona	20,419,037.33	2.96%	1,270	2.70%
Arkansas	5,862,471.01	0.85%	403	0.86%
California	71,106,222.02	10.31%	4,755	10.09%
Colorado	15,854,758.10	2.30%	1,027	2.18%
Connecticut	3,025,526.83	0.44%	243	0.52%
Delaware	3,199,537.06	0.46%	235	0.50%
Florida	38,159,136.46	5.53%	2,934	6.23%
Georgia	19,292,617.27	2.80%	1,318	2.80%
Hawaii	2,299,076.85	0.33%	149	0.32%
Idaho	1,775,131.18	0.26%	130	0.28%
Illinois	32,941,676.71	4.78%	2,243	4.76%
Indiana	15,785,713.13	2.29%	1,151	2.44%
Iowa	3,805,917.19	0.55%	282	0.60%
Kansas	3,047,212.02	0.44%	213	0.45%
Kentucky	10,929,743.70	1.58%	776	1.65%
Louisiana	12,708,398.18	1.84%	819	1.74%
Maine	1,314,241.88	0.19%	128	0.27%
Maryland	14,240,964.11	2.06%	953	2.02%
Massachusetts	7,285,645.62	1.06%	560	1.19%
Michigan	25,696,331.21	3.73%	1,802	3.83%
Minnesota	8,457,034.30	1.23%	635	1.35%
Mississippi	6,494,670.19	0.94%	490	1.04%
Missouri	14,993,739.49	2.17%	1,044	2.22%
Nebraska	2,594,839.69	0.38%	187	0.40%
Nevada	9,109,409.92	1.32%	537	1.14%
New Hampshire	2,591,498.44	0.38%	198	0.42%
New Jersey	17,359,571.70	2.52%	1,183	2.51%
New Mexico	6,963,446.96	1.01%	445	0.94%
New York	24,281,654.16	3.52%	1,705	3.62%
North Carolina	14,220,804.06	2.06%	1,079	2.29%
Ohio	31,203,872.44	4.52%	2,476	5.26%
Oklahoma	12,843,602.42	1.86%	773	1.64%
Oregon	4,752,447.95	0.69%	352	0.75%
Pennsylvania	29,047,204.66	4.21%	2,198	4.67%
Rhode Island	1,165,230.80	0.17%	94	0.20%
South Carolina	4,003,677.42	0.58%	334	0.71%
Tennessee	9,872,596.74	1.43%	726	1.54%
Texas	127,452,958.37	18.48%	7,444	15.80%
Utah	2,491,371.22	0.36%	172	0.37%
Virginia	11,349,722.37	1.65%	869	1.84%
Washington	12,533,969.01	1.82%	866	1.84%
West Virginia	3,702,849.15	0.54%	275	0.58%
Wisconsin	7,667,083.29	1.11%	595	1.26%
Wyoming	1,431,274.59	0.21%	78	0.17%
Other (3)	3,711,378.81	0.54%	254	0.54%

Total	$689,658,295.00	100.00%	47,103	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.

(2)	Percentages may not add to 100% because of rounding.

(3)	States and Territories with Aggregate Principal Balances less than $1,000,000 each.

Distribution of the Automobile Loan Contracts by Wholesale LTV

as of the Cutoff Date

	Wholesale LTV(1) Range	% of Aggregate Principal Balance(2)(3)
	Less than 100	21.24%
	100-109	17.36%
	110-119	22.91%
	120-129	22.45%
	130-139	13.25%
	140-149	2.52%
	150 and greater	0.27%

Weighted Average Wholesale LTV	113%

(1)	Wholesale LTV is calculated using the total amount financed, which may include taxes, title fees and ancillary products over the wholesale auction value of the financed vehicle at the time the vehicle is financed. The vehicle value at origination is determined by using NADA or “Kelly Blue Book Trade-in” prices for used vehicles or dealer invoice/dealer wholesale price for new vehicles.

(2)	Wholesale LTV was not available or could not be calculated on certain loans and these loans are not included in the table above. Since these loans are not included in the Wholesale LTV table, the Aggregate Principal Balance may be less than the total pool.

(3)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Manufacturer

as of the Cutoff Date

Manufacturer	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
BMW	$6,942,083.74	1.01%	332	0.70%
Cadillac	14,440,098.03	2.09%	734	1.56%
Chevrolet	127,999,399.31	18.56%	8,445	17.93%
Chrysler	34,584,548.59	5.01%	2,607	5.53%
Dodge	76,129,184.93	11.04%	5,006	10.63%
Ford	78,118,581.06	11.33%	5,701	12.10%
GMC	23,312,083.59	3.38%	1,216	2.58%
Honda	18,736,361.86	2.72%	1,249	2.65%
Hyundai	25,317,087.54	3.67%	1,861	3.95%
Jeep	28,445,206.80	4.12%	1,834	3.89%
Kia	50,834,449.38	7.37%	3,726	7.91%
Mazda	12,627,196.55	1.83%	899	1.91%
Mercedes	9,077,370.43	1.32%	437	0.93%
Mitsubishi	9,346,784.92	1.36%	847	1.80%
Nissan	53,918,344.94	7.82%	3,486	7.40%
Pontiac	18,558,499.54	2.69%	1,583	3.36%
Saturn	11,934,865.37	1.73%	1,018	2.16%
Toyota	31,721,652.50	4.60%	2,135	4.53%
Volkswagen	7,542,398.39	1.09%	534	1.13%
Other (3)	50,072,097.53	7.26%	3,453	7.33%

Total	$689,658,295.00	100.00%	47,103	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.

(2)	Percentages may not add up to 100% because of rounding.

(3)	Aggregate Principal Balance of less than 1% per manufacturer.

Distribution of the Automobile Loan Contracts by Vehicle Segment

as of the Cutoff Date

Vehicle Segment (1)	Aggregate Principal Balance(2)	% of Aggregate Principal Balance(3)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(3)
Full-Size Car	$4,515,304.94	0.65%	414	0.88%
Full-Size Van/Truck	96,116,101.43	13.94%	5,334	11.32%
Full-Size SUV	48,500,055.70	7.03%	2,450	5.20%
Mid-Size Car	183,905,388.55	26.67%	13,237	28.10%
Mid-Size SUV	160,428,564.00	23.26%	10,558	22.41%
Compact Van/Truck	42,831,538.97	6.21%	3,506	7.44%
Economy/Compact Car	109,809,765.73	15.92%	9,068	19.25%
Sports Car	42,835,512.49	6.21%	2,485	5.28%
Segment Unavailable (4)	716,063.19	0.10%	51	0.11%

Total	$689,658,295.00	100.00%	47,103	100.00%

(1)	Categories reflect consolidated categories based on J.D. Power defined segments.

(2)	Aggregate Principal Balances include some portion of accrued interest.

(3)	Percentages may not add up to 100% because of rounding.

(4)	Vehicle segmentation was not available for certain accounts at the time of the pool.

Historical Delinquency Experience of the Automobile Loan Contracts

as of the Cutoff Date

The following tables set forth the historical delinquency experience of the pool of automobile loan contracts. The servicer considers an automobile loan contract delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due. Due to AmeriCredit’s target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the automobile loan contract and there is a relatively high rate of account movement between current and delinquent status in the portfolio. As of the cutoff date, none of the automobile loan contracts in the pool were more than 30 days delinquent.

Number of Times Ever 31 to 60 Days Delinquent	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
0	$604,229,679.23	87.61%	37,034	78.62%
1	19,442,713.69	2.82%	1,515	3.22%
2+	65,985,902.08	9.57%	8,554	18.16%

Total	$689,658,295.00	100.00%	47,103	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.

(2)	Percentages may not add to 100% because of rounding.

Number of Times Ever 61 to 90 Days Delinquent	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
0	$648,299,486.41	94.00%	41,870	88.89%
1	10,505,411.34	1.52%	1,348	2.86%
2+	30,853,397.25	4.47%	3,885	8.25%

Total	$689,658,295.00	100.00%	47,103	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.

(2)	Percentages may not add to 100% because of rounding.

Number of Times Ever Greater Than 90 Days Delinquent	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
0	$674,632,012.67	97.82%	45,280	96.13%
1	8,978,424.30	1.30%	1,099	2.33%
2+	6,047,858.03	0.88%	724	1.54%

Total	$689,658,295.00	100.00%	47,103	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.

(2)	Percentages may not add to 100% because of rounding.

The obligor under each automobile loan contract is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor’s total payment amount equals the amount financed plus interest charges for the related automobile loan contract’s entire term. The interest charges on the automobile loan contracts are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan contract as of its origination date.

Under a simple interest automobile loan, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the automobile loan contract (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding automobile loan contract payment. The remainder of the obligor’s payment amount is allocated to reduce the principal amount financed.

The issuing entity will account for all automobile loan contracts, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, as if they amortized under the simple interest method. If an automobile loan contract is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan contract plus accrued interest on that automobile loan contract will be deposited into the collection account but will then be paid to the servicer as a supplemental servicing fee.

Repurchase Obligations

AmeriCredit and the depositor each will make representations and warranties regarding the automobile loan contracts pursuant to the purchase agreement and the sale and servicing agreement, respectively. These representations and warranties pertain to specific aspects of the automobile loan contracts, including the origination of the automobile loan contracts, the obligors of the automobile loan contracts, the accuracy and legality of the records, computer tapes and schedules containing information regarding the automobile loan contracts, the financed vehicles securing the automobile loan contracts, the security interests in the automobile loan contracts granted to the depositor, issuing entity and the trust collateral agent, specific characteristics of the automobile loan contracts and others. Upon the breach of one of these representations or warranties by AmeriCredit or the depositor that materially and adversely affects the noteholders’ interest in any automobile loan contract, each party’s repurchase obligation will be triggered under the applicable agreement.

Yield and Prepayment Considerations

Prepayments can be made on any of the automobile loan contracts at any time. If prepayments are received on the automobile loan contracts, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loan contracts may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan contract.

The rate of prepayments on the automobile loan contracts may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan contract may sell or transfer that automobile loan contract without the consent of the servicer. Any risk resulting from faster or slower prepayments of the automobile loan contracts will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loan contracts. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

Prepayments on automobile loan contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loan contracts in a pool of automobile loan contracts. ABS also assumes that all of the automobile loan contracts in a pool are the same size, that all of those automobile loan contracts amortize at the same rate, and that for every month that any individual automobile loan contract is outstanding, payments on that particular automobile loan contract will either be made as scheduled or the automobile loan contract will be prepaid in full. For example, in a pool of automobile loan contracts originally containing 10,000 automobile loan contracts, if a 1% ABS were used, that would mean that 100 automobile loan contracts would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loan contracts or a prediction of the anticipated rate of prepayment on either the pool of automobile loan contracts involved in this transaction or on any pool of automobile loan contracts. It should not be assumed that the actual rate of prepayments on the automobile loan contracts will be in any way related to the percentage of prepayments that are assumed for ABS in this prospectus supplement.

The tables below which are captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

•	the trust property includes four pools of automobile loan contracts with the characteristics set forth in the following table;

•	all prepayments on the automobile loan contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled monthly payment on the automobile loan contracts is made on the last day of each month and each month has 30 days;

•

the initial principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes are equal to the initial principal amounts set forth on the front cover of this prospectus supplement;

•	interest accrues on the Class A-1 Notes at 0.2967% per annum on an “actual/360” basis;

•

interest accrues on the Class A-2 Notes at 0.98% per annum, the Class A-3 Notes at 1.77% per annum, the Class B Notes at 3.72% per annum, the Class C Notes at 5.19% per annum and the Class D Notes at 6.65% per annum, on a “30/360” basis;

•	payments on the notes are made on the fifteenth day of each month commencing in March 2010;

•	the notes are purchased on February 12, 2010;

•

the scheduled monthly payment for each automobile loan contract was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan contract would amortize in a manner that will be sufficient to repay the Principal Balance of that automobile loan contract by its indicated remaining term to maturity;

•	the first due date for each automobile loan contract is the last day of the month of the assumed cutoff date for that automobile loan contract as set forth in the following table;

•	the servicer or the depositor exercises its redemption option to purchase the automobile loan contracts at the earliest opportunity;

•	principal will be paid on each class of the notes on each distribution date as necessary to build and maintain the required overcollateralization; and

•

the servicer receives a monthly servicing fee equal to the product of 1/12 of 2.25% times the aggregate principal balance of the automobile loan contracts and the backup servicer receives a monthly fee equal to the product of 1/12 of 0.0175% times the aggregate principal balance of the automobile loan contracts but not less than $3,000.

Pool	Aggregate Principal Balance	Gross APR	Assumed Cutoff Date	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$48,120,914.66	15.972%	2/1/2010	12	55
2	$18,436,123.44	18.828%	2/1/2010	45	7
3	$189,453,048.77	19.009%	2/1/2010	56	5
4	$433,648,208.13	17.884%	2/1/2010	68	4

The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loan contracts will differ from the assumptions used to construct the tables. For example, it is very unlikely that an automobile loan contract will prepay at a constant level of ABS until maturity or that all of the automobile loan contracts will prepay at the same level of ABS. Moreover, the automobile loan contracts have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loan contracts are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loan contracts, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date;

•	adding the results; and

•	dividing the sum by the related initial principal amount of the note.

The weighted average life to maturity for each class of notes is reflected in the following tables in accordance with the FRBNY TALF prepayment assumption applicable to sub-prime automobile loan contracts, as specified in the TALF frequently asked questions dated January 15, 2010 and posted on the FRBNY’s website at www.newyorkfed.org.

Percent of Initial Note Principal Balance at Various ABS

Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
03/15/10	84	81	76	43	100	100	100	100
04/15/10	68	62	53	22	100	100	100	100
05/15/10	52	43	30	2	100	100	100	100
06/15/10	36	25	9	0	100	100	100	85
07/15/10	21	7	0	0	100	100	93	75
08/15/10	10	0	0	0	100	98	82	65
09/15/10	2	0	0	0	100	89	72	55
10/15/10	0	0	0	0	95	81	63	46
11/15/10	0	0	0	0	88	73	53	36
12/15/10	0	0	0	0	81	64	45	26
01/15/11	0	0	0	0	74	56	36	17
02/15/11	0	0	0	0	67	48	28	8
03/15/11	0	0	0	0	62	42	21	0
04/15/11	0	0	0	0	57	35	13	0
05/15/11	0	0	0	0	51	29	5	0
06/15/11	0	0	0	0	46	23	0	0
07/15/11	0	0	0	0	41	16	0	0
08/15/11	0	0	0	0	36	10	0	0
09/15/11	0	0	0	0	31	4	0	0
10/15/11	0	0	0	0	26	0	0	0
11/15/11	0	0	0	0	21	0	0	0
12/15/11	0	0	0	0	15	0	0	0
01/15/12	0	0	0	0	10	0	0	0
02/15/12	0	0	0	0	5	0	0	0
03/15/12	0	0	0	0	0	0	0	0
04/15/12	0	0	0	0	0	0	0	0
05/15/12	0	0	0	0	0	0	0	0
06/15/12	0	0	0	0	0	0	0	0
07/15/12	0	0	0	0	0	0	0	0
08/15/12	0	0	0	0	0	0	0	0
09/15/12	0	0	0	0	0	0	0	0
10/15/12	0	0	0	0	0	0	0	0
11/15/12	0	0	0	0	0	0	0	0
12/15/12	0	0	0	0	0	0	0	0
01/15/13	0	0	0	0	0	0	0	0
02/15/13	0	0	0	0	0	0	0	0
03/15/13	0	0	0	0	0	0	0	0
04/15/13	0	0	0	0	0	0	0	0
05/15/13	0	0	0	0	0	0	0	0
06/15/13	0	0	0	0	0	0	0	0
07/15/13	0	0	0	0	0	0	0	0
08/15/13	0	0	0	0	0	0	0	0
09/15/13	0	0	0	0	0	0	0	0
10/15/13	0	0	0	0	0	0	0	0
11/15/13	0	0	0	0	0	0	0	0
12/15/13	0	0	0	0	0	0	0	0
01/15/14	0	0	0	0	0	0	0	0
02/15/14	0	0	0	0	0	0	0	0
03/15/14	0	0	0	0	0	0	0	0
04/15/14	0	0	0	0	0	0	0	0
05/15/14	0	0	0	0	0	0	0	0
06/15/14	0	0	0	0	0	0	0	0
07/15/14	0	0	0	0	0	0	0	0
08/15/14	0	0	0	0	0	0	0	0
09/15/14	0	0	0	0	0	0	0	0
10/15/14	0	0	0	0	0	0	0	0
11/15/14	0	0	0	0	0	0	0	0
12/15/14	0	0	0	0	0	0	0	0
Weighted Average Life to Call (Years)	0.32	0.27	0.23	0.15	1.35	1.07	0.85	0.69
Weighted Average Life to Maturity (Years)	0.32	0.27	0.23	0.15	1.35	1.07	0.85	0.69

Percent of Initial Note Principal Balance at Various ABS

Percentages

	Class A-3 Notes				Class B Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
03/15/10	100	100	100	100	100	100	100	100
04/15/10	100	100	100	100	100	100	100	100
05/15/10	100	100	100	100	100	100	100	100
06/15/10	100	100	100	100	100	100	100	100
07/15/10	100	100	100	100	100	100	100	100
08/15/10	100	100	100	100	100	100	100	100
09/15/10	100	100	100	100	100	100	100	100
10/15/10	100	100	100	100	100	100	100	100
11/15/10	100	100	100	100	100	100	100	100
12/15/10	100	100	100	100	100	100	100	100
01/15/11	100	100	100	100	100	100	100	100
02/15/11	100	100	100	100	100	100	100	100
03/15/11	100	100	100	98	100	100	100	100
04/15/11	100	100	100	88	100	100	100	100
05/15/11	100	100	100	77	100	100	100	100
06/15/11	100	100	98	67	100	100	100	100
07/15/11	100	100	89	56	100	100	100	100
08/15/11	100	100	80	46	100	100	100	100
09/15/11	100	100	71	36	100	100	100	100
10/15/11	100	98	63	26	100	100	100	100
11/15/11	100	90	54	17	100	100	100	100
12/15/11	100	83	46	7	100	100	100	100
01/15/12	100	76	38	0	100	100	100	97
02/15/12	100	69	30	0	100	100	100	82
03/15/12	100	62	22	0	100	100	100	68
04/15/12	93	55	14	0	100	100	100	54
05/15/12	87	48	6	0	100	100	100	40
06/15/12	81	41	0	0	100	100	98	27
07/15/12	74	34	0	0	100	100	86	14
08/15/12	68	27	0	0	100	100	74	1
09/15/12	62	20	0	0	100	100	63	0
10/15/12	55	14	0	0	100	100	51	0
11/15/12	49	7	0	0	100	100	40	0
12/15/12	42	1	0	0	100	100	30	0
01/15/13	36	0	0	0	100	90	19	0
02/15/13	30	0	0	0	100	80	9	0
03/15/13	23	0	0	0	100	70	0	0
04/15/13	17	0	0	0	100	60	0	0
05/15/13	10	0	0	0	100	50	0	0
06/15/13	4	0	0	0	100	40	0	0
07/15/13	0	0	0	0	95	30	0	0
08/15/13	0	0	0	0	85	20	0	0
09/15/13	0	0	0	0	74	11	0	0
10/15/13	0	0	0	0	63	2	0	0
11/15/13	0	0	0	0	53	0	0	0
12/15/13	0	0	0	0	43	0	0	0
01/15/14	0	0	0	0	32	0	0	0
02/15/14	0	0	0	0	22	0	0	0
03/15/14	0	0	0	0	12	0	0	0
04/15/14	0	0	0	0	1	0	0	0
05/15/14	0	0	0	0	0	0	0	0
06/15/14	0	0	0	0	0	0	0	0
07/15/14	0	0	0	0	0	0	0	0
08/15/14	0	0	0	0	0	0	0	0
09/15/14	0	0	0	0	0	0	0	0
10/15/14	0	0	0	0	0	0	0	0
11/15/14	0	0	0	0	0	0	0	0
12/15/14	0	0	0	0	0	0	0	0
Weighted Average Life to Call (Years)	2.78	2.28	1.85	1.52	3.83	3.30	2.73	2.25
Weighted Average Life to Maturity (Years)	2.78	2.28	1.85	1.52	3.83	3.30	2.73	2.25

Percent of Initial Note Principal Balance at Various ABS

Percentages

	Class C Notes				Class D Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
03/15/10	100	100	100	100	100	100	100	100
04/15/10	100	100	100	100	100	100	100	100
05/15/10	100	100	100	100	100	100	100	100
06/15/10	100	100	100	100	100	100	100	100
07/15/10	100	100	100	100	100	100	100	100
08/15/10	100	100	100	100	100	100	100	100
09/15/10	100	100	100	100	100	100	100	100
10/15/10	100	100	100	100	100	100	100	100
11/15/10	100	100	100	100	100	100	100	100
12/15/10	100	100	100	100	100	100	100	100
01/15/11	100	100	100	100	100	100	100	100
02/15/11	100	100	100	100	100	100	100	100
03/15/11	100	100	100	100	100	100	100	100
04/15/11	100	100	100	100	100	100	100	100
05/15/11	100	100	100	100	100	100	100	100
06/15/11	100	100	100	100	100	100	100	100
07/15/11	100	100	100	100	100	100	100	100
08/15/11	100	100	100	100	100	100	100	100
09/15/11	100	100	100	100	100	100	100	100
10/15/11	100	100	100	100	100	100	100	100
11/15/11	100	100	100	100	100	100	100	100
12/15/11	100	100	100	100	100	100	100	100
01/15/12	100	100	100	100	100	100	100	100
02/15/12	100	100	100	100	100	100	100	100
03/15/12	100	100	100	100	100	100	100	100
04/15/12	100	100	100	100	100	100	100	100
05/15/12	100	100	100	100	100	100	100	100
06/15/12	100	100	100	100	100	100	100	100
07/15/12	100	100	100	100	100	100	100	100
08/15/12	100	100	100	100	100	100	100	100
09/15/12	100	100	100	90	100	100	100	100
10/15/12	100	100	100	78	100	100	100	100
11/15/12	100	100	100	68	100	100	100	100
12/15/12	100	100	100	54	100	100	100	100
01/15/13	100	100	100	41	100	100	100	100
02/15/13	100	100	100	28	100	100	100	100
03/15/13	100	100	99	0	100	100	100	0
04/15/13	100	100	89	0	100	100	100	0
05/15/13	100	100	80	0	100	100	100	0
06/15/13	100	100	72	0	100	100	100	0
07/15/13	100	100	63	0	100	100	100	0
08/15/13	100	100	52	0	100	100	100	0
09/15/13	100	100	42	0	100	100	100	0
10/15/13	100	100	32	0	100	100	100	0
11/15/13	100	93	22	0	100	100	100	0
12/15/13	100	84	0	0	100	100	0	0
01/15/14	100	76	0	0	100	100	0	0
02/15/14	100	68	0	0	100	100	0	0
03/15/14	100	59	0	0	100	100	0	0
04/15/14	100	49	0	0	100	100	0	0
05/15/14	92	39	0	0	100	100	0	0
06/15/14	82	29	0	0	100	100	0	0
07/15/14	72	0	0	0	100	0	0	0
08/15/14	61	0	0	0	100	0	0	0
09/15/14	48	0	0	0	100	0	0	0
10/15/14	35	0	0	0	100	0	0	0
11/15/14	27	0	0	0	100	0	0	0
12/15/14	0	0	0	0	0	0	0	0
Weighted Average Life to Call (Years)	4.60	4.17	3.55	2.89	4.84	4.43	3.84	3.09
Weighted Average Life to Maturity (Years)	4.63	4.20	3.57	2.91	5.30	4.98	4.29	3.43

Delinquency and Loan Loss Information

The following tables provide information relating to AmeriCredit’s delinquency and loan loss experience for each period indicated with respect to all automobile loan contracts it has originated or purchased and serviced. This information includes the experience with respect to all automobile loan contracts in AmeriCredit’s portfolio of automobile loan contracts serviced during each listed period, including automobile loan contracts which do not meet the criteria for inclusion in, or were otherwise excluded from, this securitization.

AmeriCredit’s net charge-offs as an annualized percentage of average managed automobile loan contracts outstanding may vary from period to period based upon the average age or seasoning of the portfolio and economic factors. Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to the target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the automobile loan contract. Furthermore, a relatively high rate of account movement occurs between current and delinquent status in the portfolio.

AmeriCredit’s policy is to charge-off an account in the month in which the account becomes 120 days contractually delinquent if it has not repossessed the related vehicle. AmeriCredit charges off accounts in repossession when the automobile is repossessed and is legally available for disposition. A charge-off generally represents the difference between the estimated net sales proceeds and the amount of the delinquent automobile loan contract, including accrued interest.

During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by increased unemployment rates, decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Additionally, higher gasoline prices, unstable real estate values, reset of adjustable rate mortgages to higher interest rates, increasing unemployment levels, general availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles as well as weaken collateral values on certain types of vehicles. Because AmeriCredit focuses predominately on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts are higher than those experienced in the general automobile finance industry and could be dramatically affected by a general economic downturn.

We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loan contracts included in the issuing entity.

Delinquency Experience

Bankrupt accounts which have not yet been charged off are included as delinquent accounts in the table below. All dollar amounts are in thousands of dollars.

	At December 31,		At June 30,
	2009(1) (2)	2008(1) (2)	2009(1) (2)	2008(1) (2)	2007(1) (2)	2006(1)	2005
Portfolio at end of period(3)	$9,304,976	$12,999,132	$10,927,969	$14,981,412	$15,946,549	$12,196,702	$11,002,909
Period of Delinquency(4)
31-60 days(5)	$718,237	$1,017,246	$753,086	$898,874	$755,598	$626,547	$575,662
61-90 days	185,960	319,562	224,394	263,122	210,959	173,756	159,000
91 days or more	158,446	222,004	158,851	171,402	120,763	78,182	82,292

Total Delinquencies	$1,062,643	$1,558,812	$1,136,331	$1,333,398	$1,087,320	$878,485	$816,954
Repossessed Assets	54,598	44,727	49,280	46,763	46,081	41,566	38,581

Total Delinquencies and Repossessed Assets	$1,117,241	$1,603,539	$1,185,611	$1,380,161	$1,133,401	$920,051	$855,535

Total Delinquencies as a Percentage of the Portfolio	11.4%	12.0%	10.4%	8.9%	6.8%	7.2%	7.4%
Total Repossessed Assets as a Percentage of the Portfolio	0.6%	0.3%	0.5%	0.3%	0.3%	0.3%	0.4%

Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio	12.0%	12.3%	10.9%	9.2%	7.1%	7.5%	7.8%

(1)	Beginning with the fiscal year ended June 30, 2006, results include automobile loan contracts from the May 1, 2006 acquisition of Bay View Acceptance Corporation as well as Bay View Acceptance Corporation automobile loan contracts originated subsequent to the acquisition date.

(2)	Beginning at March 31, 2007, results include automobile loan contracts from the January 1, 2007 acquisition of Long Beach Acceptance Corp. as well as Long Beach Acceptance Corp. automobile loan contracts originated subsequent to the acquisition date.

(3)	All amounts and percentages are based on the Principal Balances of the automobile loan contracts. Principal Balances include some portion of accrued interest.

(4)	AmeriCredit considers an automobile loan contract delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(5)	Amounts shown do not include automobile loan contracts which are less than 31 days delinquent.

Loan Loss Experience

(dollars in thousands)

	Six Months Ended December 31,		Fiscal Year Ended June 30,
	2009(1)(2)	2008(1)(2)	2009(1) (2)	2008(1) (2)	2007(1) (2)	2006(1)	2005
Period-End Principal Outstanding(3)	$9,304,976	$12,999,132	$10,927,969	$14,981,412	$15,946,549	$12,196,702	$11,002,909
Average Month-End Amount Outstanding During the Period(3)	$10,062,216	$14,045,482	$13,001,773	$16,066,236	$13,727,217	$11,216,530	$11,240,456
Net Charge-Offs(4)	$437,730	$591,024	$1,032,854	$1,000,084	$643,059	$578,629	$646,151
Net Charge-Offs as a Percentage of Period-End Principal Outstanding(5)	9.3%	9.0%	9.5%	6.7%	4.0%	4.7%	5.9%
Net Charge-Offs as a Percent of Average Month-End Amount Outstanding(5)	8.6%	8.3%	7.9%	6.2%	4.7%	5.2%	5.7%

(1)	Beginning with the fiscal year ended June 30, 2006, results include automobile loan contracts from the May 1, 2006 acquisition of Bay View Acceptance Corporation as well as Bay View Acceptance Corporation automobile loan contracts originated subsequent to the acquisition date.

(2)	Beginning at March 31, 2007, results include automobile loan contracts from the January 1, 2007 acquisition of Long Beach Acceptance Corp. as well as Long Beach Acceptance Corp. automobile loan contracts originated subsequent to the acquisition date.

(3)	All amounts and percentages are based on the Principal Balances of the automobile loan contracts. Principal Balances include some portion of accrued interest.

(4)	Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances.

(5)	Results for the six months ended December 31, 2009 and December 31, 2008 are annualized.

Description of the Notes

General

The issuing entity will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

The issuing entity will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe. See “Description of the Securities — Book-Entry Registration” in the accompanying prospectus and Annex A in this prospectus supplement.

Distribution Dates

While AmeriCredit is the servicer, payments on the notes will be made on the fifteenth day of each month or, if the fifteenth day is not a business day, on the next following business day. The first distribution date will be March 15, 2010. If the backup servicer or another successor servicer becomes the servicer, the distribution date may be a different day of the month. Only holders of record as of the close of business on the record date, which is the business day immediately preceding a distribution date, will receive payments on that distribution date.

A business day is a day other than a Saturday, Sunday, or any other day on which commercial banks located in Texas, Delaware, Minnesota or New York or the location in which the corporate trust office of either the trustee under the indenture or the owner trustee under the trust agreement are authorized or obligated to be closed.

The final scheduled distribution dates are as follows:

•	for the Class A-1 Notes, February 15, 2011;

•	for the Class A-2 Notes, January 15, 2013;

•	for the Class A-3 Notes, March 17, 2014;

•	for the Class B Notes, November 17, 2014;

•	for the Class C Notes, August 17, 2015; and

•	for the Class D Notes, July 17, 2017.

Payments of Interest

Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date—or, in the case of the first distribution date, from and including the closing date, to but excluding the following distribution date. In the case of the first distribution date, the interest period shall be 31 days for the Class A-1 Notes, and 33 days for the

Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes. The interest accruing during an interest period will accrue on each class’ outstanding principal balance as of the end of the prior distribution date, or, in the case of the first distribution date, as of the closing date.

For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date. To the extent permitted by law, interest at the applicable interest rate on that unpaid amount will be due on the next distribution date. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

For any distribution date, the trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid fees to the servicer, accrued and unpaid fees and expenses of the trustee and the backup servicer and the issuing entity’s other administrative fees, in each case subject to the caps set forth in the sale and servicing agreement. See “Description of the Transaction Documents — Distributions— Distribution Date Payments” in this prospectus supplement.

Payments of Principal

On each distribution date, other than the final scheduled distribution date for any class of notes and any distribution date when the priorities set forth under “Description of the Transaction Documents — Distributions —Distribution Date Payments after an Event of Default” are applicable, the amount of principal collected on the automobile loan contracts, and if necessary, excess cashflow on the automobile loan contracts and certain amounts of interest, will be available to pay the Noteholders’ Principal Distributable Amount (as defined in the Glossary).

On each distribution date, payments of principal will be distributed to the most senior outstanding class of notes to maintain parity between the note principal balance and the Pool Balance (as defined in the Glossary).The principal payments made to cure this undercollateralization, if any then exists, will be made prior to the payment of interest on the more subordinated classes of notes on that distribution date. See “Description the Transaction Documents— Distributions— Distribution Date Payments” below.

On each distribution date, once the reserve account is fully funded, Available Funds (as defined in the Glossary) that remain following payment of all amounts pursuant to clauses 1 through 16 under “Description of the Transaction Documents—Distributions—Distribution Date Payments” below will be available to be paid as the Accelerated Principal Amount and will be paid to the most senior outstanding class or classes of notes as payments of principal. These amounts will be paid under clause 17 under “Description of the Transaction Documents— Distributions—Distribution Date Payments” below.

The classes of notes are “sequential pay” classes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 5, 7, 8, 10, 11, 13, 14, 15 and 17 under “Description of the Transaction Documents— Distributions—Distribution Date Payments” below other than any distribution date when the priorities set forth under “Description of the Transaction Documents — Distributions —Distribution Date Payments after an Event of Default” are applicable, will be aggregated and will be paid out in the following order:

•	first, the Class A-1 Notes will amortize until they are paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off;

•	once the Class A-3 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off;

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize, until they are paid off; and

•	once the Class C Notes are paid off, the Class D Notes will begin to amortize, until they are paid off.

In addition, any outstanding principal balance of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal balance of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors. The principal balance of any class of notes at any time will equal that class’ initial principal balance reduced by all amounts distributed as principal on that class as described above.

Optional Redemption

On any distribution date on which the Pool Balance has declined to 10% or less of the aggregate Principal Balance of the automobile loan contracts as of the cutoff date, which is $68,965,829.50, any notes that are still outstanding may be redeemed in whole, but not in part, as described in the accompanying prospectus under “Description of the Transaction Documents—Termination”. This redemption will cause the early retirement of the redeemed notes. The redemption price will equal the unpaid principal amount of the notes being redeemed, plus accrued and unpaid interest. Notice of any such redemption will be given by the servicer or the issuing entity to the rating agencies and to the trustee. Such notice shall be provided to the trustee no later than 25 days prior to the planned redemption date.

Events of Default

The occurrence and continuance of any of the following events will constitute an event of default under the indenture:

•

default in the payment of interest outstanding when it becomes due and payable on (i) the Class A Notes, (ii) if no Class A Notes are outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes are outstanding, the Class C Notes or (iv) if no Class A Notes, Class B Notes or Class C Notes are outstanding, the Class D Notes, which default, in each case, remains uncured for a specified number of days;

•	default in the payment of principal on any note when the same becomes due and payable on its final scheduled distribution date;

•

any default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture (other than a default in the payment of the interest or principal on any note when due), or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when it was made, and such default shall continue or is not cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect is not eliminated or otherwise cured, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the servicer on behalf of the owner trustee delivers an officers’ certificate to the trustee to the effect that such default is capable of remedy within 90 days or less and that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after the giving of written notice of the failure or incorrect representation or warranty to the issuing entity and the trustee, by the holders of at least 25% of the voting rights of the notes Outstanding or to the issuing entity by the trustee;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the issuing entity’s property; and

•	the issuing entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

If an event of default has occurred and is continuing, the trustee in its discretion may, or if so requested in writing by the Majority Noteholders (as defined in the Glossary) shall, declare that the notes become due and payable at par, together with accrued interest. Prior to the declaration of the acceleration of the notes, the Majority Noteholders may waive any event of default or unmatured event of default and its consequences except a default (a) in the payment of principal of or interest on any of the notes or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

Upon the occurrence of an event of default, the trustee will have the right, but not the obligation, to cause the trust collateral agent to accelerate the notes, exercise remedies or liquidate the trust property in whole or in part, on any date or dates following the event of default. The trustee may not cause the liquidation of the trust property unless (i) the event of default is a default in the payment of principal of or interest on any of the notes or (ii) either (a) noteholders representing 100% of the Outstanding amount of the notes consent thereto, or (b) the proceeds of such sale or liquidation distributable to the noteholders will be sufficient to discharge in full all amounts then due and unpaid on such notes for principal and interest or (c) the trustee determines that the trust property will not continue to provide sufficient funds for the payment of principal of and interest on the notes and they would have become due if the notes had not been accelerated and the trustee provides notice to the rating agencies and obtains the consent of noteholders representing at least 66-2/3% of the Outstanding amount of the notes.

Description of the Transaction Documents

The following summary describes material terms of the purchase agreement, the sale and servicing agreement, the indenture and the trust agreement. The issuing entity has filed forms of these transaction documents as exhibits to the registration statement and will file final versions of the purchase agreement, the sale and servicing agreement, the indenture and the trust agreement on or after the closing date on a Form 8-K under the commission file number that will be established for the issuing entity.

This summary does not claim to be complete and is subject to all the provisions of the transaction documents. This summary supplements the description of the general terms and provisions of the transaction documents that is provided in the accompanying prospectus. To the extent that the description provided in the accompanying prospectus differs from the following description, the following description of the general terms and provisions of the transaction documents supersedes the description provided in the accompanying prospectus.

Sale and Assignment of the Automobile Loan Contracts

On or prior to the closing date, AmeriCredit will enter into a purchase agreement with the depositor pursuant to which AmeriCredit will sell and assign to the depositor, without recourse, its entire interest in and to the automobile loan contracts. Under the purchase agreement, AmeriCredit will also sell and assign to the depositor, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date. Each automobile loan contract transferred by AmeriCredit to the depositor will be identified in an automobile loan contract schedule appearing as an exhibit to the purchase agreement.

On or prior to the closing date, the depositor will enter into a sale and servicing agreement with the issuing entity pursuant to which the depositor will sell and assign to the issuing entity, without recourse, its entire interest in and to the automobile loan contracts. Under the sale and servicing agreement, the depositor will also sell and assign to the issuing entity, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date. Each automobile loan contract transferred by the depositor to the issuing entity will be identified in an automobile loan contract schedule appearing as an exhibit to the sale and servicing agreement.

Under the purchase agreement, AmeriCredit will agree that, upon the breach of any representation or warranty which triggers the depositor’s repurchase obligation with respect to any automobile loan contract, the issuing entity will be entitled to require AmeriCredit to repurchase the affected automobile loan contracts directly from the issuing entity. The issuing entity’s rights under the purchase agreement will constitute part of the issuing entity’s property and may be enforced directly by the issuing entity. In addition, the issuing entity will pledge the rights to the trust collateral agent as collateral for the notes and the trust collateral agent may directly enforce those rights.

The servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of automobile loan contracts in the pool be sold by the issuing entity in this manner.

Accounts

The servicer will establish and maintain a lockbox account that is a segregated account with a bank or banks, in the trustee’s name for the noteholders’ benefit. The servicer will instruct each obligor to make payments on the automobile loan contracts after the cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox processor. The servicer will be required to deposit all obligor payments to the lockbox account within two business days of receipt.

The trust collateral agent will establish a collection account in its own name, on the noteholders’ behalf. All amounts that are deposited to the lockbox account will be transferred, within two business days of deposit in the lockbox account, to the collection account. The collection account will be maintained with the trust collateral agent so long as the trust collateral agent’s deposits have a rating acceptable to the rating agencies. If the deposits of the trust collateral agent or its corporate parent no longer have an acceptable rating, the servicer shall, with the trust collateral agent’s assistance if necessary, transfer the collection account within 30 days to a bank whose deposits have the proper rating.

The trust collateral agent will establish and maintain a note distribution account in its own name, on the noteholders’ behalf. Amounts that are released from the collection account for distribution to noteholders will be deposited to the note distribution account and all distributions to the noteholders will be made from the note distribution account.

The trust collateral agent will establish and maintain a reserve account in its own name, on the noteholders’ behalf. Amounts may be released from the reserve account in the manner set forth in “—Credit Support—Reserve Account.”

Funds on deposit in the collection account, the note distribution account and the reserve account will be invested by the trust collateral agent (or any custodian with respect to funds on deposit in such account) in eligible investments selected in writing by the servicer (pursuant to standing instructions or otherwise) as described in “Description of the Transaction Documents—Accounts” in the accompanying prospectus.

As described in the accompanying prospectus, all accounts, other than the lockbox account, will be eligible deposit accounts.

Servicing Compensation

Under the sale and servicing agreement, the servicer will receive a servicing fee on each distribution date. For so long as AmeriCredit or the backup servicer is the servicer, the servicing fee on each distribution date will equal 2.25% times the aggregate Principal Balance of the automobile loan contracts as of the opening of business on the first day of the collection period (or, in the case of the first distribution date, as of February 3, 2010) times one-twelfth (or in the case of the first distribution date, a fraction equal to the number of days from and including February 3, 2010 through and including February 28, 2010 over 360). For so long as any successor servicer is the servicer, the servicing fee may be greater than the servicing fee that AmeriCredit and the backup servicer are entitled to receive as the servicer. In addition to the servicing fee, the servicer will also retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loan contracts as supplemental servicing fees, and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loan contracts as an agent for their beneficial owner. These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries on the related automobile loan contracts;

•	investigating delinquencies;

•	sending billing statements to obligors;

•	reporting tax information to obligors;

•	paying collection and disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	administering the automobile loan contracts;

•	accounting for collections and furnishing statements to the trustee or the trust collateral agent with respect to distributions;

•	paying certain taxes;

•	paying accounting fees;

•	paying outside auditor fees; and

•	paying data processing costs.

The servicer will also be reimbursed for repossession and recovery fees and costs associated with maintaining bank accounts that are necessary to service the automobile loan contracts.

The servicer may delegate its duties under any transaction document with respect to the servicing of and collections on certain automobile loan contracts to an affiliate of AmeriCredit, including the delegation of its duties under any transaction document with respect to the servicing of and collections on certain automobile loan contracts to AmeriCredit Financial Services of Canada Ltd. without first obtaining the consent of any person. The servicer may utilize third party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances. The fees and expenses of any third party agent will be as agreed between the servicer and its third party agent and none of the trustee, the backup servicer, the issuing entity or the noteholders will have any responsibility for those fees and expenses. No delegation by the servicer of any of its duties under any transaction document shall relieve the servicer of its responsibility with respect to such duties.

Distributions

Servicer’s Certificates

On each determination date, the servicer will deliver the servicer’s certificate to the trustee, the owner trustee, the trust collateral agent, the backup servicer and each rating agency specifying, among other things:

•	the amount of aggregate collections on the automobile loan contracts during the preceding calendar month;

•	the aggregate Purchase Amounts (as defined in the Glossary) of automobile loan contracts purchased by the depositor and AmeriCredit during the preceding calendar month; and

•	the aggregate amount of Sold Receivables (as defined in the Glossary) during the preceding calendar month.

The determination date with respect to collections received during a calendar month is the second business day prior to the related distribution date in the next calendar month.

Distribution Date Payments

On or prior to each distribution date, the servicer will instruct the trust collateral agent to make the following distributions on such distribution date from Available Funds and the amounts withdrawn from the reserve account in the following order of priority:

1.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds; to AmeriCredit, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were deposited in the lockbox account but that do not relate to principal payments, interest payments or extension fees due on the automobile loan contracts; and to any successor servicer, transition fees not to exceed $200,000 (including boarding fees) in the aggregate;

2.	to the lockbox bank and lockbox processor, the trustee, the owner trustee, the trust collateral agent and the backup servicer, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), and provided that such fees and expenses shall not exceed (i) $100,000 in the aggregate in any calendar year to the owner trustee and (ii) $200,000 in the aggregate in any calendar year to the lockbox bank and lockbox processor, the trustee, the trust collateral agent and the backup servicer;

3.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount (as defined in the Glossary) payable on the Class A Notes for payment pari passu to the holders of the Class A-1, Class A-2 and Class A-3 Notes;

4.	to the note distribution account, to make a payment of principal to the extent necessary to reduce the Class A Note principal balance to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

5.	to the note distribution account, to make a payment of the remaining note principal balance of any class of the Class A Notes on its respective final scheduled distribution date;

6.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class B Notes;

7.	to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clause 4 above, to reduce the combined Class A and Class B Note principal balance to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

8.	to the note distribution account, to make a payment of the remaining note principal balance of the Class B Notes on their final scheduled distribution date;

9.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class C Notes;

10.	to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4 and 7 above, to reduce the combined Class A, Class B and Class C Note principal balance to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

11.	to the note distribution account, to make a payment of the remaining note principal balance of the Class C Notes on their final scheduled distribution date;

12.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class D Notes;

13.	to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 7 and 10 above, to reduce the combined Class A, Class B, Class C and Class D Note principal balance to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

14.	to the note distribution account, to make a payment of the remaining note principal balance of the Class D Notes on their final scheduled distribution date;

15.	to the note distribution account, to make a payment of the Noteholders’ Principal Distributable Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

16.	to the reserve account, an amount necessary to increase the amount on deposit in the reserve account to its required level;

17.	to the note distribution account, to make a payment of the Accelerated Principal Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

18.	to pay each of the trustee, the lockbox bank, the lockbox processor, the owner trustee, the trust collateral agent, the backup servicer and the successor servicer any fees and expenses then due to such party that are in excess of the related cap or annual limitation specified in the sale and servicing agreement; and

19.	to pay all remaining amounts to the certificateholder.

Amounts that would remain on deposit in the reserve account on any distribution date that are in excess of the lesser of (i) 2.0% of the initial Pool Balance ($13,793,165.90) and (ii) the aggregate principal balance of the notes after giving effect to all payments on that distribution date will be added to Available Funds and distributed in accordance with the priorities set forth above. The reserve account balance on any distribution date will not in any event be greater than the aggregate principal amount of the notes on that distribution date after giving effect to all payments on that distribution date. On any distribution date that the amount on deposit in the reserve account, together with Available Funds, is sufficient to pay all amounts due pursuant to priorities 1 through 15 set forth above and the note principal balance of all outstanding classes of notes, such amounts will be used to pay the outstanding notes in full on such distribution date.

Distribution Date Payments after an Event of Default

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following the acceleration of the notes or (iii) upon liquidation of the trust assets will not be distributed in accordance with the priorities set forth under “—Distribution Date Payments” but will instead be distributed in accordance with the following order of priority:

1.	to the servicer, the lockbox bank and lockbox processor, the owner trustee, the trustee, backup servicer and the trust collateral agent, certain amounts due and owing to such entities, pursuant to the priorities set forth at clauses 1 and 2 above, ratably, without preference or priority of any kind and without regard to the caps set forth in clauses 1 and 2 above;

2.	to the Class A noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

3.	to the Class A noteholders, for amounts due and unpaid on the notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2 Notes and Class A-3 Notes, ratably without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the notes for principal, until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the notes for principal, until the Class C Notes are paid off;

8.	to the Class D noteholders, for amounts due and unpaid on the notes for interest;

9.	to the Class D noteholders, for amounts due and unpaid on the notes for principal, until the Class D Notes are paid off; and

10.	to pay all remaining amounts to the certificateholder.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority as set forth under “—Distributions—Distribution Date Payments” in this prospectus supplement. The fees described below do not change upon an event of default.

Fee	General Purpose of the Fee	Amount or Calculation of Fee

1. Servicer Fee	Compensation to the servicer for services provided pursuant to the transaction documents.	If AmeriCredit or the backup servicer is the servicer, with respect to any collection period, the product of 2.25% times the aggregate principal balance of the automobile loan contracts as of the opening of business on the first day of the related collection period (or, in the case of the first distribution date, as of February 3, 2010) times one-twelfth (or, in the case of the first distribution date, a fraction equal to the number of days from and including February 3, 2010 through and including February 28, 2010 over 360).

2. Trustee and Trust Collateral Agent Fee	Compensation to the trustee in its capacities as trustee and trust collateral agent for services provided pursuant to the transaction documents.	$833 monthly.

3. Owner Trustee Fee	Compensation to the owner trustee for services provided pursuant to the transaction documents.	Fees and other reasonable expenses, as agreed to between the depositor and the owner trustee, but only to the extent not paid directly by the servicer (so long as AmeriCredit is the servicer).

4. Backup Servicer Fee	Compensation to the backup servicer for services provided pursuant to the transaction documents.	0.0175% of the aggregate principal balance of the automobile loan contracts as of the opening of business on the first day of the related collection period (or, in the case of the first distribution date, as of February 3, 2010) times one-twelfth (or, in the case of the first distribution date, a fraction equal to the number of days from and including February 3, 2010 through and including February 28, 2010 over 360), but not less than $3,000 monthly.

The expenses of the servicer will be reimbursed as set forth under “—Servicing Compensation.”

Statements to Noteholders

On or prior to each distribution date, the trust collateral agent will forward a statement to the noteholders detailing information required under the transaction documents. These statements will be based on the information in the related servicer’s certificate. Each statement that the trust collateral agent delivers to the noteholders will include the following information regarding the notes on the related distribution date:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	each class of notes’ aggregate outstanding principal amount and pool factor, after considering all payments reported under (b) above on that date;

(d)	the related Noteholders’ Interest Carryover Amount (as defined in the Glossary), if any, and the change in that amount from the preceding statement;

(e)	the servicing fee paid for the related calendar month;

(f)	the Pool Balance as of the close of business on the last day of the preceding collection period;

(g)	the amount of the aggregate realized losses on the automobile loan contract pool, if any, for the second preceding collection period;

(h)	the aggregate Purchase Amounts for automobile loan contracts, if any, that were repurchased by the servicer during the related calendar month;

(i)	the amount of the distribution(s) payable out of amounts withdrawn from the Reserve Account; and

(j)	the aggregate amounts received from third-party purchasers as payment for Sold Receivables, if any, that were sold during the related calendar month.

Each amount described in subclauses (a) through (d) for the notes will be expressed as a dollar amount per $1,000 of the notes’ initial principal amount.

The noteholders will not receive a separate notification when changes are made to the automobile loan contract pool, such as when automobile loan contracts are removed from the automobile loan contract pool pursuant to the provisions of the transaction documents providing for the sale of certain automobile loan contracts or the repurchase of automobile loan contracts upon breaches of representations or warranties. However, filings detailing the automobile loan contract pool composition will be filed periodically on Form 10-D under the Commission file number 333-146701-05 as required by Regulation AB.

Unless and until definitive notes are issued, the trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the trust’s behalf. See “Description of the Securities” in the accompanying prospectus.

The trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the automobile loan contracts provided by the servicer from time to time) via the trustee’s internet website with the use of a password provided by the trustee. The trustee’s internet website will be located at www.CTSLink.com or at such other address as the trustee shall notify the noteholders from time to time. For assistance with regard to this service, you can call the trustee’s Corporate Trust Office at (866) 846-4526.

After the end of each calendar year, within the required time period, the trustee will furnish to each person who at any time during the calendar year was a noteholder a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the depositor deems necessary to enable the noteholder to prepare its tax returns.

Compliance Statements

The sale and servicing agreement provides for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement. The sale and servicing agreement requires the servicer to deliver to the issuing entity, on or before March 31 of each calendar year, a certificate signed by an officer of the servicer regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in the relevant Commission regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, that are backed by the same type of assets as those backing the securities. In the event that the backup servicer or another successor servicer assumes the servicing duties under the transaction documents, each such servicer will provide a separate annual statement.

Pursuant to the sale and servicing agreement, a firm of independent certified public accountants will furnish to the trustee on or before March 31 of each calendar year, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects during the immediately preceding calendar year.

Credit Enhancement

Credit enhancement for the notes is provided by:

•	the application of excess cashflow, which is the amount by which the interest paid by the obligors exceeds the interest earned on the notes and other fees and expenses of the issuing entity;

•	overcollateralization, which is the excess of the Principal Balance of the automobile loan contracts over the principal balance of the notes;

•	amounts on deposit in the reserve account; and

•	the subordination of each class, if any, that is junior in its right to receive payments of principal and interest to the related Class of Notes.

Application of Excess Cashflow

Because it is anticipated that more interest will be paid by the obligors than is necessary to pay the interest earned on the notes and the issuing entity’s monthly fees and expenses, there is expected to be excess cashflow each month. To the extent that the collections in any month are greater than the amount necessary to pay trust expenses and principal and interest on the notes, the remaining amount will be available to make accelerated principal payments on the notes to build and maintain overcollateralization at a targeted level and to maintain the reserve account at its target amount.

Overcollateralization

Overcollateralization will exist whenever the aggregate Principal Balance of the automobile loan contracts as of the last day of the calendar month immediately preceding a distribution date exceeds the aggregate note principal balance as of that distribution date, after making all payments on that date. On the closing date the initial amount of overcollateralization will be approximately 13.00% of the Pool Balance as of the cutoff date, but the sale and servicing agreement requires that the amount of overcollateralization be increased to, and then maintained at, a target amount.

The target amount of overcollateralization on any distribution date will equal:

(1)    23.25% of the Pool Balance;

minus

(2)    the amount required to be on deposit in the reserve account.

The increase to, and maintenance of, the overcollateralization target will be accomplished by the application of monthly excess cashflow to the payment of the Accelerated Principal Amount to reduce the note principal balance of the most senior outstanding class or classes of notes until the target is reached. Because the excess cashflow represents interest collections on the automobile loan contracts but is distributed as principal on the notes, its distribution will increase overcollateralization by paying down principal on the notes more quickly than principal is collected on the automobile loan contracts.

Because the overcollateralization target is determined by reference to the Pool Balance, as the Pool Balance decreases over time, the amount of overcollateralization required will also decrease, or “step down”. If the amount of overcollateralization steps down on a distribution date, less principal may be distributed on the notes than was collected on the automobile loan contracts in the preceding calendar month. By amortizing the notes more slowly than the automobile loan contracts, the overcollateralization would also decrease to the overcollateralization target. However, the amount of overcollateralization will not be allowed to step down on any distribution date if, as a result of the step down, the amount of overcollateralization would be less than 1.50% of the initial Pool Balance.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the trust assets do not generate enough cash to satisfy the trust’s obligations, including the obligations to make payments to noteholders, payments of excess cashflow that would otherwise be made to the holder of the certificate representing the residual interest in the trust will first be eliminated and any additional losses will then be absorbed as follows:

•	first, by the holders of the Class D Notes, to the extent then outstanding;

•	second, by the holders of the Class C Notes, to the extent then outstanding;

•	third, by the holders of the Class B Notes, to the extent then outstanding; and

•	fourth, by the holders of the Class A-3 Notes, Class A-2 Notes and Class A-1 Notes, in that order.

Reserve Account

On the closing date, a reserve account will be established in the name of the trustee on behalf of the noteholders and an initial cash deposit of $13,793,165.90 which is 2.0% of the initial aggregate Principal Balance of the automobile loan contracts, will be made to the reserve account. The reserve account will be in the name of and maintained by the trustee for the benefit of the noteholders and will be part of the trust assets. On each distribution date, excess cashflow will be deposited to the reserve account to maintain the amount on deposit at 2.0% of the aggregate initial Principal Balance of all automobile loan contracts sold to the issuing entity; provided that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to all payments on that distribution date.

Amounts on deposit in the reserve account will be invested in certain eligible investments at the direction of the servicer that mature not later than the business day prior to the following distribution date, or, if the rating agencies either (i) provide written confirmation that it would not affect the ratings assigned to the notes or (ii) do not provide notice within ten business days of its receipt of written notice thereof that it would affect the ratings assigned to the notes, that mature later than the business day prior to the following distribution date unless such eligible investment is an obligation of the trust collateral agent, then the investment may mature on the distribution date. Any net income from those investments will be deposited into the reserve account.

On each distribution date, the amount on deposit in the reserve account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of trust expenses, interest payments on the notes, principal payments on the notes that are necessary to prevent the aggregate note principal balance from exceeding the Pool Balance and principal payments on each class of notes that are necessary to pay off each class of notes on its final scheduled distribution date. See “Description of the Transaction Documents — Distributions— Distribution Date Payments” in this prospectus supplement.

If the amount on deposit in the reserve account on any distribution date, after giving effect to any withdrawals on that distribution date, exceeds the lesser of (i) 2.0% of the initial aggregate Principal Balance of all automobile loan contracts sold to the issuing entity and (ii) the aggregate principal amount of the notes after giving effect to all payments on that distribution date, excess amounts will be added to Available Funds and distributed in accordance with the priorities set forth above under “— Distribution Date Payments”.

On any distribution date that the amount on deposit in the reserve account together with Available Funds is sufficient to pay all amounts due pursuant to priorities 1 through 15 set forth above under “— Distribution Date Payments” and the note principal balance of all outstanding classes of notes, such amounts will be used to repay all outstanding notes in full on such distribution date.

Servicer Termination Event

Any of the following events will constitute a servicer termination event under the sale and servicing agreement:

•	the servicer’s failure to deliver any required payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days;

•

the servicer’s failure to deliver the servicer’s certificate by the first business day prior to the distribution date or a breach of the servicer’s covenant not to merge or consolidate or transfer all or substantially all of its assets unless the successor or surviving entity of such merger or consolidation is capable of fulfilling the duties of the servicer;

•

the servicer’s failure to observe or perform in any respect any other covenant or agreement under the sale and servicing agreement, which failure (i) materially and adversely affects the rights of the noteholders and (ii) continues unremedied for 30 days after knowledge thereof by the servicer or after the trust collateral agent gives the servicer written notice of such failure;

•

events of bankruptcy, insolvency, receivership or liquidation, or similar proceedings regarding the servicer, or actions by the servicer, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

•

any servicer representation, warranty or statement proves to be incorrect in any material respect, the issuing entity or the noteholders’, and the circumstances or conditions in respect of which the representation, warranty or statement was incorrect shall not have been eliminated or cured within 30 days after the servicer has knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trust collateral agent; or

•

AmeriCredit Corp. and its consolidated subsidiaries, as determined in accordance with GAAP, shall have less than $70,000,000 of liquidity. Liquidity for the purpose of this test means, with respect to any month-end, (a) unrestricted cash on such date and (b) amounts available to be drawn under the credit facilities of AmeriCredit Corp. and its consolidated subsidiaries, so long as AmeriCredit Corp. and its consolidated subsidiaries can satisfy all conditions precedent to borrowing such amounts under such facilities.

Rights Upon Servicer Termination Event

If a servicer termination event has occurred and remains unremedied the trust collateral agent or the Majority Noteholders may terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

If AmeriCredit is the servicer that is terminated or that resigns as described under “Description of the Transaction Documents—Matters Regarding the Servicer” in the accompanying prospectus, then the backup servicer, or any other successor servicer appointed by the trust collateral agent (acting at the direction of the Majority Noteholders) pursuant to the sale and servicing agreement, will succeed to all the responsibilities, duties, and liabilities of the servicer. If the terminated servicer is not AmeriCredit, the trust collateral agent (acting at the direction of the Majority Noteholders) will appoint a successor servicer subject to satisfaction of the criteria set forth in the sale and servicing agreement.

Any successor to AmeriCredit as servicer will succeed to all the responsibilities, duties, and liabilities of AmeriCredit under the sale and servicing agreement and will be entitled to compensation as agreed upon by the Majority Noteholders and the successor servicer as set forth in the sale and servicing agreement, which compensation may be greater than the servicing fee that AmeriCredit is entitled to receive as servicer. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer’s duties, which could result in delays and/or disruptions in collections on the automobile loan contracts and delays and/or reductions in payments on the notes.

Any transition fees to the backup servicer or the successor servicer will be payable by the issuing entity as described under “—Distributions—Distribution Date Payments”.

Waiver of Past Defaults

Notwithstanding anything to the contrary described under “Description of the Transaction Documents—Waiver of Past Defaults” in the accompanying prospectus, the Majority Noteholders may, on behalf of all noteholders, waive any default by the servicer or the backup servicer under the sale and servicing agreement and the consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Replacement of Owner Trustee, Trustee and Backup Servicer

Replacement of Owner Trustee

The owner trustee may resign at any time under the trust agreement. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the trust agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the owner trustee. Upon the owner trustee’s resignation or removal, the depositor shall promptly appoint a successor owner trustee.

Replacement of Trustee

Under the indenture, the trustee may resign at any time upon notice to the issuing entity. Additionally, the issuing entity may and shall remove the trustee if:

•	at any time, the trustee shall cease to be eligible under the indenture;

•

a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the trustee or for any substantial part of the trustee’s property, or ordering the winding-up or liquidation of the trustee’s affairs;

•

an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the trustee and such case is not dismissed within 60 days;

•

the trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator for the trustee or for any substantial part of the trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

•	the trustee otherwise becomes incapable of acting.

Any resignation or removal of the trustee will also serve as a resignation or removal of the trustee in its capacities as trust collateral agent under the transaction documents. If the trustee resigns or is removed, the issuing entity shall promptly appoint a successor trustee and shall promptly transfer all trust accounts to an institution that meets the eligibility requirements set forth in the indenture. Additionally, if the trustee ceases to be eligible under the indenture, any noteholder may petition a court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee.

Replacement of Backup Servicer

Under the sale and servicing agreement the backup servicer may not resign from its obligations and duties as backup servicer, except upon determination that the performance by the backup servicer of its duties is no longer permissible under applicable law. No resignation of the backup servicer shall be effective until an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the backup servicer. Additionally, prior to an appointment of the backup servicer as successor servicer, the trust collateral agent may, in its discretion, or shall, at the direction of the Majority Noteholders, without cause, upon not less than 30 days’ notice, terminate the rights and obligations of the backup servicer.

If the backup servicer replaces the servicer upon the servicer’s resignation or termination, the backup servicer shall be successor in all respects except as expressly set forth in the sale and servicing agreement to the servicer in its capacity as servicer under the sale and servicing agreement and shall be subject to the termination provisions relating to the servicer under the sale and servicing agreement and as described herein under “Description of the Transaction Documents—Servicer Termination Event.”

Amendment

Notwithstanding anything to the contrary described under “Description of the Transaction Documents—Amendment” in the accompanying prospectus, the sale and servicing agreement may be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee (which consent may not be unreasonably withheld), but without the consent of the noteholders. Similarly, the indenture may be amended by the issuing entity and the trustee, but without the consent of the noteholders. The sale and servicing agreement or the indenture may be amended in this manner to, among other things, cure any ambiguity or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment may not in any material respect adversely affect the interests of any noteholder.

The sale and servicing agreement may also be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee and the holders of not less than the majority of the voting rights of the Outstanding notes in order to, among other things, add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders. However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loan contracts or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, unless the holders of all notes affected by the amendment provide their consent.

The indenture may also be amended by the issuing entity and the trustee with the consent of the Majority Noteholders and with prior notice to the rating agencies for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture. However, the amendment may not, among other things, increase or reduce in any manner or accelerate or delay the timing of distributions that are required to be made to the noteholders, reduce the percentage of the noteholders required to consent to the amendment or to direct the issuing entity to sell or liquidate the trust property, impair the right to institute suit for the enforcement of the provisions of the indenture or permit the creation of any lien ranking prior to or on a parity with the lien of the indenture, unless the holders of all notes affected by the amendment provide their consent.

The depositor and servicer must deliver to the owner trustee and the trustee, upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement, an opinion of counsel, satisfactory to the trustee, which states that all financing statements and continuation statements have been filed.

Material Federal Income Tax Consequences

You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. You are encouraged to consult your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

Tax Characterization of the Issuing Entity

Dewey & LeBoeuf LLP, the issuing entity’s tax counsel, is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuing entity will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

The depositor agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

The Internal Revenue Service, or the IRS, and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will constitute indebtedness, and not an ownership interest in the automobile loan contracts, nor an equity interest in the issuing entity or in a separate association taxable as a corporation or other taxable entity. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The issuing entity will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

Possible Alternative Characterizations of the Notes

Although, as described above, it is the tax counsel’s opinion that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS or the courts and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on its respective distributive share of the partnership’s income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuing entity will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes.

If any class of notes were to be recharacterized by the IRS as equity in the issuing entity, interest payments to foreign holders of such notes may become subject to U.S. withholding tax. Such withholding tax would reduce the amount of payments to the foreign holders of such recharacterized class of notes. Further, the IRS could assert a withholding tax on interest payments distributed to such holders prior to the recharacterization. Should the amounts required to be withheld exceed the amounts that are then-available for distribution to such foreign holders, amounts that would otherwise be available for distribution to the other holders of the notes may be used to pay such remaining withholding tax. Any resulting delays in payment or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

Investors that are foreign persons are encouraged to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See “Other Matters” below.

Discount and Premium

We do not anticipate issuing notes with any original issue discount, or OID. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount with respect to the notes, if any, for federal income tax purposes is 1.5% ABS. See “Yield and Prepayment Considerations” in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Internal Revenue Code. See “Material Federal Income Tax Consequences — Discount and Premium —Premium” in the accompanying prospectus.

Sale or Redemption of Notes

If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale or redemption (excluding any amounts attributable to accrued but unpaid stated interest, which will be taxed as ordinary income to the extent not previously included in income) and such holder’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sales of Debt Securities” in the accompanying prospectus.

Other Matters

For a discussion of backup withholding and taxation of foreign investors in the notes, see “Material Federal Income Tax Consequences — Backup Withholding and Information Reporting” and “Material Federal Income Tax Consequences — Foreign Investors” in the accompanying prospectus and Annex A in this prospectus supplement.

State and Local Tax Consequences

You should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you are encouraged to consult with your own tax advisors as to the various state and local tax consequences of an investment in the notes.

ERISA Considerations

The notes may be purchased by ERISA plans as described in the prospectus under “ERISA Considerations — ERISA Considerations regarding Securities which are Notes”. The issuing entity believes that the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurred losses. As described in the prospectus, whether or not the notes are treated as debt for ERISA purposes, the acquisition or holding of the notes by or on behalf of an employee benefit plan could result in a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest with respect to the plan.

One or more prohibited transaction exemptions may be available with respect to the acquisition and holding of the notes, including, but not limited to:

•	Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by qualified professional asset managers;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts;

•	Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by in-house asset managers; or

•

the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan or a relationship to such a service provider (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided that there is adequate consideration for the transaction.

Each purchaser and each transferee using the assets of a plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by either a Department of Labor prohibited transaction class exemption or the statutory exemption under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Internal Revenue Code.

Any plan fiduciary considering the purchase of notes may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (hereinafter referred to as similar law). Any fiduciary of a plan subject to similar law that is considering the purchase of notes may wish to consult with its counsel as to the potential applicability of such similar law to the investment. Each purchaser and each transferee using the assets of any such plan to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will not violate any similar law.

The sale of notes to a plan is in no respect a representation by the issuing entity or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Legal Proceedings

As a consumer finance company, AmeriCredit is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against AmeriCredit and its originating affiliates could take the form of class action complaints by consumers. As the assignee of automobile loan contracts originated by dealers, AmeriCredit and its originating affiliates may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. AmeriCredit believes that it has taken prudent steps to address and mitigate the litigation risks associated with its business activities.

Certain Relationships and Related Transactions

In the ordinary course of business from time to time, AmeriCredit and its affiliates have business relationships and agreements with affiliates of the owner trustee and the trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.

The owner trustee is not an affiliate of any of the depositor, AmeriCredit, the servicer, the issuing entity, the trustee or the backup servicer. However, the owner trustee and one or more of its affiliates may, from time to time engage in arm’s length transactions with the depositor, the sponsor, the trustee, the backup servicer, AmeriCredit or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

The trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the owner trustee or AmeriCredit. However, the trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, AmeriCredit or affiliates of any of them, that are distinct from its role as trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

The sponsor, the depositor and AmeriCredit are affiliates and also engage in other transactions with each other involving securitizations and sales of automobile loan contracts.

Ratings

It is a condition to the issuance of the Class A-1 Notes that they be rated “A-1+” by S&P and “Prime-1” by Moody’s Investors Service, Inc. It is a condition to the issuance of the Class A-2 Notes and the Class A-3 Notes that they each be rated “AAA” by S&P and “Aaa” by Moody’s Investors Service, Inc. It is a condition to the issuance of the Class B Notes that they be rated at least “AA” by S&P and “Aa1” by Moody’s Investors Service, Inc. It is a condition to the issuance of the Class C Notes that they be rated at least “A” by S&P and “A2” by Moody’s Investors Service, Inc. It is a condition to the issuance of the Class D Notes that they be rated at least “BBB” by S&P and “Baa3” by Moody’s Investors Service, Inc. Each rating agency assigned to rate the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time for any reason. No person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

We cannot assure you that the rating agencies will not lower or withdraw the ratings.

Underwriting

Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the notes, each of the underwriters has severally agreed, subject to the terms and conditions set forth therein, to purchase the principal amount of the notes set forth opposite its name below:

	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
Barclays Capital Inc.	$43,108,260	$47,965,254	$40,084,830	$37,932,000	$39,654,000	$20,694,000
Deutsche Bank Securities Inc.	$43,108,260	$47,965,254	$40,084,830	$37,932,000	$39,654,000	$20,694,000
Credit Suisse Securities (USA) LLC	$15,461,160	$17,203,164	$14,376,780	$0	$0	$0
UBS Securities LLC	$15,461,160	$17,203,164	$14,376,780	$0	$0	$0
Wells Fargo Securities, LLC	$15,461,160	$17,203,164	$14,376,780	$0	$0	$0

Total	$132,600,000	$147,540,000	$123,300,000	$75,864,000	$79,308,000	$41,388,000

The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to dealers at prices less the initial concessions listed below:

	Underwriting Discount	Net Proceeds to the Seller (1)	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A-1	0.250%	99.75000%	0.150%	0.075%
Class A-2	0.350%	99.64996%	0.210%	0.105%
Class A-3	0.450%	99.54412%	0.270%	0.135%
Class B	0.650%	99.34726%	0.390%	0.195%
Class C	0.750%	99.23863%	0.450%	0.225%
Class D	0.950%	99.02619%	0.570%	0.285%

Total	$2,883,852	$597,087,888

(1)	Before deducting expenses, estimated to be $700,000.

United Kingdom

Each underwriter has represented and agreed that:

•

it has communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, for or otherwise involving the United Kingdom.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead underwriter; or

•	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided, that no such offer of the notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the European Economic Area are the European Union member states together with Iceland, Liechtenstein and Norway.

No action has been taken by the issuing entity or the underwriters which would or is intended to permit an offer of notes to the public in any country or jurisdiction (other than the United States of America) where action for that purpose is required. Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither the prospectus nor this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the automobile loan contracts - prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the “warehouse” debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 2710(h)(1) of the Conduct Rules of the National Association of Securities Dealers.

Until the distribution of the notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

There is currently no secondary market for the notes and it should not be assumed that one will develop. The underwriters currently expect, but are not obligated, to make a market in the notes. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

It is anticipated that an affiliate of one or more of the underwriters will purchase up to 12.25% of the Class D Notes for the benefit of their own investment account. It is anticipated that certain officers and directors of AmeriCredit Corp. and its subsidiaries may purchase up to 26.50% of the Class D Notes for the benefit of their own investment accounts.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with AmeriCredit, AmeriCredit Corp. and their respective subsidiaries.

Wells Fargo Securities, LLC is an affiliate of the trustee, trust collateral agent and the backup servicer, Wells Fargo Bank, National Association.

Legal Opinions

In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the depositor and the issuing entity by Dewey & LeBoeuf LLP, New York, New York and Washington, D.C. Certain legal matters relating to the notes will be passed upon for the underwriters by Dechert LLP, New York, New York.

Glossary

Accelerated Principal Amount for a distribution date will equal the lesser of:

(1)	the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 16 under “Description of the Transaction Documents — Distributions— Distribution Date Payments”; and

(2)	the excess, if any, on the distribution date of:

(a)	the Pro Forma Note Balance for the distribution date;

minus

(b)	the Required Pro Forma Note Balance for the distribution date.

Amount Financed means, for any automobile loan contract, the aggregate amount loaned toward the purchase price of the financed vehicle and any related costs, including amounts advanced at the time the automobile loan contract is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

Available Funds means, for any distribution date, the sum of:

(1)	the Collected Funds for the related calendar month;

plus

(2)	all Purchase Amounts on deposit in the collection account with respect to the related calendar month, plus income on investments held in the collection account;

plus

(3)	the proceeds of any liquidation of the assets of the issuing entity, other than Net Liquidation Proceeds;

plus

(4)	the proceeds of any purchase or sale of assets of the issuing entity pursuant to the exercise by the servicer or the depositor of its optional redemption right;

plus

(5)	amounts in excess of the amount required to be on deposit in the reserve account that are released from the reserve account.

Collected Funds means, for any calendar month, the amount of funds in the collection account representing automobile loan contract collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

Cram Down Loss means, for any automobile loan contract that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan contract or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan contract, an amount equal to:

•	the excess of the automobile loan contract’s Principal Balance immediately prior to the order over the automobile loan contract’s Principal Balance as reduced; and/or

•

if the court issued an order reducing the effective interest rate on the automobile loan contract, the excess of the automobile loan contract Principal Balance immediately prior to the order over the automobile loan contract’s net present value—using as the discount rate the higher of the APR on the automobile loan contract or the rate of interest, if any, specified by the court in the order—of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the order’s issuance date.

Liquidated Receivable means, for any calendar month, an automobile loan contract for which, as of the last day of the calendar month:

•

90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 10% or more of a scheduled automobile loan contract payment have become 210 or more days delinquent in the case of a repossessed financed vehicle;

•	the servicer has determined in good faith that it has received all amounts it expects to recover;

•	10% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

•	that is, without duplication, a Sold Receivable.

Majority Noteholders means the holders of notes representing a majority of the note principal balance of the most senior class of notes then Outstanding.

Net Liquidation Proceeds means, for Liquidated Receivables:

(1)	proceeds from the disposition of the underlying financed vehicles;

plus

(2)	any related insurance proceeds;

plus

(3)	other moneys received from the obligor that are allocable to principal and interest due under the automobile loan contract;

plus

(4)	with respect to Sold Receivables, the amount received from the related third-party purchaser as a payment for such Sold Receivable;

minus

(5)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class of notes for the immediately preceding distribution date, that remains unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

Noteholders’ Interest Distributable Amount means, for any distribution date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

Noteholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (i) on the principal balance of the notes of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date and (ii) on either an “actual/360” basis (with respect to the Class A-1 Notes) or, a “30/360” basis (with respect to all other notes).

Noteholders’ Principal Carryover Amount means, as of any determination date, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding distribution date which remains unpaid.

Noteholders’ Principal Distributable Amount means, for any distribution date, the sum of the Principal Distributable Amount for the distribution date and the Noteholders’ Principal Carryover Amount, if any, as of the distribution date.

Outstanding means, as of any date of determination, all notes that are authenticated and delivered under the indenture except for (i) notes that have been canceled, (ii) notes where the necessary amount of money has been deposited with the trustee in trust for the related noteholders, and (iii) notes in exchange for other notes which have been authenticated and delivered pursuant to the indenture unless proof satisfactory to the trustee is presented that any such notes are held by a bona fide purchaser; provided, however, that in determining whether the noteholders have given any request, demand, authorization, direction, notice, consent or waiver under any transaction document, notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing entities shall be disregarded and deemed not to be Outstanding.

Pool Balance means, as of any date of determination, the aggregate Principal Balance of the automobile loan contracts, excluding all Liquidated Receivables and all Purchased Automobile Loan Contracts, at the end of the preceding calendar month.

Principal Balance means, for any automobile loan contract as of any date of determination, the sum of:

(1)	the Amount Financed;

minus

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan contract’s terms;

plus

(b)	any Cram Down Losses for the automobile loan contract accounted for as of that date;

plus

(2)	the accrued and unpaid interest on the automobile loan contract as of that date.

Principal Distributable Amount means, for any distribution date, the amount, if any, equal to:

(1)	the sum of:

(a)	collections received on automobile loan contracts (other than Liquidated Receivables and Purchased Automobile Loan Contracts) that are allocable to principal, including any full and partial principal prepayments;

plus

(b)	the Principal Balance of all automobile loan contracts (other than Purchased Automobile Loan Contracts) that became Liquidated Receivables during the related calendar month;

plus

(c)	the portion of the Purchase Amount allocable to principal of all automobile loan contracts that became Purchased Automobile Loan Contracts during the related calendar month;

plus

(d)	the aggregate amount of Cram Down Losses during the related calendar month;

plus

(e)	following acceleration of the notes and the liquidation of the issuing entity’s assets, the amount of money or property collected;

minus

(2)	the Step-Down Amount, if any, for the distribution date.

Pro Forma Note Balance means, for any distribution date, a dollar amount equal to the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 15 under “Description of the Transaction Documents — Distributions— Distribution Date Payments.”

Purchase Amount means, with respect to any Purchased Automobile Loan Contract, the Principal Balance as of the date of purchase.

Purchased Automobile Loan Contract means an automobile loan contract purchased as of the close of business on the last day of a collection period by the depositor and subsequently by AmeriCredit as a result of a breach of a representation or warranty, or without repetition, by the servicer as the result of a breach of a covenant or by the servicer or depositor as an exercise of its optional redemption right.

Required Pro Forma Note Balance means, for any distribution date, a dollar amount equal to:

(1)	the Pool Balance;

minus

(2)	the excess of:

(a)	23.25% of the Pool Balance;

over

(b)	the amount required to be on deposit in the reserve account.

Sale Amount means for any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

Sold Receivable means an automobile loan contract that was more than 60 days delinquent and was sold to an unaffiliated third party by the issuing entity, at the servicer’s direction, as of the close of business on the last day of a collection period and in accordance with the terms of the sale and servicing agreement.

Step-Down Amount means, for any distribution date, the excess, if any, of:

(1)	the Required Pro Forma Note Balance;

minus

(2)	the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes;

provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the positive difference, if any, of the Pool Balance minus the Pro Forma Note Balance, to an amount less than $10,344,874.43, which is 1.50% of the initial pool balance.

Annex A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED

Except in limited circumstances, the notes will be available only in book-entry form. Investors in the notes may hold the notes through any of DTC, Clearstream or Euroclear. The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

Initial Settlement

All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their notes through DTC will follow DTC settlement practices. Investor notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Notes will be credited to the notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back notes issues in same-day funds.

Trading between Clearstream or Euroclear Participants

Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global notes to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the notes to the DTC participant’s account against payment. Payment will include interest accrued on the notes from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•

borrowing the notes in the United States from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of notes holding such notes through Clearstream or Euroclear, or through DTC if the holder has an address outside the United States, will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

(1)	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)	such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the notes as well as the application of the withholding regulations. You are encouraged to consult your own tax advisors for specific advice regarding the holding and disposing of the notes.

Exemption for Non-U.S. Persons - Form W-8BEN

Beneficial owners of notes that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a duly executed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing a duly executed Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries - Form W-8BEN

A Non-U.S. Person may claim treaty benefits by filing a duly executed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S. TIN is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons - Form W-9

U.S. Persons may obtain a complete exemption from withholding tax by filing a duly executed Form W-9, Request for Taxpayer Identification Number and Certification, supplying such U.S. Person’s TIN and certain other information.

A U.S. Person is:

(1)	a citizen or resident of the United States;

(2)	a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof;

(3)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4)	a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

A Non-U.S. Person is any person other than a U.S. Person or a partnership.

Annex B

TALF CONSIDERATIONS

The Class A Notes will constitute “eligible collateral” under TALF, subject to the satisfaction of a risk assessment performed by the FRBNY on the Class A Notes and the automobile loan contracts. The issuing entity and the sponsor have certified to the FRBNY that they have satisfied, or have undertaken to satisfy, all applicable requirements under TALF, as set forth in the “Certification as to TALF Eligibility” attached as Annex C to this prospectus supplement. The applicable criteria and other requirements for “eligible collateral” are summarized below. The pricing date for the Class A Notes is expected to be the day before the February TALF subscription date and the closing date for the Class A Notes is expected to coincide with the February TALF settlement date.

As of the cutoff date, the automobile loan contracts have the following characteristics:

•	all of the automobile loan contracts are U.S. dollar-denominated,

•	all of the automobile loan contracts are retail auto loans relating to cars and light trucks, and do not include exposures that are themselves cash or synthetic asset-backed securities,

•	at least 95% of the dollar amount of the automobile loan contracts were (a) originated by U.S.-organized entities or institutions and (b) made to U.S.-domiciled obligors,

•	at least 85% of the dollar amount of the automobile loan contracts were originated on or after October 1, 2007, and

•

the weighted average credit bureau score (sometimes referred to as FICO score) of the automobile loan contracts at origination is 589. Credit bureau scores are unavailable for some accounts and those accounts are not included in the weighted average score.

On the closing date, the Class A Notes will have the following characteristics:

•	the Class A Notes will be U.S. dollar-denominated cash (not synthetic) asset-backed securities,

•

the Class A Notes will be rated in the highest long-term or short-term investment-grade rating category by two or more eligible nationally recognized statistical rating organizations (“NRSROs”), and will not have a credit rating below the highest investment-grade rating category from any eligible NRSRO; “eligible nationally recognized statistical rating organization” in this context means Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business; these ratings will be obtained without the benefit of any third-party guarantee and will not be on review or watch for downgrade,

•	the Class A Notes are not subject to an optional redemption other than a customary clean-up call (as defined in the TALF Rules),

•

the weighted average life to maturity of each of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, which was calculated using a prepayment speed of 1.5% ABS (Absolute Prepayment Speed) (referred to in this prospectus supplement as ABS (Absolute Prepayment Model)) in accordance with the TALF prepayment assumptions, is less than or equal to five years, the weighted average life to maturity is 0.23 years for the Class A-1 Notes, 0.85 years for the Class A-2 Notes and 1.85 years for the Class A-3 Notes, and

•

the Class A Notes will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC and will have the following CUSIP numbers: Class A-1 Notes (CUSIP # 03064C AA8), Class A-2 Notes (CUSIP # 03064C AB6) and Class A-3 Notes (CUSIP # 03064C AC4).

The following documents will be delivered to the FRBNY as set forth below or at such later date as may be specified by the FRBNY:

•

no later than four business days prior to the closing date, an attestation, in the form prescribed by the FRBNY, from a nationally recognized independent accounting firm that is registered with the Public Company Accounting Oversight Board, indicating that the sponsor’s assertion that the Class A Notes are “eligible collateral” under TALF is fairly stated in all material respects,

•

no later than four business days prior to the closing date, a Certification as to TALF Eligibility, in the form attached as Annex C to this prospectus supplement, executed by the sponsor and the issuing entity,

•

no later than four business days prior to the closing date, an undertaking, in the form prescribed by the FRBNY, executed by the sponsor, to indemnify the FRBNY and TALF LLC and their respective affiliates against losses they may suffer if the certifications in the Certification as to TALF Eligibility are untrue, and

•	on the closing date, the final credit rating letter for the Class A Notes from each eligible NRSRO rating the Class A Notes.

In connection with the risk assessment performed by the FRBNY on the Class A Notes and the automobile loan contracts, at least three weeks prior to the subscription date, the sponsor provided the FRBNY with all written data on the Class A Notes and the automobile loan contracts that the sponsor provided to any NRSRO, as well as a copy of a written waiver or consent permitting any NRSRO to which the sponsor provided written material relating to the Class A Notes and the automobile loan contracts to share its view of the credit quality of the automobile loan contracts with the FRBNY. The sponsor will continue to provide to the FRBNY, on an on-going basis, until the closing date, any written material provided to any NRSRO relating to the Class A Notes and the automobile loan contracts.

Although the Certification as to TALF Eligibility requires the sponsor and the issuing entity to notify the FRBNY and all registered holders of the Class A Notes upon a determination that certain statements relating to the eligibility of the Class A Notes are no longer correct, neither the sponsor nor the issuing entity is obligated to monitor the characteristics of the automobile loan contracts set forth above or to recalculate the weighted average life of any of the Class A Notes based on actual prepayment experience after the closing date. This prospectus supplement does not describe all of the requirements of TALF or the associated risks of obtaining loans under TALF. If you want to obtain a loan under TALF, you should consult your financial and legal advisors regarding the advisability of obtaining a loan under TALF and the requirements of TALF, including whether you are an “eligible borrower” under TALF. For more information about the risks associated with an investment in the Class A Notes as a result of the requirements of TALF, you should read “Risk Factors—The requirements of TALF could adversely affect the market value of your Class A Notes and/or limit your ability to resell your Class A Notes” in this prospectus supplement.

Annex C

CERTIFICATION AS TO TALF ELIGIBILITY

FOR NON-MORTGAGE-BACKED ABS

The issuing entity and the sponsor (collectively, “we”) hereby certify that:

1. We have reviewed the terms and conditions of the Term Asset-Backed Securities Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretative material, the “TALF Rules”).

2. After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as Class A-1 Notes (CUSIP # 03064C AA8), Class A-2 Notes (CUSIP # 03064C AB6) and Class A-3 Notes (CUSIP # 03064C AC4), constitute eligible collateral under TALF. In particular:

•

The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more eligible nationally recognized statistical rating organizations (“NRSROs”) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from an eligible NRSRO. Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.

•	The securities are cleared through The Depository Trust Company.

•	The securities do not bear interest payments that step up or step down to predetermined levels on specific dates.

•	The securities are not subject to an optional redemption other than a customary clean-up call (as defined in the TALF Rules).

•

The underlying credit exposures are auto loans (as defined in the TALF Rules) and do not include exposures that are themselves cash ABS or synthetic ABS. At least 95% of the dollar amount of the credit exposures underlying the securities are exposures that are both (a) originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors. The average life of the securities is less than or equal to five years.

•	At least 85% of the dollar amount of the credit exposures underlying the securities were originated on or after October 1, 2007.

3. On or before the date three weeks prior to the subscription date for the ABS, we provided to the FRBNY all data on the ABS and its underlying exposures that the sponsor or the issuer provided to any NRSRO, whether or not such NRSRO rated the ABS and whether or not such NRSRO is an eligible NRSRO. After such date, we provided to the FRBNY all such data thereafter provided to a NRSRO (whether or not it rated the ABS or is an eligible NRSRO) at the same time or promptly after we provided it to the NRSRO. We have provided to each NRSRO (whether or not it rated the ABS or is an eligible NRSRO) to which the issuer or the sponsor has provided data on the ABS or its underlying exposures a written waiver or consent permitting the NRSRO to share its view of the credit quality of the ABS and its underlying exposures with the FRBNY, and we have delivered to the FRBNY a copy of each such waiver or consent.

4. Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline. We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.

5. We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the issuing entity or sponsor of this offering will not be able to use these securities as TALF collateral.

6. We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set forth in Item 2 above were not correct when made or have ceased to be correct. We will issue such press release and make such notification no later than 9:00 a.m. on the fourth business day after we make such determination; provided that we undertake to provide same business-day notice of any change in credit rating issued by any eligible NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date.

7. We hereby undertake that, until the maturity of the securities offered hereby, we will provide, as promptly as practicable, upon the request of the FRBNY, copies of (i) the Governing Documents for the securities and (ii) the servicer and/or trustee reports or any other similar reports provided or made available to investors in connection with the securities issued. Governing Documents include the instruments and agreements (including any indenture, pooling and servicing agreement, trust agreement, servicing agreement, other similar agreement and other operative document), however denominated, pursuant to which the securities were issued, the assets backing such securities are serviced and collections on such assets are applied, remitted and distributed.

8. We hereby represent and warrant to the FRBNY and TALF LLC that (i) this prospectus and (ii) this prospectus, when taken as a whole together with all information provided by us or on our behalf to any NRSRO in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9. We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect. The sponsor (and, if required by the terms of the form referred to below, the sponsor’s direct or indirect ultimate parent) has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the sponsor (and, if applicable, its direct or indirect ultimate parent) has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.

10. We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LLC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the issuing entity or the sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the sponsor or the issuing entity, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

AmeriCredit Financial Services, Inc.,		AmeriCredit Automobile Receivables Trust 2010-1,
as Sponsor		as Issuing Entity

		By:	AmeriCredit Financial Services, Inc.,
as Attorney-in-Fact

By:	/s/ Chris A. Choate	By:	/s/ Susan B. Sheffield
Name:	Chris A. Choate	Name:	Susan B. Sheffield
Title:	Executive Vice President, Chief Financial Officer and Treasurer	Title:	Executive Vice President, Structured Finance

Prospectus

AmeriCredit Financial Services, Inc. Sponsor and Servicer	Automobile Loan Asset-Backed Securities, Issuable in Series

We suggest that you read the section entitled “Risk Factors ” on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the factors in those sections before making a decision to invest in the securities.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuing entity issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loan contracts will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities —

•         will be issued from time to time in series;

•         will be backed primarily by one or more pools of sub-prime automobile loan contracts, or “automobile loan contracts”, held by the issuing entity;

•         will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

•         may have the benefit of one or more forms of credit enhancement, such as financial guaranty insurance policies, overcollateralization, subordination or reserve funds.

The Assets —

The assets of each issuing entity will primarily consist of a pool of sub-prime automobile loan contracts, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the accompanying prospectus supplement. Sub-prime automobile loan contracts are contracts made to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2007

Important Information about the Information Presented in this Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information; and (2) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the accompanying prospectus supplement. We suggest that you read both this prospectus and the accompanying prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the accompanying prospectus supplement.

S ummary of Prospectus

•

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

•

This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

•

There are material risks associated with an investment in the securities. You should read the section entitled “Risk Factors” on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

Issuing Entity

The issuing entity for a particular series of securities may be either a special-purpose finance subsidiary of the sponsor or a trust formed by the sponsor.

Depositor

The depositor for a particular series of securities will be AFS SenSub Corp., a special-purpose finance subsidiary of the sponsor.

Sponsor

AmeriCredit Financial Services, Inc., a Delaware corporation. The sponsor’s principal offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000.

Servicer

AmeriCredit Financial Services, Inc.

Backup Servicer

For any series of securities, the backup servicer, if any, named in the related prospectus supplement.

Trustee

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the issuing entity is a trust, it may separately enter into and issue notes pursuant to an indenture. In that case, the issuing entity and the indenture will be administered by separate independent trustees.

Trust Collateral Agent

For any series of securities, the trust collateral agent named in the related prospectus supplement.

The Securities

Each class of securities will be either:

•	certificates evidencing beneficial ownership in the trust property held by the issuing entity; or

•	notes representing indebtedness of the issuing entity.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series of securities may include one or more classes which:

•	are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

•	are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

•	have different interest rates;

•	have different terms to maturity and different timing, sequential order or priority of payments, amount of principal or interest or both;
•	will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

•	are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loan contracts; or

•	have a revolving feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

•	upon the occurrence of specified events;

•	in accordance with a schedule or formula; or

•	on the basis of collections from designated portions of the related pool of automobile loan contracts.

Trust Property

As specified in the related prospectus supplement, the trust property held by the issuing entity may consist of:

•

a pool consisting primarily of sub-prime automobile loan contracts between manufacturers, dealers or third-party lenders and borrowers, or originated by the sponsor or an affiliate of the sponsor directly with borrowers, together with all monies received relating to the automobile loan contracts;

•

a security interest in the underlying automobiles related to the automobile loan contracts, the proceeds from the disposition of the automobiles, an assignment of rights to proceeds from claims on insurance policies covering the automobiles and certain property relating to the automobiles (including the contract files relating to the automobiles);

•

an assignment of the depositor’s rights against manufacturers, dealers, third-party lenders or other originators relating to the automobile loan contract under agreements between the sponsor and the related manufacturer, dealer, third-party lender or other originator;

•	amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

•	credit enhancement for the trust property or any class of securities; and

•	interest on short-term investments.

If the related prospectus supplement specifies, the issuing entity may acquire additional automobile loan contracts during a specified pre-funding period from monies in a pre-funding account.

If the related prospectus supplement specifies, collections on automobile loan contracts owned by the issuing entity may be used to purchase additional automobile loan contracts during a revolving funding period rather than applied to make certain payments on the securities.

Sub-prime automobile loan contracts, the principal component of the trust property, is a common term used to describe automobile loan contracts made to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

The automobile loan contracts included as trust property of an issuing entity may consist of:

•

simple interest automobile loan contracts which provide for equal monthly payments such that if an obligor pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the automobile loans will be correspondingly greater;

•

precomputed automobile loan contracts consisting of either (1) monthly actuarial automobile loan contracts in which the automobile loan contracts amortize over a series of fixed monthly payments, or (2) automobile loan contracts that provide for allocation of payments according the “sum of periodic balances” method, similar to the rule of 78s; and

•	fixed value automobile loan contracts which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments.

Distribution Date

As described in the related prospectus supplement, the securities will pay principal and/or interest on specified dates. Distribution dates will occur monthly, quarterly, or semi-annually.

Record Date

The related prospectus supplement will describe a date preceding the distribution date, as of which the trust collateral agent, the trustee or the paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding distribution date.

Collection Period

A period preceding each distribution date – for example, in the case of monthly-pay securities, the calendar month preceding the month in which a distribution date occurs. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trust collateral agent or trustee prior to the related distribution date.

Credit Enhancement

As described in the related prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

•	a financial guaranty insurance policy issued by a financial guaranty insurer specified in the related prospectus supplement;

•	excess cashflow;

•	a reserve or spread account;

•	letters of credit;

•	credit or liquidity facilities;

•	subordination

•	cross-collateralization; and

•	over-collateralization.

Registration of Securities

The issuing entity may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the related prospectus supplement.

Optional Termination

As described in this prospectus and the related prospectus supplement, the servicer, the sponsor, or if the related prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

Mandatory Termination

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. The transaction documents may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

Sale of Automobile Loan Contracts

As described in this prospectus and the related prospectus supplement, the servicer may, in accordance with the terms of the transaction documents for that particular series of securities, direct the issuing entity to sell delinquent automobile loan contracts to a third party that is unaffiliated with the sponsor, the depositor and the issuing entity.

Material Federal Income Tax Consequences

Each series of securities will, for federal income tax purposes, constitute one of the following:

•	interests in an issuing entity treated as a grantor trust under applicable provisions of the Internal Revenue Code;

•	debt issued by an issuing entity or by the sponsor secured by the underlying automobile loan contracts; or

•	interests in an issuing entity which is treated as a partnership.

In addition to reviewing “Material Federal Income Tax Consequences” in this prospectus and the related prospectus supplement, you should consult your tax advisors.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review “ERISA Considerations” beginning on page 83 in this prospectus and in the related prospectus supplement.

Ratings

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loan contracts or the effect of the rate of prepayments on the return of principal to securityholders. A rating agency, in its discretion may lower, qualify or withdraw its rating as to any class of notes at any time.

Risk Factors

This section and the section under the caption “Risk Factors” in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell.	A secondary market for these securities may not be available. If it is available, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

Prepayments on the automobile loan contracts could cause you to be paid earlier or later than you expect, which may adversely affect your yield to maturity.	The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the automobile loan contracts. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the automobile loan contracts. If the automobile loan contracts prepay rapidly the yield on an interest only security could be dramatically reduced.

The automobile loan contracts may be prepaid in full or in part at any time.

We cannot predict the rate of prepayments of the automobile loan contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that an issuing entity will experience.

Optional or mandatory redemption of your securities could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity and which may expose you to reinvestment risk.	Your securities could be subject to optional or mandatory redemption features, which could adversely affect the yield to maturity of the securities and which may expose you to reinvestment risk.

One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the automobile loan contracts or the securities is less than a specified amount or percentage. The conditions under which an optional or mandatory redemption of all or a portion of a series of securities may be effected are set forth in the related prospectus supplement.

If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security is redeemed earlier than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security is redeemed later than you expected, your yield will be lower than you anticipated. The yield to maturity on interest only securities will be extremely sensitive to the timing of any redemption of the securities. If an interest only security were redeemed earlier than you had anticipated, the yield on the security could be dramatically reduced.

Furthermore, since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

The trust property consists mainly of automobile loan contracts made to sub-prime borrowers.	The trust property consists primarily of sub-prime automobile loan contracts originated under lending programs of the sponsor designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with sub-prime borrowers. The typical sub-prime borrower may have had previous financial difficulties or a limited credit history. Because the sub-prime automobile loan contracts that are included in the trust property were made to consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, the sponsor charges interest on the automobile loan contracts at higher rates than those charged by many traditional financing sources. Sub-prime automobile loan contracts such as those included in trust property therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies, defaults and net losses than automobile loan contracts originated by traditional automobile financing sources.

Performance of the automobile loan contracts is uncertain.	The performance of the automobile loan contracts depends on a number of factors, including general economic conditions, employment levels, the circumstances of individual obligors, the underwriting standards of the sponsor at origination and the success of the servicer’s servicing and collection strategies. Consequently, no accurate prediction can be made of how the automobile loan contracts will perform based on credit bureau scores or other similar measures.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.	Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the automobile loan contracts, may be depleted over time and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

Insolvency of the entity that is holding the automobile loan contracts may cause your payments to be reduced or delayed.	Any insolvency by the sponsor, the servicer, or any other party while in possession of the automobile loan contracts may result in competing claims to ownership or security interests in the automobile loan contracts which could result in delays in payments on the securities, losses to securityholders or the repayment of the securities.

In addition, if the sponsor, the servicer, or another party that is in possession of the automobile loan contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loan contracts with priority over the trustee’s or trust collateral agent’s interest. This could result in delays in payments on the securities, losses to securityholders or the repayment of the securities.

Geographic concentrations of automobile loan contracts may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency, default or net loss experience of the automobile loan contracts if there is a significant concentration of automobile loan contracts relating to borrowers located in the affected state or region. Historically, 10% or more of the sponsor’s automobile loan contracts are concentrated in each of California, Florida and Texas. Further concentration in these or other states could increase this risk.

Federal and state laws and other factors may limit the collection of payments on the automobile loan contracts and repossession of the vehicles.	Federal and state laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loan contracts. As a result, you may experience delays in receiving payments and suffer losses.

Additional factors that may affect the issuing entity’s ability to recoup the full amount due on an automobile loan contract include:

• the sponsor’s failure to file amendments to the certificate of title relating to the related vehicle;

• the sponsor’s failure to file financing statements to perfect its security interest in the related vehicle;

• depreciation;

• obsolescence;

• damage or loss of the related vehicle; and

• the application of federal and state bankruptcy and insolvency laws.

Furthermore, proceeds from the sale of repossessed vehicles can fluctuate significantly based upon market conditions. A deterioration in general economic conditions could result in a greater loss in the sale of repossessed vehicles than the sponsor has historically experienced.

Insolvency of the sponsor may cause your payments to be reduced or delayed.	In some circumstances, a bankruptcy of the sponsor may reduce payments to you. The sponsor has structured and will structure securitization transactions such that, in the event the sponsor were to become bankrupt, the automobile loan contracts sold to the related issuing entity are not expected to be treated as property of the sponsor’s bankruptcy estate. The steps taken to guard the sold automobile loan contracts against bankruptcy include the creation of the depositor as a special-purpose subsidiary of the sponsor (the formation documents for which restrict the nature of its businesses and its ability to commence a voluntary bankruptcy case or proceeding) and the transfer of the automobile loan contracts to the depositor, which in turn transfers the automobile loan contracts to the issuing entity for the related series of securities (which is also a special-purpose entity, the formation documents for which restrict the nature of its business and its ability to commence a voluntary bankruptcy case or proceeding). The depositor and these issuing entities are required by their formative documents to be operated in such a manner as to minimize the risk that they would be consolidated with the sponsor in the event of the sponsor’s bankruptcy. The sponsor believes that its transfers of the automobile loan contracts to the depositor are structured so that they should be treated as absolute and unconditional assignments and transfers under bankruptcy law and that the automobile loan contracts should not, in the event that the sponsor were to become bankrupt, become property of the sponsor’s bankruptcy estate. Furthermore, the sponsor believes that it, the depositor and the issuing entities are, and will be, operated in a manner that minimizes the likelihood that the assets of the depositor or any issuing entity would be consolidated with those of the sponsor in the event of the sponsor’s bankruptcy.

However, in the event of an insolvency of the sponsor, a court or bankruptcy trustee could attempt to:

•         recharacterize any transfer of the automobile loan contracts by the sponsor to the depositor and/or by the depositor to the related issuing entity as a borrowing by the sponsor from the depositor, the related issuing entity or the related securityholders, secured by a pledge of the related automobile loan contracts; or

•         consolidate the assets of the depositor and/or the related issuing entity with those of the sponsor because the sponsor will own the equity interests of the depositor (which, in turn, will own the equity interests in the related issuing entity).

If a recharacterization attempt is successful, a court could elect to accelerate payment of the securities and liquidate the automobile loan contracts. Then you may only be entitled to the outstanding principal amount and interest on the securities at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either attempt is successful, the securities would be accelerated and the trustee’s or the trust collateral agent’s recovery on your behalf could be limited to the then-current value of the automobile loan contracts. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the securities.

Commingling of collections with the sponsor’s corporate funds may result in reduced or delayed payments to you.	While the sponsor is the servicer, cash collections remitted directly to the sponsor, rather than to a lockbox account, and held by the sponsor prior to deposit in the collection account as required by the transaction documents may be commingled with the sponsor’s corporate funds prior to each distribution date.

If bankruptcy proceedings are commenced with respect to the sponsor while acting as servicer, the issuing entity, the trustee or the trust collateral agent may not have a perfected security interest in those collections and any funds then held by the servicer may be unavailable to securityholders.

Losses and delinquencies on the automobile loan contracts may differ from the sponsor’s historical securitization pool loss and delinquency levels.	We cannot guarantee that the delinquency and loss levels of the automobile loan contracts owned by an issuing entity will correspond to the historical levels the sponsor experienced on its automobile loan contract and vehicle portfolio or in prior securitization pools of similar assets. There is a risk that delinquencies and losses could increase or decline significantly for various reasons, including changes in the local, regional or national economies.

Securityholders have no recourse against the sponsor for losses.	The depositor, the issuing entities and the securityholders will have no recourse against the sponsor other than (i) for breaches of certain representations and warranties with respect to the automobile loan contracts and (ii) for certain breaches of the sponsor’s obligations as servicer under the transaction documents. The securities represent obligations solely of the related issuing entity or debt secured by the trust property owned by that issuing entity. Unless explicitly set forth in the related prospectus supplement, no securities will be guaranteed by the sponsor, the servicer, or the applicable trustee or trust collateral agent. Consequently, if payments on the automobile loan contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you will have no rights to obtain payment from the sponsor.

Used vehicles included in the automobile loan contract pool may incur higher losses than new automobiles.	Some or all of the assets of an issuing entity may consist of automobile loan contracts to finance the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed used vehicle, a greater loss may be incurred.

Defaulted automobile loan contracts may result in a delay in payments to securityholders and a loss of your investment.	In the event that the sponsor or the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted automobile loan contracts, the issuing entity may not realize the full amount due on an automobile loan contract, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the issuing entity to realize the full amount due on an automobile loan contract include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee or trust collateral agent, whether financing statements to perfect the security interest in the automobile loan contracts had been filed, depreciation, obsolescence, damage or loss of any vehicle, a market deterioration for recoveries from repossessed vehicles, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

Transfer of servicing may delay payments to you.	If the sponsor were to cease servicing the automobile loan contracts, delays in processing payments on the automobile loan contracts and information regarding automobile loan contract payments could occur. This could delay payments to you. The transaction documents contain provisions that could result in the termination of the sponsor’s servicing rights. There is no guarantee that a replacement servicer would be able to service the automobile loan contracts with the same capability and degree of skill as the sponsor. See “Description of the Transaction documents—Servicer Termination Event” herein.

Inability of the sponsor to reacquire automobile loan contracts which breach a representation or warranty may cause your payments to be reduced or delayed.	The transaction documents require the sponsor to reacquire automobile loan contracts from the trust property if representations and warranties concerning the automobile loan contracts’ eligibility for sale to the issuing entity have been breached. If the sponsor is unable to reacquire the automobile loan contracts and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and suffer losses on your investment in the securities.

Inadequate insurance on vehicles may cause losses on your investment.	Each automobile loan contract requires the obligor to maintain insurance covering physical damage to the vehicle in an amount not less than the unpaid principal balance of the automobile loan contract with the sponsor named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

In addition, although each automobile loan contract generally gives the sponsor the right to obtain force-placed insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, neither the sponsor nor the servicer is obligated to obtain force-placed coverage and neither is in the practice of obtaining force-placed insurance coverage. In most cases, the sponsor does not typically obtain forced-placed insurance on the automobile loan contracts. In the event insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to vehicles included in the trust property, and you could suffer a loss on your investment.

Limitations on interest payments and repossessions may cause losses on your investment.	Generally, under the terms of the Servicemembers Civil Relief Act or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan contract interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer’s ability to collect full amounts of interest on some of the automobile loan contracts. In addition, this legislation imposes limitations that would impair the servicer’s ability to repossess an affected automobile loan contract during the obligor’s period of active duty status. Thus, in the event that these automobile loan contracts go into default, there may be delays in receiving payments and losses on your investment in the securities.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect your ability to sell your securities.	The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the issuing entity and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant.

Because the ratings of certain securities are dependent upon creditworthiness of a credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the securities.	The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider’s financial strength ratings could result in a reduction of the ratings on the securities.

The cash available to the sponsor could be adversely affected by any negative performance of automobile loan contracts in the sponsor’s servicing portfolio.

As the holder of the equity interests in the depositor, which will be the holder of the equity interest in each issuing entity, the sponsor will be the ultimate recipient of excess cash flow from each securitization. The amount of excess cash flow released to the sponsor with respect to a securitization will, therefore, be dependent on the performance of the trust property included in that securitization.

Furthermore, most of the sponsor’s securitization transactions have been insured by financial guaranty insurers. Generally, the form of credit enhancement agreements that the sponsor enters into with a financial guaranty insurer in connection with a securitization transaction contain specified limits on portfolio performance ratios (typically delinquency, cumulative default and cumulative net loss triggers) relating to the automobile loan contracts included in that securitization transaction. If at any measurement date any of the monitored portfolio performance ratios with respect to an issuing entity exceeds limits set forth in the related credit enhancement agreements, provisions of the credit enhancement agreements would automatically increase the level of credit enhancement requirements for that issuing entity, unless a waiver is obtained from the related financial guaranty insurer. During the period when any specified ratio is exceeded, excess cash flow, if any, from the issuing entity would then be used to fund the increased credit enhancement levels instead of being released to the sponsor, which would have an adverse effect on the sponsor’s cash flow.

Additionally, the sponsor’s securitization transactions that are insured by financial guaranty insurers and were executed between October 2002 and September 2005 are cross-collateralized to a limited extent. In the event of a shortfall in the original target credit enhancement requirement for any of those insured securitization transactions after a certain period of time, excess cash flows from other transactions insured by the same financial guaranty insurer may be used to satisfy that shortfall, which would have an adverse effect on the sponsor’s cash flow. It is possible that future insured transactions may have a similar cross-collateralization feature among themselves and with outstanding transactions insured by the same financial guaranty insurer.

In cases where there is no excess cash flow in a securitization because of the performance of the related trust property or where excess cash flow from a securitization does not flow to the sponsor and is instead used to increase credit enhancement on that securitization or on one or more cross-collateralized securitizations, the sponsor continues to receive servicing fees, subject to the priority of payments, from that securitization and will continue to receive those fees for so long as it remains the servicer under the transaction.

The credit enhancement agreements with the sponsor’s financial guaranty insurers contain additional specified targeted pool performance ratios which are higher than the limits referred to in the preceding paragraphs. If, at any measurement date, the targeted pool performance ratios with respect to any insured issuing entity were to exceed these higher levels, provisions of the credit enhancement agreements may permit the applicable financial guaranty insurer to terminate the sponsor’s servicing rights to the automobile loan contracts sold to that issuing entity and may give rise to the ability of the financial guaranty insurer, the trustee or a specified percentage of the securityholders to declare an event of default to have occurred. Although the sponsor has never exceeded these targeted pool performance ratios, there can be no assurance that the sponsor will not exceed these ratios in the future or that, if the sponsor did exceed these ratios, the servicer’s servicing rights with respect to the automobile loan contracts owned by the related issuing entity would not be terminated.

In addition, many of the transaction documents for the insured securitizations that have been sponsored by the sponsor are cross-defaulted so that a default under one transaction document would allow the applicable financial guaranty insurer to terminate the sponsor’s rights as servicer under all transaction documents relating to other securitization transactions with respect to which it issued a financial guaranty insurance policy. Any financial guaranty insurers who issue financial guaranty insurance policies in connection with future transactions may require similar cross-default features among transactions which they insure.

The sponsor’s financial guaranty insurers have other rights to terminate the sponsor as servicer for issuing entities insured by the same financial guaranty insurer, including if (i) the sponsor were to breach its obligations under the applicable transaction documents, (ii) the applicable financial guaranty insurer was required to make payments under one or more of its policies or (iii) certain bankruptcy or insolvency events were to occur.

Failure to amend or reissue the certificates of title to the financed vehicles may cause you to experience delays in payments or losses.	None of the sponsor, the depositor, the issuing entity, the trustee or any other party will amend or reissue the certificates of title to the financed vehicles to note their sale to the issuing entity, the grant of a security interest in the vehicles to the trustee or the trust collateral agent, as applicable, by the issuing entity. Because the certificates of title will not be amended or reissued, the issuing entity may not have a perfected security interest in the financed vehicles securing the automobile loan contracts originated in some states. In the event that an automobile loan contract originated in any such state goes into default, you may experience delays in receiving payments and losses on your investment in the securities.

The Sponsor and the Servicer

The sponsor is the wholly-owned primary operating subsidiary of AmeriCredit Corp., a Texas corporation, the common shares of which are listed on the New York Stock Exchange. The sponsor was incorporated in Delaware on July 22, 1992. The sponsor originates and services automobile loan contracts. The sponsor’s executive offices are located at 801 Cherry Street, Suite 3500 Fort Worth, Texas 76102; telephone (817) 302-7000. The sponsor will serve as the servicer for each securitization transaction.

See the accompanying prospectus supplement for information regarding the sponsor’s securitization program, static pool data regarding the securitizations sponsored by the sponsor and recent developments concerning the sponsor and the servicer.

T he Depositor

The depositor for each series of securities will be AFS SenSub Corp., a special-purpose finance subsidiary of the sponsor.

As described in the related prospectus supplement, the depositor will structure each transaction so that a bankruptcy of the sponsor will not result in the consolidation of the depositor’s assets and liabilities with those of the sponsor. The depositor will receive a legal opinion for each transaction, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor’s assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor’s assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

The Backup Servicer

The backup servicer for each series of securities, if any, will be specified in the related prospectus supplement. The backup servicer’s duties in connection with the related securitization will be set forth in the related prospectus supplement and transaction documents.

The Trustee and the Trust Collateral Agent

The trustee and the trust collateral agent for each series of securities will be specified in the related prospectus supplement. The trustee’s and the trust collateral agent’s liabilities in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee and the trust collateral agent, respectively, detailed in the related transaction documents.

The related prospectus supplement will specify procedures for the resignation or removal of the trustee, the trust collateral agent, any replacement trustee and any replacement trust collateral agent and for the replacement of any such party.

The Issuing Entity

The sponsor or the depositor will either establish a separate entity that will issue the securities, or will form a finance subsidiary that will issue the securities.

The Trust Property

As specified in the related prospectus supplement, the trust property will include:

•	a pool of primarily sub-prime automobile loan contracts relating to automobile loans between manufacturers, dealers, third-party lenders or originated by the sponsor directly with retail purchasers;

•	all monies, including accrued interest, due on the related automobile loan contracts on or after the cut-off date;

•	amounts that the servicer may hold in one or more accounts;

•	security interests in the automobiles underlying the related automobile loan contracts;

•

the right to proceeds from the disposition of the related automobiles, an assignment of rights to proceeds from claims on insurance policies covering the related automobiles and property relating to the related automobiles (including the contract files relating to the related automobiles);

•

an assignment of the depositor’s rights, if any, against manufacturers, dealers, third-party lenders or other originators under agreements between the sponsor and the related manufacturer, dealer, third-party lender or other originators; and

•	interest earned on short-term investments held in the trust property, unless the related prospectus supplement specifies that the interest may be paid to the servicer or the sponsor.

If specified in the related prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the issuing entity will use to acquire or receive a security interest in additional automobile loan contracts during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee or trust collateral agent on behalf of the issuing entity for the benefit of the securityholders.

Sub-prime automobile loan contracts, the principal component of the trust property, is a common term used to describe automobile loan contracts made to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

The automobile loan contracts comprising the trust property will be either:

•	originated by the sponsor;

•	originated by an originating affiliate of the sponsor and acquired by the sponsor;

•	originated by manufacturers and acquired by the sponsor;

•	originated by dealers and acquired by the sponsor; or

•	originated by other third-party lenders and acquired by the sponsor.

The trust property will include automobile loan contracts for which the related vehicle is subject to federal or state registration or titling requirements.

The Automobile Loan Contracts

Automobile Loan Contract Pools

To the extent appropriate, the related prospectus supplement will describe the composition of the automobile loan contracts including the term of the loan and the current principal balance and the distribution of the automobile loan contracts by:

•	geographic concentration;

•	annual percentage rates;

•	sponsor custom scores; and

•	credit bureau scores.

The Automobile Loan Contracts

The automobile loan contracts may consist of any combination of:

•	simple interest automobile loan contracts;

•	precomputed automobile loan contracts; and

•	fixed value automobile loan contracts.

Simple Interest Automobile Loan Contracts

Simple interest automobile loan contracts provide for equal monthly payments that are applied first to interest accrued to the date of such payment, then to principal due on such date, then to pay any applicable late charges, and then to further reduce the outstanding principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest automobile loan contract, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the automobile loan contract will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest automobile loan contract after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due and the portion of such payment applied to reduce the principal balance of the automobile loan contract will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

Precomputed Automobile Loan Contracts

Precomputed automobile loan contracts consist of either (1) monthly actuarial automobile loan contracts or (2) automobile loan contracts that provide for allocation of payments according to the “sum of periodic balances” method, similar to the rule of 78’s. Actuarial automobile loan contracts provide for amortization of the automobile loan contracts over a series of fixed level monthly installments. Each monthly installment, including the monthly installment representing the final payment of the automobile loan contract, consists of an amount of interest equal to one-twelfth of the annual percentage rate of the automobile loan contract multiplied by the unpaid principal balance of the automobile loan contract, and an amount of principal equal to the remainder of the monthly payment. A rule of 78’s automobile loan contract provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest for the term of the automobile loan contract. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount of the automobile loan contract is calculated in accordance with the sum of the periodic time balances or the rule of 78’s. If a precomputed automobile loan contract is prepaid in full (voluntarily or by liquidation, acceleration or otherwise), under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to “unearned” interest. Unearned interest is calculated in accordance with the sum of the periodic time balances method or a method equivalent to the rule of 78’s. The amount of any such rebate under a precomputed automobile loan contract generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a simple interest automobile loan contract for which all payments were made on schedule and generally will be significantly less than such amount.

Unless otherwise stated in the related prospectus supplement, all of the automobile loan contracts that are precomputed automobile loan contracts will be rule of 78’s automobile loan contracts; however, each issuing entity will account for all rule of 78’s automobile loan contracts as if these automobile loan contracts were simple interest automobile loan contracts.

Fixed Value Automobile Loan Contracts

Fixed value automobile loan contracts provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value automobile loan contract provides for amortization of the automobile loan contract over a series of fixed level payment monthly installments. The final fixed value payment in fixed value automobile loan contract may be satisfied by:

•	payment in full in cash of the fixed value amount;

•	transfer of the vehicle to the sponsor, provided various conditions are satisfied; or

•	refinancing the fixed value payment in accordance with various conditions.

For fixed value automobile loan contracts, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

Delinquencies, Repossessions, and Net Loss Information on the Automobile Loan Contracts

The related prospectus supplement will describe the sponsor’s delinquency, repossession and net loss experience with respect to automobile loan contracts it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loan contracts in the sponsor’s portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the sponsor’s prior experience.

Maturity and Prepayment Considerations on the Automobile Loan Contracts

The weighted average life of the securities will be influenced by the rate at which the principal of the automobile loan contracts backing those securities are paid. If an automobile loan contract permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the securities. The rate of prepayments on the automobile loan contracts may be influenced by a variety of economic, financial and other factors. In addition, the transaction documents will require the sponsor, under specific circumstances, to acquire automobile loan contracts from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loan contracts and series of securities, together with a description of any prepayment penalties.

AmeriCredit’s Automobile Financing Program

To the extent automobile loan contracts are originated under standards and procedures other than those described in this section, those standards and procedures will be described in the related prospectus supplement.

General

The sponsor is a leading independent auto finance company that has been operating in the automobile finance business since September 1992. The sponsor purchases automobile loan contracts generally without recourse from franchised and select independent automobile dealerships and, to a lesser extent, makes automobile loans directly to customers buying new and used vehicles and provides lease financing through its dealership network. The sponsor predominantly targets consumers who are typically unable to obtain financing from banks, credit unions and manufacturer captive auto finance companies. Funding for the sponsor’s auto lending activities is obtained primarily through the transfer of automobile loan contracts in securitization transactions. The sponsor services its loan portfolio at regional centers using automated loan servicing and collection systems.

The sponsor has historically maintained a significant share of the sub-prime market and now also participates in the near-prime and prime sectors of the auto finance industry. The sponsor sources its business primarily through its relationships with franchised auto dealers, which are maintained through its branch network, marketing representatives (dealer relationship managers) and alliance relationships. The sponsor has expanded its traditional niche through the acquisition of Bay View Acceptance Corporation in May 2006, which offers specialized auto finance products, including extended term financings and higher loan-to-value advances to consumers with prime credit bureau scores, and its acquisition of Long Beach Acceptance Corp. in January 2007, which offers auto finance products primarily to consumers with near-prime credit bureau scores. In addition to its strategy of expanding into the specialty prime and near-prime markets, the sponsor’s expansion strategy includes expansion into the Canadian market, lending directly to consumers and the introduction of a leasing program.

Target Market

The sponsor’s automobile lending programs are designed to primarily serve customers who have limited access to automobile financing through banks, credit unions and the manufacturer captives. The bulk of the sponsor’s typical borrowers have experienced prior credit difficulties or have limited credit histories and generally have credit bureau scores ranging from 500 to 700. Because the sponsor generally serves customers who are unable to meet the credit standards imposed by most banks, credit unions and manufacturer captives, the sponsor generally charges higher interest rates than those charged by such sources. Since the sponsor provides financing in a relatively high risk market, the sponsor also expects to sustain a higher level of delinquencies and credit losses than these other automobile financing sources.

Dealer Lending: Branch Office Network and Dealer Relationship Managers

The sponsor uses a combination of a branch office network and dealer relationship managers to market its indirect financing programs to selected dealers, develop relationships with these dealers and underwrite contracts submitted by the dealerships. The sponsor believes that the personal relationships its branch managers and dealer relationship managers establish with the dealership staff are an important factor in creating and maintaining productive relationships with its dealer customer base.

The sponsor selects markets for branch office locations based upon numerous factors, including demographic trends and data, competitive conditions, regulatory environment and availability of qualified personnel. Branch offices are typically situated in suburban office buildings that are accessible to local dealers.

Dealer service representatives, including credit underwriters and support personnel, staff branch office locations. Branch personnel are compensated with base salaries and incentives based on corporate performance and overall branch performance, including factors such as automobile loan contract credit quality, automobile loan contract pricing adequacy and automobile loan contract volume objectives. The branch managers report to regional credit vice presidents.

Regional credit vice presidents monitor branch office compliance with the sponsor’s underwriting guidelines. The sponsor’s management information systems provide the regional credit vice presidents with access to credit application information enabling them to consult with the dealer service representatives on credit decisions and review exceptions to the sponsor’s underwriting guidelines. The regional credit vice presidents also make periodic visits to the branch offices to conduct operational reviews.

Dealer relationship managers are either based in a branch office or work from a home office in areas with no branch office location. Dealer relationship managers solicit dealers for applications and maintain the sponsor’s relationships with the dealers in their geographic vicinity, but do not have responsibility for credit approvals. The sponsor believes the local presence provided by the sponsor’s dealer relationship managers enables it to be more responsive to dealer concerns and local market conditions. Automobile loan contracts solicited by the dealer relationship managers are underwritten at a branch office or at the sponsor’s central automobile loan contract purchasing office. The dealer relationship managers are compensated with base salaries and incentives based on automobile loan contract volume objectives and the generation of credit applications from dealerships that meet the sponsor’s underwriting criteria. The dealer relationship managers report to regional sales vice presidents.

Third-Party Lending

The sponsor may establish and maintain relationships with third-party lenders who refer individual credit applications originated by dealers to the sponsor pursuant to an arrangement commonly referred to as a “private label” program. Under this program, the sponsor, after review of the referred credit application, will accept or deny the application and, if accepted, will propose terms of financing for such obligor to the third-party lender who, in turn communicates those terms to the dealer and the borrower. If the sponsor ultimately finances an automobile loan contract that is referred to it by a third-party lender, it does so by advancing the related funds to the third-party lender which then advances funds to the related dealer. Each third-party lender maintains the direct relationship with the related dealers. A third-party lender also may be identified on the automobile loan contract and certificate of title for the related automobile, in which case it is a titled third-party lender.

Direct Lending

In addition to purchasing automobile loan contracts originated by dealers and third-party lenders, the sponsor and its originating affiliates may originate automobile loan contracts directly with consumers. A further description of this program will be set forth in any prospectus supplement for a securitization transaction that contains a material number of automobile loan contracts that were directly originated.

Marketing

Since the sponsor is primarily an indirect lender, it focuses its marketing activities on automobile dealerships. The sponsor is selective in choosing the dealers with whom it conducts business and primarily pursues manufacturer franchised dealerships with used car operations and select independent dealerships. The sponsor prefers to finance later model, low mileage used vehicles and moderately priced new vehicles.

Prior to entering into a relationship with a dealer, the sponsor considers the dealer’s operating history and reputation in the marketplace. The sponsor then maintains a non-exclusive relationship with the dealer. This relationship is actively monitored with the objective of maximizing the volume of applications received from the dealer that meet the sponsor’s underwriting standards and profitability objectives. Due to the non-exclusive nature of the sponsor’s relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from the sponsor or from another source for an automobile loan contract made by the dealership to a customer seeking to make a vehicle purchase. Representatives of the sponsor regularly contact and visit dealers to solicit new business and to answer any questions dealers may have regarding the sponsor’s financing programs and capabilities and to explain the sponsor’s underwriting philosophy. To increase the effectiveness of these contacts, marketing personnel have access to the sponsor’s management information systems which detail current information regarding the number of applications submitted by a dealership, the sponsor’s response and the reasons why a particular application was rejected.

Automobile loan contracts are generally purchased by the sponsor without recourse to the dealer or third-party lender. Accordingly, the dealer or third-party lender usually has no liability to the sponsor if the consumer defaults on the automobile loan contract. Although automobile loan contracts are purchased without recourse to the dealer or third-party lender, the dealer or third-party lender typically makes certain representations as to the validity of the automobile loan contracts and compliance with certain laws, and indemnifies the sponsor against any claims, defenses and set-offs that may be asserted against the sponsor because of assignment of the automobile loan contracts or the condition of the underlying collateral. Recourse based upon those representations and indemnities would be limited in circumstances in which the dealer or third-party lender has insufficient financial resources to perform upon such representations and indemnities. The sponsor does not view recourse against the dealer or third-party lender on these representations and indemnities to be of material significance in its decision to purchase automobile loan contracts from a dealer. Depending upon the contract structure and consumer credit attributes, the sponsor may charge dealers a non-refundable acquisition fee or pay dealers a participation fee when purchasing individual automobile loan contracts.

Underwriting and Purchasing Automobile Loan Contracts

Proprietary Credit Scoring System and Risk-based Pricing

The sponsor utilizes a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of the sponsor’s consumer demographic and portfolio databases. Credit scoring is used to differentiate credit applicants and to rank order credit risk in terms of expected default rates, which enables the sponsor to evaluate credit applications for approval and tailor automobile loan contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, the sponsor would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the automobile loan contract. While the sponsor employs a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating automobile loan contracts for purchase or changes in certain macroeconomic factors could negatively affect the credit quality of the sponsor’s automobile loan contracts portfolio.

The credit scoring system considers data contained in the customer’s credit application and credit bureau report as well as the structure of the proposed automobile loan contract and produces a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether risk is acceptable and the price the sponsor should charge for that risk. The sponsor’s credit scorecards are monitored through comparison of actual versus projected performance by score. Periodically, the sponsor endeavors to refine its proprietary scorecards based on new information including identified correlations between automobile loan contract performance and data obtained in the underwriting process.

Loan Approval Process

The sponsor purchases individual automobile loan contracts through underwriting specialists in branch offices using a credit approval process tailored to local market conditions. Underwriting personnel have a specific credit authority based upon their experience and historical automobile loan contract portfolio results as well as established credit scoring parameters. Automobile loan contracts may also be underwritten through the sponsor’s central loan processing office for specific dealers requiring centralized service, for transactions that are originated through direct lending channels, in certain markets where a branch office is not present or, in some cases, outside of normal branch office working hours. Although the credit approval process is decentralized, the sponsor’s application processing system includes controls designed to ensure that credit decisions comply with the sponsor’s credit scoring strategies and underwriting policies and procedures.

Automobile loan contract application packages completed by prospective obligors are received electronically, through web-based platforms, or Internet portals, that automate and accelerate the financing process. Upon receipt or entry of application data into the sponsor’s application processing system, a credit bureau report is automatically accessed and a credit score is computed. A substantial percentage of the applications received by the sponsor fail to meet the sponsor’s credit score requirement and are automatically declined. For applications that are not automatically declined, underwriting personnel of the sponsor review the application package and determine whether to approve the application, approve the application subject to conditions that must be met, or deny the application. The credit decision is based primarily on the applicant’s credit score determined by the sponsor’s proprietary credit scoring system. Dealers, or in some cases credit applicants, are contacted regarding credit decisions electronically or by facsimile. Declined applicants are also provided with appropriate notification of the decision.

The sponsor’s underwriting and collateral guidelines, including credit scoring parameters, form the basis for the credit decision. Exceptions to credit policies and authorities must be approved by designated individuals with appropriate credit authority. Additionally, the sponsor’s centralized credit risk management department monitors exceptions.

Completed automobile loan contract packages are sent to the sponsor by dealers or other loan origination sources. Loan documentation is scanned to create electronic images and electronically forwarded to the sponsor’s centralized automobile loan contract processing department. A loan processing representative verifies certain applicant employment, income and residency information when required by the sponsor’s credit policies. Loan terms, insurance coverages and other information may be verified or confirmed with the customer. The original documents are subsequently sent to the account services department and certain documents are stored in a fire resistant vault.

Once cleared for funding, the funds are electronically transferred to the dealer or a check is issued. Upon funding of the automobile loan contract, the sponsor acquires a perfected security interest in the automobile that was financed. Daily automobile loan contract reports are generated for review by senior operations management. All of the sponsor’s automobile loan contracts are fully amortizing with substantially equal monthly installments. Key variables, such as automobile loan contract applicant data, credit bureau and credit score information, automobile loan contract structures and terms and payment histories are tracked. The credit risk management function also regularly reviews the performance of the sponsor’s credit scoring system and is responsible for the development and enhancement of the sponsor’s credit scorecards.

Credit indicator packages with portfolio performance at various levels of detail including total company, branch office and dealer are prepared regularly and reviewed. Various daily reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new automobile loan contract originations. The sponsor reviews portfolio returns on a consolidated basis, as well as at the branch office, origination channel, dealer and automobile loan contract levels.

The sponsor uses programs developed and maintained by service providers, such as DealerTrack Holdings Inc., or DealerTrack, that allow the sponsor to complete the entire contracting process electronically. The electronic automobile loan contracts created by the program are electronically signed by the related obligors and are stored in an electronic vault maintained by the sponsor or by the related service provider. The sponsor does not expect to maintain physical copies of the electronic automobile loan contracts.

The sponsor has purchased only an immaterial number of electronically originated automobile loan contracts to date and only an immaterial number of electronically originated contracts have been included in pools of automobile loan contracts that have been sold to issuing entities. If the sponsor ever intends to include a material amount of electronically originated automobile loan contracts in a pool of automobile loan contracts to be sold to an issuing entity, the related prospectus supplement will describe the manner in which those automobile loan contracts were originated and the manner in which DealerTrack, or the related service provider will maintain the automobile loan contracts.

Servicing and Collections Procedures

General

The sponsor’s servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle, and arranging for the repossession of financed vehicles, liquidation of collateral and pursuit of deficiencies when necessary. Pursuant to the sale and servicing agreement relating to any issuing entity, at the time of the origination of any automobile loan contract, each financed vehicle is required to be covered by a comprehensive and collision insurance policy in accordance with the sponsor’s customary servicing procedures. The sponsor currently monitors such insurance coverage of financed vehicles in accordance with its customary servicing procedures. In addition, the sponsor will have the right, under each sale and servicing agreement, to require each obligor to obtain insurance coverage by acquiring insurance on the obligor’s behalf and charging the obligor the premium payments each month, together with principal and interest and other charges that are incurred to the obligor.

The sponsor uses monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify the sponsor of an address change. Approximately 15 days before a customer’s first payment due date and each month thereafter, the sponsor mails the customer a billing statement directing the customer to mail payments to a lockbox bank for deposit in a lockbox account. Payment receipt data is electronically transferred from the sponsor’s lockbox bank to the sponsor for posting to the automobile loan contract accounting system. Payments may also be received from third-party payment providers, such as Western Union, directly by the sponsor from customers or via electronic transmission of funds. Payment processing and customer account maintenance is performed centrally at the sponsor’s operations center in Arlington, Texas.

The sponsor’s collections activities are performed at regional centers located in Arlington, Texas; Chandler, Arizona; Charlotte, North Carolina and Peterborough, Ontario. A predictive dialing system is utilized to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials phone numbers of multiple customers from a file of records extracted from the sponsor’s database. Once a live voice responds to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. Accounts that the system has been unable to reach within a specified number of days are flagged, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to speak with a larger number of customers daily.

Once an account reaches a certain level of delinquency, the account moves to one of the sponsor’s advanced collection units. The objective of these collectors is to resolve the delinquent account. The sponsor may repossess a financed vehicle if an account is deemed uncollectible, the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, the customer deals in bad faith or the customer voluntarily surrenders the financed vehicle.

At times, the sponsor offers payment deferrals to customers who have encountered temporary financial difficulty, hindering their ability to pay as contracted. A deferral allows the customer to move delinquent payments to the end of the automobile loan contract, usually by paying a fee that is calculated in a manner specified by applicable law. The collector reviews the customer’s past payment history and behavioral score and assesses the customer’s desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with the sponsor’s policies and guidelines. Exceptions to the sponsor’s policies and guidelines for deferrals must be approved by the appropriate level of authority. While payment deferrals are initiated and approved in the collections department, a separate department processes authorized deferment transactions. Exceptions are also monitored by the sponsor’s centralized credit risk management function.

Behavioral Scoring

Statistically-based behavioral assessment models are used to project the relative probability that an individual account will default. The behavioral assessment models are also used to help develop servicing strategies for the portfolio or for targeted account groups within the portfolio.

Repossessions

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict the sponsor’s ability to dispose of the repossessed vehicle. Independent repossession firms engaged by the sponsor handle repossessions. All repossessions, other than bankruptcy or previously charged-off accounts, must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The sponsor does not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the automobile loan contract. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the automobile loan contract, and the resulting deficiency is charged-off. The sponsor pursues collection of deficiencies when it deems such action to be appropriate.

Collateral Value Management

The value of the collateral underlying the sponsor’s automobile loan contracts portfolio is updated monthly with a loan-by-loan link to national wholesale auction values. This data, along with the sponsor’s own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities.

Sale of Automobile Loan Contracts

The servicer may direct the issuing entity to sell automobile loan contracts included as trust property for an issuing entity that are more than a specified number of days delinquent to a third party that is unaffiliated with the servicer, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the related transaction documents. In no event may more than a specified percentage of the number of automobile loan contracts in a pool of automobile loan contracts be sold by the issuing entity in this manner.

Risk Management

Overview

The sponsor’s credit risk management function is responsible for monitoring the automobile loan contract approval process and supporting the supervisory role of senior operations management. Key variables, such as automobile loan contract applicant data, credit bureau and credit score information, automobile loan contract structures and terms and payment histories are tracked. The credit risk management function also regularly reviews the performance of the sponsor’s credit scoring system and is responsible for the development and enhancement of the sponsor’s credit scorecards.

The credit risk management function prepares regular credit indicator packages reviewing portfolio performance at various levels of detail including total sponsor, branch office and dealer. Various daily reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new automobile loan contract originations. The sponsor reviews portfolio returns on a consolidated basis, as well as at the branch office, origination channel, dealer and automobile loan contract levels.

Compliance Audits

The sponsor’s centralized credit risk management department conducts regular reviews of and provides recurring reporting and monitoring on branch office operations, automobile loan contract operations, processing and servicing, collections and other functional areas. The primary objective of the reviews is to identify risks and associated controls and measure compliance with the sponsor’s written policies and procedures as well as regulatory matters.

Branch office reviews include a review of compliance with underwriting policies, completeness of automobile loan contract documentation, collateral value assessment and applicant data investigation. In addition, this corporate department also performs reviews of the repossession, charge-off, deferment and bankruptcy processes. Written reports are distributed to departmental managers and officers for response and follow-up. Results and responses are also reviewed by senior management.

T he Sponsor’s Securitization Program

The sponsor has securitized sub-prime automobile loan contracts since 1994. Many of these securitizations were credit enhanced by policies issued by Financial Security Assurance Inc., MBIA, Inc., XL Capital Assurance Inc., Ambac Assurance Corporation or Financial Guaranty Insurance Company and some had senior-subordinate structures. A more detailed description of the sponsor’s past securitizations, including more detailed information concerning the number of securitizations credit enhanced by each of the specified credit enhancers and the number of securitizations still outstanding, will appear in the related prospectus supplement.

In each of the sponsor’s previous securitizations of sub-prime automobile loan contracts, the sponsor either purchased sub-prime automobile loan contracts from automobile dealers and other third-party lenders or originated the sub-prime automobile loan contracts directly or through AmeriCredit Consumer Loan Company, Inc. with consumers and then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then resold the automobile loan contracts to a newly-created owner trust that issued asset-backed securities that were backed by the automobile loan contracts, which were serviced by the sponsor.

The sponsor’s securitization transactions insured by financial guaranty insurance providers that were issued between October 2002 and September 2005 contain a limited cross-collateralization feature. In the event of a shortfall in the original target credit enhancement requirement for any of these securitization transactions after a specified period of time, excess cash flows from other transactions insured by the same insurance provider would be used to satisfy the shortfall amount.

Pool Factors

The “pool factor” for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable distribution date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

A securityholder’s portion of the aggregate outstanding principal balance of the related class is the product of:

•	the original aggregate purchase price of the securityholder’s securities; and

•	the applicable pool factor.

The securityholders of record will receive reports on or about each distribution date concerning:

•	the payments received on the automobile loan contracts;

•	the “pool balance” (as defined in the related prospectus supplement);

•	each pool factor; and

•	other items of information.

In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Use of Proceeds

The proceeds from the sale of the securities of a given series of securities will be used by the sponsor for the acquisition or origination of the automobile loan contracts, and/or for general corporate purposes, including:

•	repayment of indebtedness; and

•	general working capital purposes.

If a prospectus supplement indicates that a pre-funding or revolving feature exists with respect to a series of securities to be issued by an issuing entity, additional transfers of automobile loan contracts may be made to that issuing entity from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

•	the volume of automobile loan contracts the sponsor originates or acquires;

•	prevailing interest rates;

•	availability of funds; and

•	general market conditions.

Description of the Securities

General

The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the transaction documents for the related securities and the related prospectus supplement.

Each series of securities — or in some instances, two or more classes of securities — will be issued under the related transaction documents.

All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

The securities may be offered in the form of certificates representing beneficial ownership interests in the automobile loan contracts held by the issuing entity or in the form of notes representing debt secured by the automobile loan contracts owned by the issuing entity.

Each series or class of securities may have a different interest rate, which may be fixed or floating. The related prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series of securities may include one or more classes of “strip securities” which are:

•	stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

•	stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

In addition, a series of securities may include two or more classes of securities that differ as to:

•	timing of payments;

•	sequential order of payments;

•	priority of payments;

•	interest rate; or

•	amount of principal or interest distribution or both.

Distributions of principal or interest or both on any class of securities may be made upon:

•	the occurrence of specified events;

•	in accordance with a schedule or formula; or

•	on the basis of collections from designated portions of the related pool of automobile loan contracts.

A series of securities may include one or more classes of “accrual securities”, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, on each distribution date, or in the manner described in the related prospectus supplement.

A series of securities may include one or more other classes of securities that are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on the related automobile loan contracts. In addition, some classes of senior, or subordinate, securities may be senior to other classes of senior, or subordinate, securities in respect of distributions or allocation of losses.

A series of securities may have a balance that may decrease based on the amortization of automobile loan contracts or increase based on principal collections used to purchase additional automobile loan contracts.

A series or class of securities may also benefit from a derivative arrangement. A derivative arrangement may be an interest rate cap or floor agreement, an interest rate swap agreement or a currency swap agreement. See “Derivative Instruments” herein.

General Payment Terms of Securities

Securityholders will be entitled to receive payments on their securities on specified distribution dates. Distribution dates will occur monthly, quarterly, semi-annually or as otherwise described in the related prospectus supplement.

The related prospectus supplement will describe a record date for each distribution date, as of which the trust collateral agent, the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that distribution date. The related prospectus supplement and the related transaction agreements will describe a period, known as the “collection period”, that is related to each distribution date. Interest accrued and principal collected on the automobile loan contracts during a collection period will be required to be remitted by the servicer to the trust collateral agent or the trustee prior to the related distribution date and will be used to distribute payments to securityholders on that distribution date.

In most cases, and unless and to the extent specified in the related prospectus supplement, none of the securities or the automobile loan contracts will be guaranteed or insured by any governmental agency or instrumentality, the sponsor, the depositor, the servicer, the trust collateral agent, the trustee, or any of their respective affiliates.

Distribution Dates

On each distribution date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or trust collateral agent, or a paying agent appointed by the trustee or trust collateral agent, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee, trust collateral agent or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or trust collateral agent specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the related prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

On each distribution date, the trust collateral agent, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the securityholder multiplied by the total amount to be distributed on that distribution date on account of that class.

For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the related prospectus supplement.

Prior to each distribution date the trust collateral agent or trustee will determine the amounts of principal and interest which will be due to securityholders on that distribution date. If the amount then available to the trust collateral agent or trustee is insufficient to cover the amount due to securityholders, the trust collateral agent or trustee will be required to notify the credit enhancement provider, if there is one for that series of securities providing credit enhancement for this type of deficiency on the related distribution date. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Fixed Rate Securities

Each class of securities may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the related prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the “base rate”, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. The “spread” is the percentage above or below the base rate at which interest will be calculated that may be specified in the related prospectus supplement as being applicable to such class, and the “spread multiplier” is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

The related prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

As specified in the related prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

Each issuing entity that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The related prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trust collateral agent or trustee for the series of securities. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

The trust property may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include an interest rate cap or floor agreement, an interest rate swap agreement or a currency swap agreement.

Scheduled Amortization Securities; Companion Securities

The securities may include one or more classes of “scheduled amortization securities” and “companion securities”. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified distribution dates, to the extent of funds being available on that distribution date. Companion securities are securities which receive payments of all or a portion of any funds available on a given distribution date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that distribution date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loan contracts owned by the related issuing entity than will the scheduled amortization securities of that series.

Book-Entry Registration

Upon issuance, the securities will be available only in book-entry form. Investors in the securities may hold their securities through any of the Depository Trust Company (DTC), in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The securities will be issued as fully-registered securities registered in the name of Cede & Co (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participant’s accounts. This eliminates the need for physical movement of definitive notes and certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of DTC participants and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes or certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, renders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the securities within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ account upon DTC’s receipt of funds and corresponding detail information from the issuing entity or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.

A beneficial owner shall give notice to elect to have its securities purchased or sold, through its participant and shall effect delivery of such securities by causing the DTC participant to transfer the participant’s interest in the securities, on DTC’s records. The requirement for physical delivery of the securities in connection with a sale will be deemed satisfied when the ownership rights in the securities are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold securities to the purchaser’s account.

Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank, or Clearstream, Luxembourg, is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes and certificates. Transactions may be settled by Clearstream, Luxembourg in a number of currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 40 domestic securities markets around the globe through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has over 2,500 customers located across 94 locations, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear, or Euroclear, Bank.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission. Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

A series of securities will be issued in fully registered, certificated form, commonly called “definitive securities”, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

•

DTC or the issuing entity advises the trustee or trust collateral agent in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry securities and the issuing entity or the trustee is unable to locate a qualified successor; or

•

the beneficial owners advise the trustee or trust collateral agent through DTC participants in a manner consistent with the related transaction documents and with the necessary percentage of the aggregate outstanding principal amount of the securities of that series represented that the continuation of a book-entry system with respect to the securities through DTC is no longer in their best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

Distributions of principal of, and interest on, the securities will then be made by the trust collateral agent or trustee in accordance with the procedures set forth in the transaction documents directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the trustee or trust collateral agent. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

Definitive securities will be transferable and exchangeable at the offices of the trustee or trust collateral agent or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee or trust collateral agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

On or prior to each distribution date, the servicer, the trustee or the trust collateral agent will forward, or cause to be forwarded, to each securityholder of record a statement or statements with respect to the trust property generally describing the following information:

(1)	the amount of the distribution with respect to each class;

(2)	the amount of the distribution allocable to principal;

(3)	the amount of the distribution allocable to interest;

(4)	the pool balance, if applicable, as of the close of business on the last day of the related collection period;

(5)	the aggregate outstanding principal balance and the pool factor after giving effect to all payments reported under (2) above on the distribution date;

(6)	the amount paid to the servicer, if any, with respect to the related collection period;

(7)	the amount of the aggregate purchase amounts for automobile loan contracts that have been reacquired, if any, for the related collection period; and

(8)	the amount of the distribution with respect to each class that was funded by draws on certain forms of credit enhancement.

Each amount described under subclauses (1), (2), (3), (5) and (8) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the related prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trust collateral agent or trustee will provide the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws.

Forward Commitments; Pre-Funding

An issuing entity may enter into a forward purchase agreement with the sponsor where the sponsor will agree to transfer additional automobile loan contracts to the issuing entity following the date on which the issuing entity is established and the securities are issued. The issuing entity may enter into forward purchase agreements to acquire additional automobile loan contracts that could not be delivered by the sponsor or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loan contracts transferred to the issuing entity conform to specified requirements.

If a forward purchase agreement is utilized, and unless otherwise specified in the related prospectus supplement, the trust collateral agent or trustee will be required to deposit in a pre-funding account up to 50% of the net proceeds received by the trust collateral agent or trustee in connection with the sale of one or more classes of securities. The additional automobile loan contracts will be transferred to the issuing entity in exchange for money released to the sponsor from the pre-funding account. Each forward purchase agreement will set a specified “pre-funding period” lasting for up to one year from the closing date during which any transfers must occur. For an issuing entity which elects federal income tax treatment as a grantor trust, the pre-funding period will be limited to three months from the date the issuing entity is established; for an issuing entity which is treated as a mere security device for federal income tax purposes, the pre-funding period will be limited to nine months from the date the issuing entity is established. The forward purchase agreement or the transaction documents will require that any monies originally deposited in the pre-funding account and not used by the end of the pre-funding period be applied as a mandatory prepayment of the related class or classes of securities.

During the pre-funding period the monies deposited to the pre-funding account will either:

•	be held uninvested; or

•	be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

The invested monies will either mature prior to the end of the pre-funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the issuing entity as an “investment company” under the Investment Company Act of 1940, as amended.

Revolving Periods

If a revolving period is utilized, and unless otherwise specified in the related prospectus supplement, the trust collateral agent or trustee will be required to deposit in a revolving period funding account up to 100% of all principal collections on the automobile loan contracts during a period, called the “revolving period”, lasting as long as three years from the closing date. The funds deposited in the revolving period funding account will be used to purchase additional automobile loan contracts during the revolving period, rather than applied to make principal payments on the securities. The additional automobile loan contracts will be transferred to the issuing entity in exchange for money released to the sponsor from the revolving period funding account. The transaction documents for each securitization that utilizes a revolving period will set forth a specified revolving period during which any transfers must occur. The transaction documents will require that any monies originally deposited in the revolving period funding account and not used by the end of the revolving period be applied as a mandatory prepayment of the related class or classes of securities.

During the revolving period the monies deposited to the revolving period funding account will either:

•	be held uninvested; or

•	be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

The invested monies will either mature prior to the end of the revolving period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the issuing entity as an “investment company” under the Investment Company Act of 1940, as amended.

Description of the Transaction Documents

Each series of securities will be issued under one or more transaction documents which will establish the issuing entity, transfer the automobile loan contracts and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the transaction documents governing your specific series of securities will appear in the related prospectus supplement. The term transaction documents as used with respect to an issuing entity means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loan contracts and the issuance of the securities, including without limitation the related indenture or sale and servicing agreement.

Sale, Assignment and Servicing of the Automobile Loan Contracts

On or prior to the closing date, the sponsor will enter into a purchase agreement with the depositor pursuant to which it will sell and assign to the depositor, without recourse, its entire interest in and to the related automobile loan contracts. Under the purchase agreement, the sponsor will also sell and assign to the depositor, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its right to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the stated cutoff date. Each automobile loan contract transferred by the sponsor to the depositor will be identified in an automobile loan contract schedule appearing in an exhibit to the purchase agreement.

On or prior to the closing date, the depositor will enter into a sale and servicing agreement with the issuing entity pursuant to which it will sell and assign to the issuing entity, without recourse, its entire interest in and to the related automobile loan contracts. Under the sale and servicing agreement, the depositor will also sell and assign to the issuing entity, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its right to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the stated cutoff date. Each automobile loan contract transferred by the depositor to the issuing entity will be identified in an automobile loan contract schedule appearing in an exhibit to the sale and servicing agreement.

The sponsor will be obligated to acquire from the related issuing entity any automobile loan contract transferred to that issuing entity or pledged to a trust collateral agent or trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the sponsor with respect to the automobile loan contract, which breach has not been cured within a specified period of time following the discovery by or notice to the sponsor. In addition, the sponsor may from time to time reacquire automobile loan contracts or substitute other automobile loan contracts for contracts currently held by an issuing entity under conditions described in the transaction documents.

The servicer may, in accordance with the terms of the related transaction documents, direct the issuing entity to sell certain delinquent automobile loan contracts to a third party that is unaffiliated with the sponsor, the depositor and the issuing entity.

Accounts

For each series of securities issued by an issuing entity, the servicer will establish and maintain with the trustee a collection account, in the trustee’s name on behalf of the securityholders, in which the servicer will deposit all payments made on or with respect to the related automobile loan contracts. The servicer will also establish and maintain with the trustee a separate distribution account for each series of securities in the trustee’s name on behalf of the securityholders, in which amounts released from the related collection account, if any, the related reserve account, if any, or other credit enhancement will be deposited and from which distributions to securityholders will be made.

The related prospectus supplement will describe any other accounts to be established with respect to an issuing entity.

For any series of securities, funds in the collection account, the distribution account, any reserve account, any pre-funding account and any other accounts (collectively, the trust accounts) will be invested by the trust collateral agent (or any custodian with respect to funds on deposit in any such account) in eligible investments selected in writing by the servicer (pursuant to standing instructions or otherwise). “Eligible investments” are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments may include securities issued by the sponsor, the servicer or their respective affiliates or other issuing entities created by the sponsor or its affiliates. Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature no later than the business day immediately preceding a distribution date unless the eligible investments are invested in trustee funds. However, subject to conditions, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each distribution date.

Unless otherwise specified in the related prospectus supplement, all trust accounts will be maintained as eligible deposit accounts. An “eligible deposit account” is an account that is either (a) a segregated account with the corporate trust department of the related indenture trustee of the related trustee, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency which signifies investment grade or (c) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank.

The depository institution or its parent corporation must have either:

•	a long-term unsecured debt rating acceptable to the rating agencies; or

•	a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies.

In addition, the depository institution’s deposits must be insured by the FDIC.

The Servicer

The servicer under each transaction document will be named in the related prospectus supplement. The servicer may be the sponsor, an affiliate of the sponsor, or may be a third-party unrelated to the sponsor. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the transaction documents.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the transaction documents. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

Servicing Procedures

The transaction documents will provide that the servicer will make reasonable efforts to:

•	collect all payments due on the automobile loan contracts which are part of the trust property; and

•	make collections on the automobile loan contract using the same collection procedures that it follows with respect to automobile loan contracts that it services for itself and others.

Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan contract to extend or modify the payment schedule. Some of the arrangements — including, without limitation, any extension of the payment schedule beyond the final scheduled distribution date for the securities — may result in the servicer acquiring the automobile loan contract. The servicer may sell the vehicle securing a defaulted automobile loan contract, if any, at a public or private sale, or take any other action permitted by applicable law.

The related prospectus supplement will describe the material aspects of any particular servicer’s collections and other relevant procedures.

Payments on Automobile Loan Contracts

The servicer will deposit into the collection account all payments on the related automobile loan contracts, from whatever source, and all proceeds of the automobile loan contracts collected within a specified number of business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

Servicing Compensation

The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the related automobile loan contracts, generally as of the first day of the collection period. Each prospectus supplement and the related transaction documents will specify the priority of distributions with respect to the servicing fee — together with any portion of the servicing fee that remains unpaid from prior distribution dates. The servicing fee will be paid prior to any distribution to the securityholders.

The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loan contracts. In addition, the servicer will be entitled to reimbursement from each issuing entity for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing the functions of a third- party servicer of similar types of automobile loan contracts as an agent for their beneficial owner. These functions include:

•	collecting and posting all payments;

•	responding to obligor inquiries on the related automobile loan contracts;

•	investigating delinquencies;

•	sending billing statements to obligors;

•	reporting tax information to obligors;

•	paying costs of collection and disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	administering the automobile loan contracts;

•	accounting for collections and furnishing statements to the trustee or the trust collateral agent with respect to distributions;

•	certain taxes;

•	accounting fees;

•	outside auditor fees; and

•	data processing costs.

The servicer will also be reimbursed for:

•	repossession and recovery fees; and

•	costs associated with maintaining bank accounts that are necessary to service the automobile loan contracts.

Distributions

Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the trust collateral agent or trustee to the securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be detailed in the related prospectus supplement.

On each distribution date, the servicer will transfer collections on the automobile loan contracts from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover certain shortfalls in the amount available for distribution, but only to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of a series of securities may be subordinate to payments in respect of the notes of a series of securities.

Credit Enhancements

The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be detailed in the related prospectus supplement.

Credit enhancement may be in the form of one or more of the following:

•

a financial guaranty insurance policy, which is a financial guaranty insurance policy issued by a financial guaranty insurer for the benefit of the noteholders which will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the notes during the term of the financial guaranty insurance policy;

•

subordination of one or more classes of securities, which is a structural feature where a class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class;

•

excess cashflow, which is the excess of the amount paid by obligors on the automobile loan contracts each month over the amounts required to be paid out each month by the issuing entity to cover certain fees of the issuing entity and interest on the notes;

•

reserve accounts or spread accounts, which are cash accounts from which amounts can be withdrawn on any distribution date to cover any shortfalls that result when available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments and certain principal payments on the notes;

•	overcollateralization, which is the amount by which the pool balance exceeds the principal balance of the notes;

•

cross-collateralization, which is an arrangement whereby, excess cashflows from a cross-collateralized securitization transaction may be used to cover any shortfall in the original target credit enhancement requirement for another cross-collateralized transaction;

•	letters of credit, which are letters issued by a credit provider committing to make payments on the notes, up to a stated amount, if the issuing entity is unable to do so;

•

credit facilities or liquidity facilities, which are facilities set up by a credit provider which hold money that is available to the issuing entity as a source of funds to make payments on the notes; and

•	any combination of two or more of the foregoing.

Credit enhancement for a class may cover one or more other classes of the same series of securities, and credit enhancement for a series of securities may cover one or more other series of securities.

Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series of securities will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not necessarily guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series of securities will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series of securities.

Derivative Instruments

An issuing entity may enter into one or more derivative instruments that benefit one or more classes of securities issued by that issuing entity. The types of derivate instruments entered into by an issuing entity, if any, and the characteristics of those derivative instruments will be detailed in the related prospectus supplement.

Derivative instruments entered into by an issuing entity may be in the form of either or both of the following:

•

interest rate swaps, which are arrangements under which the issuing entity makes fixed payments on a monthly or quarterly basis to a hedge counterparty and receives floating rate payments based on the base rate with respect to which interest on related floating rate securities is calculated; or

•

interest rate caps, which are arrangements under which the issuing entity makes an upfront payment to a hedge counterparty and receives a payment on a monthly or quarterly basis to the extent the base rate with respect to which interest on related floating rate securities is calculated exceeds a stated, or capped, amount.

Collection Period Statements

Prior to each distribution date, the servicer will provide to the trustee, trust collateral agent and credit enhancement provider as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under “Description of the Securities — Reports to Securityholders.”

Evidence as to Compliance

The transaction documents provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement. In the event that the backup servicer or another successor servicer assumes the servicing duties under the transaction documents, each such servicer will provide a separate annual statement.

Each year, if required by the transaction documents, a firm of independent certified public accountants will furnish a report to the trustee to the effect that the accountants have examined documents and the records relating to servicing of the automobile loan contracts, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer’s computer reports, and the examination, has disclosed no items of non-compliance with the provision of the transaction documents or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the trustee or trust collateral agent.

Matters Regarding the Servicer

The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the transaction documents.

The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Servicer Termination Event

The “servicer termination events” for each series of securities will include:

•

any failure by the servicer to deliver to the trustee or trust collateral agent for deposit any required payment, which failure continues unremedied for more than two business days after written notice from the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer is received by the servicer or after discovery by the servicer;

•

any failure by the servicer to deliver to the trustee or trust collateral agent and, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer, the servicer’s certificate by a specified number of business days prior to the distribution date;

•

any failure by the servicer to observe or perform in any material respect any covenant or agreement in the transaction documents, which failure materially and adversely affects the rights of the securityholders or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer, and which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer;

•

any representation, warranty or statement of the servicer made in the related transaction documents or in any certificate, report or other writing delivered pursuant to the related transaction documents shall prove to be incorrect in any material respect as of the time the same was made, the incorrectness of that representation, warranty or statement has a material adverse effect on the related issuing entity or the securityholders and the circumstances or condition in respect of which that representation, warranty or statement was incorrect is not eliminated or otherwise cured within 30 days after the servicer has knowledge thereof or is given written notice thereof by the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer or, if applicable and if a financial guaranty insurer default shall have occurred and be continuing, a securityholder;

•

any “insolvency event” with respect to the servicer, which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations;

•	if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the occurrence of an event of default in the related insurance agreement; and

•	if applicable, any claim being made on a financial guaranty insurance policy issued as credit enhancement.

Rights upon Servicer Termination Event

As long as a servicer default remains unremedied, the trustee, any credit enhancement provider, if applicable, or securityholders evidencing at least a majority of the voting rights of the then outstanding securities may terminate all the rights and obligations of the servicer, at which time a backup servicer that is identified in the transaction documents or a successor servicer appointed by the controlling party identified in the transaction documents will succeed to all the responsibilities, duties and liabilities of the servicer (except as set forth in the related transaction documents) and will be entitled to similar compensation arrangements which will be set forth in the related transaction documents. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer that is able to service the automobile loan contracts in accordance with the terms of the transaction documents. The trustee may make arrangements for compensation to be paid to the successor servicer, which may be greater than the servicing compensation payable to the servicer under the related transaction documents only to the extent set forth therein.

Waiver of Past Defaults

With respect to each issuing entity, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancement provider, if applicable, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the transaction documents and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders’ rights with respect to subsequent defaults.

Amendment

If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider’s approval, if applicable, the transaction documents may be amended, without the securityholders’ consent for the purpose of adding, changing or eliminating any provisions of the transaction documents or of modifying in any manner the rights of the securityholders. The sponsor, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the transaction documents to add, change in any manner, or eliminate any provisions of the transaction documents or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; provided, however, that no amendment may:

•

increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loan contracts or distributions that are required to be made for the benefit of the securityholders; or

•	without the consent of the securityholders reduce the percentage of securities which are required to consent to any such amendment.

Events of Default

Events of default for each series of securities will be set forth in the related prospectus supplement. For series of securities that benefit from a financial guaranty insurance policy, typically the only events of default under the transaction documents will be certain “insurance agreement events of default,” unless and until a financial guaranty insurer default has occurred and is continuing. For each series of securities, the events of default and, for series of securities that benefit from a financial guaranty insurance policy, the insurance agreement events of default for each series of securities will include:

•	default in the payment of interest on any security when the same becomes due and payable, which default remains uncured for a specified number of days;

•	default in the payment of principal on any security when the same becomes due and payable;

•

default in the observance or performance of any covenant or agreement of the issuing entity set forth in the transaction documents or any representation or warranty of the issuing entity made in a transaction document proving to have been incorrect in any material respect at the time it was made, which default is not cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated, for a specified number of days (or for a longer period as may be reasonably necessary to cure such default) after the issuing entity is notified by the financial guaranty insurer or, if there is no financial guaranty insurer or if a financial guaranty insurer default shall have occurred and be continuing, trustee or holders of a specified percentage of the securities;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; and

•	the issuing entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

If an event of default has occurred and is continuing with respect to a series of securities, those securities may become immediately due and payable at par, together with accrued interest thereon, and the trust property may be liquidated to retire the securities. As set forth in the related prospectus supplement, the rights to declare or waive an event of default and to direct the liquidation of trust property or to exercise other remedies following the declaration of an event of default will be held by the trustee, who generally will be permitted to act only at the direction of a specified percentage of the securityholders, or, if applicable and if no financial guaranty insurer default has occurred and is continuing, the financial guaranty insurer. If an event of default has occurred and is continuing, the trustee, upon knowledge or notice thereof, must mail to each securityholder and the insurer notice of the event of default within 90 days after such notice or knowledge occurs.

Termination

With respect to each issuing entity, the obligations of the servicer, the sponsor and the trustee will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last automobile loan contract and the disposition of any amounts received upon liquidation of any remaining automobile loan contracts; and

•	the final payment to securityholders.

If the pool balance of the automobile loan contracts is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer or the depositor will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a distribution date, all remaining automobile loan contracts at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The securities will be redeemed following such purchase.

The prospectus supplement with respect to a series of securities may indicate that within a specified number of days following a distribution date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the related prospectus supplement and transaction documents, the trust collateral agent or trustee will solicit bids for the purchase of the automobile loan contracts then owned by the issuing entity. The related prospectus supplement will describe the manner and terms and conditions for the bidding. If the trust collateral agent or trustee receives satisfactory bids as described in the related prospectus supplement, then the automobile loan contracts remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the issuing entity or the securityholders as sellers of the automobile loan contracts.

Any outstanding notes of the related series of securities will be redeemed concurrently with either of the events specified above. The subsequent distribution to the certificateholders of all amounts required to be distributed to them may effect the prepayment of the certificates.

Material Legal Aspects of the Automobile Loan Contracts

General

The transfer of automobile loan contracts by the sponsor or the depositor to the issuing entity, the perfection of the security interests in the automobile loan contracts, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trust collateral agent’s or the trustee’s rights in the automobile loan contracts. If, through inadvertence or otherwise, a third party were to purchase — including the taking of a security interest in — an automobile loan contract for new value in the ordinary course of its business, without actual knowledge of the issuing entity’s interest, and then were to take possession of the automobile loan contract, the purchaser would acquire an interest in the automobile loan contract superior to the issuing entity’s interest. No entity will take any action to perfect the trust collateral agent’s or the trustee’s right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the issuing entity prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

In all of the states in which automobile loan contracts have been originated, the credit sales of automobiles to consumers are evidenced either by retail installment sales automobile loan contracts or by promissory notes with a security interest in the vehicle. The installment sales automobile loan contracts and promissory notes with a security interest are either chattel paper under the UCC or, with respect to installment sales automobile loan contracts and promissory notes with a security interest that are generated in an electronic format, electronic chattel paper under the UCC.

Perfection of security interests in automobiles is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. In certain states, a security interest in a vehicle may be perfected by electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

Perfection

The sponsor will sell and assign the automobile loan contracts it has originated or acquired and its security interests in the vehicles to the depositor, which shall sell such automobile loan contracts and the related security interests to the related issuing entity or to a trust collateral agent or trustee on behalf of the issuing entity. The issuing entity will grant an interest in the automobile loan contracts, the security interests in the vehicles and related property to the trust collateral agent or the trustee on behalf of the securityholders.

The related prospectus supplement will specify whether, because of the administrative burden and expense, the sponsor, the servicer, the trust collateral agent or the trustee will not amend any physical or electronic certificate of title to identify the trust collateral agent or trustee as the new secured party on the certificates of title. Regardless of whether the certificates of title are amended, UCC financing statements will be filed in the appropriate jurisdictions in order to perfect each transfer or pledge of the automobile loan contracts between the sponsor, the depositor, the issuing entity and the trust collateral agent or the trustee. Further, although the trust collateral agent or trustee will not rely on possession of the automobile loan contracts as the legal basis for the perfection of its interest in the automobile loan contracts or in the security interests in the vehicles, the servicer will continue to hold the automobile loan contracts and any certificates of title (or electronic evidence of the certificates of title) in its possession as custodian for the trust collateral agent or trustee or, with respect to electronic loans, a third-party service provider will maintain control over the automobile loan contracts on behalf of the trust collateral agent or the trustee. This is intended to preclude any other party from claiming a competing security interest in the automobile loan contracts on the basis their security interest is perfected by possession.

In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

•

depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

•

in those states that permit electronic recordation of liens, submitting for an electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state;

•	filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

•

if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the sponsor of its interest in the automobile loan contracts to the trust collateral agent or trustee effectively conveys the sponsor’s security in the automobile loan contracts and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trust collateral agent or trustee will succeed to the sponsor’s rights as secured party.

Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trust collateral agent or trustee, the trust collateral agent’s or the trustee’s security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the sponsor’s, an originating affiliate’s or a titled third-party lender’s lien on the certificates of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The sponsor or the depositor will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle. If there are any vehicles for which the sponsor, the related originating affiliate or the related titled third-party lender failed to obtain a first priority perfected security interest, the sponsor’s, the originating affiliate’s or the titled third-party lender’s security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the sponsor’s or the depositor’s representations and warranties and would trigger the sponsor or the depositor’s obligation to repurchase these automobile loan contracts from the issuing entity unless the breach were cured.

Continuity of Perfection

Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor’s request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The transaction documents will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the automobile loan contract be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold any physical certificates of title for the vehicles and will maintain records relating to electronic certificates of title as custodian for the trust collateral agent or trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in all vehicles.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

•	mechanic’s, repairmen’s and garagemen’s liens;

•	motor vehicle accident liens;

•	towing and storage liens;

•	liens arising under various state and federal criminal statutes; and

•	liens for unpaid taxes.

The UCC also grants certain federal tax liens priority over a secured party’s lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The sponsor will represent and warrant that, as of the closing date, each security interest in a vehicle shall be a valid, binding and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trust collateral agent’s or the trustee’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan contract. No notice will be given to the trust collateral agent or the trustee or any securityholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor’s repurchase obligation.

Repossession

In the event an obligor defaults, the holder of the related automobile loan contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party’s remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace — although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. In those states, the obligor typically has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

•	the unpaid principal balance of the automobile loan contract;

•	accrued interest on the automobile loan contract;

•

the secured party’s reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale (where allowed by law), plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses; or

•	in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loan contracts.

Deficiency Judgments and Excess Proceeds

The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the liquidation proceeds remaining after these expenses are paid. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor’s automobile loan contract. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually between $1,000 and $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

•	the Truth-in-Lending Act;

•	the Equal Credit Opportunity Act;

•	the Federal Trade Commission (FTC) Act;

•	the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act;

•	the Fair Debt Collection Practices Act;

•	the Magnuson-Moss Warranty Act;

•	the Federal Reserve Board’s Regulations B and Z;

•	the Gramm-Leach-Bliley Act;

•	state adaptations of the Uniform Consumer Credit Code;

•	state motor vehicle retail installment sale and loan acts;

•	state “lemon” laws; and

•	other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trust collateral agent’s or the trustee’s ability to enforce consumer finance loans such as the automobile loan contracts.

The FTC’s so-called “holder-in-due-course rule” has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the automobile loan contract. Because of the holder-in-due-course rule, the assignee may be unable to collect any balance due from the obligor. The holder-in-due-course rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loan contracts will be subject to the requirements of the holder-in-due-course rule, the trust collateral agent or the trustee, as holder of the automobile loan contracts, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan contract.

Under most state vehicle dealer licensing laws, sellers of automobiles must be licensed to sell vehicles at retail sale. In addition, the FTC’s rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” explaining the warranty coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer’s guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan contract were successful in asserting these claims or defenses, the servicer would pursue on behalf of the issuing entity any reasonable remedies against the vehicle seller or manufacturer.

Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the transaction documents and may create an obligation of the sponsor to repurchase the automobile loan contract unless the breach were cured.

The sponsor or the depositor will represent and warrant that each automobile loan contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust collateral agent or the trustee because the sponsor or the depositor violated any law and the claim materially and adversely affects the trust collateral agent’s or the trustee’s interest in an automobile loan contract, the violation would create an obligation of the sponsor or the special-purpose finance subsidiary, if any to repurchase the automobile loan contract unless the violation were cured.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, or the Relief Act, the holder of an automobile loan contract may not charge an obligor who enters military service after the obligor takes out an automobile loan contract more than a 6% annual rate, including fees and charges, during the obligor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan contract, the sponsor cannot provide information as to the number of automobile loan contracts that may be effected. Application of the Relief Act would adversely affect, for an indeterminate period of time, the servicer’s ability to collect full amounts of interest on some automobile loan contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related automobile loan contracts, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, and may not be covered by any form of credit enhancement provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to repossess an automobile loan contract during the obligor’s period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the Relief Act or similar legislation or regulations applies to any automobile loan contract which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loan contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuing entity, finance subsidiary or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

Material Federal Income Tax Consequences

General

The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors. Some securityholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; securityholders that hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction; and securityholders that will hold their securities as other than capital asset securities may be subject to special rules that are not discussed below or in the related prospectus supplement.

Potential securityholders are encouraged to consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

Dewey & LeBoeuf LLP, as tax counsel to the depositor, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series of securities prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series of securities.

The following discussion addresses in greater detail securities of three general types:

•	“grantor trust securities”, representing interests in a grantor trust;

•	“debt securities”, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying automobile loan contracts; and

•	“partnership interests”, representing interests in a trust, a partnership, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended (the Code).

Grantor Trust Securities

In the opinion of Dewey & LeBoeuf LLP:

•	each grantor trust security will be issued by a trust which qualifies as a grantor trust for federal income tax purposes; and

•	each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loan contracts included in the grantor trust.

A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loan contracts constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a “grantor trust fractional interest security”. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loan contracts constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a “grantor trust strip security”.

Taxation of Beneficial Owners of Grantor Trust Securities

Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loan contracts, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See “Discount and Premium,” below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner’s miscellaneous itemized deductions exceeds 2% of a beneficial owner’s adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

Beneficial owners of grantor trust strip securities will generally be required to treat the securities as “stripped coupons” under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See “Discount and Premium,” below.

Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner’s income as it accrues, regardless of the beneficial owner’s method of accounting, as described below under “Discount and Premium.” However, the coupon stripping rules will not apply, if:

•	the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying automobile loan contracts; and

•

the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

Grantor Trust Reporting

With each distribution the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying automobile loan contracts and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the IRS) as and when required to do so by law.

Debt Securities

In the opinion of Dewey & LeBoeuf LLP, debt securities will be:

•

issued by an issuing entity which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes;

•	will be treated as indebtedness for federal income tax purposes; and

•

will not be treated as ownership interests in the automobile loan contracts or the issuing entity. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see “Discount and Premium,” below.

Taxation of Beneficial Owners of Debt Securities

If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner’s basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The issuing entity will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

Sales of Debt Securities

If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the depositor’s gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

In general, except as described in “Discount and Premium — Market Discount,” below, and except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying automobile loan contracts and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Partnership Interests

In the opinion of Dewey & LeBoeuf LLP:

•	each partnership interest will be issued by an issuing entity which is treated as a partnership for federal income tax purposes; and

•	each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loan contracts.

Taxation of Beneficial Owners of Partnership Interests

If the issuing entity is treated as a partnership for federal income tax purposes, the issuing entity will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the issuing entity. These partnership allocations are made in accordance with the Code, Treasury regulations, trust documents and related documents.

The issuing entity’s assets will be the assets of the partnership. The issuing entity’s income will consist primarily of interest and finance charges earned on the underlying automobile loan contracts. The issuing entity’s deductions will consist primarily of interest accruing with respect to any indebtedness issued by the issuing entity, servicing and other fees, and losses or deductions upon collection or disposition of the issuing entity’s assets.

In certain instances, the issuing entity could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See “Backup Withholding and Information Reporting” and “Foreign Investors” below.

Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to a securityholder under the Code.

Under section 708 of the Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. Under applicable Treasury regulations, if a termination occurs, the issuing entity is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership is deemed to distribute interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the depositor’s tax basis in the partnership interests sold. A beneficial owner’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of issuing entity income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the issuing entity. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the issuing entity would generally be treated as ordinary income to the securityholder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. Based on an exception to the new mandatory basis adjustment rule added to the Code by the American Jobs Creation Act of 2004, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of automobile loan contracts or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the Code.

Partnership Reporting

The trustee is required to:

(1) keep complete and accurate books of the issuing entity;

(2) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity; and

(3) report each beneficial owner’s allocable share of items of issuing entity income and expense to beneficial owners and the IRS on Schedule K-1.

The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

(a)	the name, address and taxpayer identification number of the nominee; and

(b)	as to each beneficial owner:

(1) the name, address and identification number of the person;

(2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

(3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the issuing entity information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the issuing entity. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items not related to the income and losses of the issuing entity.

Discount and Premium

A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code.

In very general terms:

•

original issue discount is treated as a form of interest and must be included in a beneficial owner’s income as it accrues, regardless of the beneficial owner’s regular method of accounting, using a constant yield method;

•	market discount is treated as ordinary income and must be included in a beneficial owner’s income as principal payments are made on the security, or upon a sale of a security; and

•	if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first collection period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the closing date to the first distribution date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

(1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loan contracts prepay at the rate specified in the related prospectus supplement, the “Prepayment Assumption”; by

(2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security’s stated redemption price at maturity.

Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The depositor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The depositor makes no representation, however, that the automobile loan contracts for a given series of securities will prepay at the rate reflected in the prepayment assumption for that series of securities or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

Each beneficial owner must include in gross income the sum of the “daily portions” of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each “accrual period.” Original issue discount calculations must be based on accrual periods of no longer than one year either:

(1)	beginning on a distribution date, or, in the case of the first period, the closing date, and ending on the day before the next distribution date; or

(2)	beginning on the next day following a distribution date and ending on the next distribution date.

Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

(a)	the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

(b)	the adjusted issue price of the security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

(1)	the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

(2)	events, including actual prepayments, that have occurred prior to the end of the accrual period;

(3)	the prepayment assumption; and

(4)	in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

In the case of grantor trust strip securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts.

The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased a “premium security”, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as “amortizable bond premium.” If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner’s income for each period ending on a distribution date will be reduced by the portion of the premium allocable to that period based on the Premium Security’s yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, “fully taxable bonds,” held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

(1)	a beneficial owner must include the full amount of each interest payment in income as it accrues; and

(2)	the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

A beneficial owner may elect to include in gross income all “interest” that accrues on the security by using a constant yield method. For purposes of the election, the term “interest” includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. Potential securityholders are encouraged to consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the “backup withholding tax” under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

Grantor Trust Securities and Debt Securities

Distributions made on a grantor trust security or a debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or an issuing entity if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the issuing entity. This exemption is applicable provided:

(a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

(b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

(c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

Partnership Interests

Depending upon the particular terms of the trust documents, an issuing entity may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the issuing entity is considered to be engaged in a trade or business in the United States for these purposes and the issuing entity is treated as a partnership, the income of the issuing entity distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the issuing entity is notified that a beneficial owner of a partnership interest is a foreign person, the issuing entity may withhold as if it were engaged in a trade or business in the United States in order to protect the issuing entity from possible adverse consequences of a failure to withhold. A foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business.

A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons are encouraged to consult their own tax advisor regarding the application to them of the withholding regulations.

State and Local Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential securityholders are encouraged to consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

•	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan; and

•	whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, “plan assets”.

In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code. Such transactions are treated as “prohibited transactions” under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any financial guaranty insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA Considerations regarding Securities which are Certificates

Plan Assets

The Department of Labor has issued regulations defining what constitutes “plan assets” for purposes of ERISA and section 4975 of the Code. The “plan asset regulations” provide that if a plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuing entity for purposes of the plan asset regulations, and there can be no assurance that the issuing entity will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the issuing entity, including the servicing of the automobile loan contracts, might constitute prohibited transactions unless an exemption is available.

Underwriter Exemptions

The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

•

certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

•	property securing a permitted obligation;

•	undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

•	certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of an issuing entity (including a grantor trust or owner trust) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such issuing entity.

Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the securities must not be subordinated to any other class of securities issued by the same issuing entity, unless the securities are issued in a “designated transaction”;

•

at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from one of the following rating agencies: Standard & Poor’s, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc.;

•	the trustee must not be an affiliate of any other member of the “restricted group”, other than the underwriter;

•

the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuing entity’s sponsor for assigning the obligations to the issuing entity must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

•	the plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

•

in the event that all of the obligations used to fund the issuing entity have not been transferred to the issuing entity on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuing entity under a pre-funding feature within ninety days or three months following the closing date.

For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuing entity consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

The issuing entity must also meet the following requirements:

•	the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

•

securities evidencing interests the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan’s acquisition of securities; and

•	investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan’s acquisition of securities.

The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuing entity and the fiduciary, or its affiliate, is an obligor with respect to obligations or automobile loan contracts contained in the issuing entity; provided that, among other requirements:

•

in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or automobile loan contracts contained in the issuing entity;

•	the plan’s investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

•

immediately after the plan acquires the securities, no more than twenty-five percent of the plan’s assets for which the person is a fiduciary are invested in certificates representing an interest in one or more issuing entity s containing assets sold or serviced by the same entity.

The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuing entity’s sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or automobile loan contracts included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the issuing entity’s assets, any financial guaranty insurer, the counterparty to any interest-rate swap entered into by the issuing entity and any affiliate of these parties.

ERISA Considerations regarding Securities which are Notes

Securities that are notes will not be considered equity interests in the issuing entity for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuing entity’s assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuing entity or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuing entity must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuing entity’s assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds;

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•

the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided that there is adequate consideration for the transaction.

Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by either a Department of Labor prohibited transaction class exemption or the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

Consultation With Counsel

The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

•	whether the issuing entity’s assets would be considered plan assets;

•	the possibility of exemptive relief from the prohibited transaction rules; and

•	other ERISA issues and their potential consequences.

In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan’s overall investment policy and the composition of the plan’s investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Methods of Distributions

The issuing entity will offer the securities offered by this prospectus and by the related prospectus supplement in series through one or more of the methods described below. The related prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the sponsor from the sale.

The sponsor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the sponsor with institutional investors through dealers;

•	By direct placements by the sponsor with institutional investors; and

•	By competitive bid.

In addition, securities may be offered in whole or in part in exchange for the automobile loan contracts —and other assets, if applicable — that would comprise the trust property.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the sponsor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the sponsor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the sponsor.

It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are not purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the sponsor will indemnify the several underwriters and the underwriters will indemnify the sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

The related prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the sponsor and purchasers of securities.

Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Legal Opinions

Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey & LeBoeuf LLP, New York, New York, or other counsel specified in the related prospectus supplement.

Incorporation by Reference

The sponsor will from time to time, file various items with the Securities and Exchange Commission relating to the issuing entities and the securities offered by this prospectus and the related prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports that the sponsor will file for each issuing entity for so long as that issuing entity is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of any significant credit enhancement provider or derivative counterparty, if applicable, if not attached to the related prospectus supplement, may also be incorporated by reference.

All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission — see “Where You Can Find More Information” in the related prospectus supplement.

Financial Information

Certain specified trust property will secure each series of securities, however, no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any issuing entity which is a Delaware statutory trust.

A prospectus supplement may contain the financial statements of the related credit enhancement provider, if any, or derivative counterparty, if any.